THIRD

AMENDED AND RESTATED

CREDIT AGREEMENT

Dated to be Effective as of May 8, 2009
among

ENSERCO ENERGY INC.

as Borrower,

and

FORTIS CAPITAL CORP.

as Administrative Agent, Collateral Agent,

Co-Lead Arranger, Co-Bookrunner, an Issuing Bank, and a Bank

and

SOCIETE GENERALE

as Co-Lead Arranger, Co-Bookrunner, Syndication Agent, an Issuing Bank, and a Bank

and

BNP PARIBAS

as Co-Lead Arranger, Co-Bookrunner, Documentation Agent, an Issuing Bank, and a Bank

and

U.S. BANK NATIONAL ASSOCIATION

as a Bank

and

THE BANK OF TOKYO MITSUBISHI UFJ, LTD., NEW YORK BRANCH

as a Bank

and

THE OTHER FINANCIAL INSTITUTIONS WHICH
MAY BECOME PARTIES HERETO

3rd A&R Credit Agreement [Enserco]
011038.0122\517034.09

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
1.01	Certain Defined Terms
1.02	Other Interpretive Provisions
1.03	Accounting Principles

ARTICLE II THE CREDITS
2.01	Amounts and Terms of Committed Line
2.01A	Increase in Subscribed Amounts
2.01B	Increase in Committed Line Portions
2.02	Loan Accounts
2.03	Procedure for Borrowing.
2.03A	Conversion and Continuation Elections.
2.04	Optional Prepayments
2.05	Mandatory Prepayments of Loans.
2.06	Repayment
2.07	Interest.
2.08	Fees.
2.09	Computation of Interest and Fees.
2.10	Payments by the Borrower.
2.11	Payments by the Banks to Agent
2.12	Sharing of Payments, Etc.
2.13	Defaulting Bank.
2.14	Termination or Reduction of Committed Line Portions.

ARTICLE III THE LETTERS OF CREDIT
3.01	The Letter of Credit Lines.
3.02	Issuance, Amendment and Renewal of Letters of Credit.
3.03	Risk Participations, Drawings, Reducing Letters of Credit and Reimbursements.
3.04	Repayment of Participations.
3.05	Role of the Issuing Banks.
3.06	Obligations Absolute
3.07	Cash Collateral Pledge
3.08	Letter of Credit Fees.
3.09	Applicability of UCP
3.10	Existing Letters of Credit

ARTICLE IV TAXES AND YIELD PROTECTION
4.01	Taxes.
4.02	Increased Costs and Reduced Return; Capital Adequacy.
4.03	Matters Applicable to all Requests for Compensation
4.04	Funding Losses
4.05	Survival

ARTICLE V CONDITIONS PRECEDENT
5.01	Matters to be Satisfied Upon Execution of Agreement
5.02	Matters to be Satisfied Prior to Each Request for Extension of Credit

ARTICLE VI REPRESENTATIONS AND WARRANTIES
6.01	Existence and Power
6.02	Authorization; No Contravention
6.03	Governmental Authorization
6.04	Binding Effect
6.05	Litigation
6.06	No Default
6.07	ERISA Compliance
6.08	Use of Proceeds; Margin Regulations
6.09	Title to Properties
6.10	Taxes
6.11	Financial Condition.
6.12	Environmental Matters
6.13	Regulated Entities
6.14	No Burdensome Restrictions
6.15	Copyrights, Patents, Trademarks and Licenses, etc
6.16	Subsidiaries
6.17	Insurance
6.18	Full Disclosure
6.19	Bank Accounts.

ARTICLE VII AFFIRMATIVE COVENANTS
7.01	Financial Statements
7.02	Certificates; Other Information
7.03	Notices
7.04	Preservation of Corporate Existence, Etc
7.05	Maintenance of Property
7.06	Insurance
7.07	Payment of Obligations
7.08	Compliance with Laws
7.09	Compliance with ERISA
7.10	Inspection of Property and Books and Records
7.11	Environmental Laws
7.12	Use of Proceeds
7.13	Collateral Position Audit.
7.14	Payments to Bank Blocked Accounts
7.15	Financial Covenants
7.16	Net Cumulative Loss
7.17	Security for Obligations

ARTICLE VIII NEGATIVE COVENANTS
8.01	Limitation on Liens
8.02	Consolidations, Mergers and Dispositions
8.03	Limitation on Indebtedness
8.04	Transactions with Affiliates
8.05	Use of Proceeds
8.06	Contingent Obligations
8.07	Restricted Payments
8.08	ERISA
8.09	Change in Business
8.10	Accounting Changes
8.11	Net Fixed Price Volume Limits.
8.12	Change of Management
8.13	Risk Management Policy
8.14	Capital Expenditures
8.15	Unhedged Transportation Exposure
8.16	Proprietary Value-at-Risk
8.17	Transportation Value-at-Risk
8.18	Loans and Investments
8.19	Bank Blocked Accounts Investments
8.20	Additional Subsidiaries.

ARTICLE IX EVENTS OF DEFAULT
9.01	Event of Default
9.02	Remedies
9.03	Rights Not Exclusive
9.04	Application of Payments

ARTICLE X AGENT
10.01	Appointment and Authorization.
10.02	Delegation of Duties
10.03	Liability of Agent
10.04	Reliance by Agent.
10.05	Notice of Default
10.06	Credit Decision
10.07	Indemnification
10.08	Agent in Individual Capacity
10.09	Successor Agent
10.10	Foreign Banks
10.11	Collateral Matters.
10.12	Monitoring Responsibility
10.13	The Arrangers and Certain Agents

ARTICLE XI MISCELLANEOUS
11.01	Amendments and Waivers
11.02	Notices.
11.03	No Waiver; Cumulative Remedies
11.04	Costs and Expenses
11.05	Indemnity
11.06	Payments Set Aside
11.07	Successors and Assigns.
11.08	Confidentiality
11.09	Set-off
11.10	Interest Rate Limitations
11.11	Automatic Debits of Fees
11.12	Notification of Addresses, Lending Offices, Etc
11.13	Bank Blocked Accounts Charges and Procedures
11.14	Counterparts
11.15	Severability
11.16	No Third Parties Benefited
11.17	Integration
11.18	Survival of Representations and Warranties
11.19	Governing Law and Jurisdiction.
11.20	Waiver of Jury Trial
11.21	Intercreditor Agreement
11.22	Amendment and Restatement
11.23	Entire Agreement
11.24	USA PATRIOT Act Notice

3rd A&R Credit Agreement [Enserco]
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SCHEDULES

Schedule 1.01	Existing Letters of Credit
Schedule 2.01	Committed Line and Committed Line Portion
Schedule 6.05	Litigation, and Patent, Trademark, etc. Claims
Schedule 6.07	ERISA Matters
Schedule 6.12	Environmental Matters
Schedule 6.16	Subsidiaries and Equity Investments
Schedule 6.17	Insurance Matters
Schedule 6.19	Bank Accounts
Schedule 7.03(f)	Inventory Locations
Schedule 8.01	Permitted Indebtedness and Liens
Schedule 8.06	Contingent Obligations
Schedule 8.12	Directors and Officers
Schedule 11.02	Lending Offices and Addresses for Notices

 EXHIBITS

Exhibit A-1	Form of Notice of Borrowing
Exhibit A-2	Form of Notice of Conversion/Continuation
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Borrowing Base Collateral Position Report
Exhibit E	Form of Net Fixed Price Volume Report
Exhibit F	[Reserved]
Exhibit G	[Reserved]
Exhibit H	Subordination Agreement
Exhibit I	Form of Notice of Borrowing Base Sub-Cap Election
Exhibit J	[Reserved]
Exhibit K	Form of Notice of Ninety (90) Day Swap L/C Cap Election
Exhibit L	Form of Three Hundred Sixty-Five (365) Day Swap L/C Cap Election
Exhibit M	Form of Notice of Transportation and Storage L/C Cap Election
Exhibit N	Form of Assignment of Hedging Account
Exhibit O-1	Form of Notice of Subscription Increase
Exhibit O-2	Form of Notice of Committed Line Portion Increase
Exhibit P	Form of Agent Confirmation of Letter of Credit Issuance/Amendment Approval

3rd A&R Credit Agreement [Enserco]
011038.0122\517034.09

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into effective as of May 8, 2009, by and among ENSERCO ENERGY INC., a South Dakota corporation (the “Borrower”), FORTIS CAPITAL CORP., a Connecticut corporation (“Fortis”), as a Bank, an Issuing Bank and as administrative agent, documentation agent and collateral agent for the Banks, SOCIETE GENERALE, a bank organized under the laws of France (“SocGen”), as an Issuing Bank, a Bank and the Syndication Agent, BNP PARIBAS, a bank organized under the laws of France (“BNP”), as an Issuing Bank, a Bank and the Documentation Agent,  U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as a Bank, THE BANK OF TOKYO MITSUBISHI UFJ, LTD., NEW YORK BRANCH, a bank organized under the laws of Japan, acting through its New York Branch, as a Bank, and each other financial institution which may become a party hereto (collectively, the “Banks”).

WHEREAS, Fortis, as Agent, the Banks and the Borrower have entered into a Second Amended and Restated Credit Agreement effective as of June 1, 2006 (as amended, the “Existing Credit Agreement”) which presently provides for an Uncommitted Line of $300,000,000.00; and

WHEREAS, the Borrower has requested and the Banks are prepared to extend the existing facility for a period of one year, to convert the facility into a committed facility, and to make certain other amendments to the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.01           Certain Defined Terms

The following terms have the following meanings:

“Account” has the meaning stated in the New York Uniform Commercial Code as in effect from time to time.

“Account Debtor” means a Person who is obligated to the Borrower under an Account of the Borrower.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary); provided, however, that the relevant Borrower or the Subsidiary is the surviving entity.

“Advance Maturity Date” means the maturity date of advances made hereunder which will be the Expiration Date.

“Advance Line Limit” means the maximum amount of Revolving Loans which may be outstanding at any time, which maximum amount shall be $50,000,000.00.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” means Fortis in its capacity as administrative agent and collateral agent for the Banks hereunder, and any successor agent arising under Section 10.09.

“Agents” means the Agent, the Documentation Agent and the Syndication Agent.

“Agent’s Payment Office” means the address for payments set forth on Schedule 11.02 hereto in relation to Agent, or such other address as Agent may from time to time specify.

“Agreement” means this Credit Agreement.

“Aggregate Amount” means the Effective Amount of all outstanding Revolving Loans plus the Effective Amount of all L/C Obligations.

“Applicable Margin” means two and three-quarters of one percent (2.75%).

“Approved Brokerage Accounts” means brokerage accounts maintained by the Borrower with an Eligible Broker for the purpose of allowing the Borrower to engage in the purchase and sale of commodity futures, commodity options, forward or leverage contracts and/or actual or cash commodities, and subject to a fully perfected first priority security interest in favor of Agent for the benefit of the Banks (including a tri-party control agreement, acceptable to Banks).

“Arrangers” means Fortis, SocGen and BNP.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

“Available Committed Line Portion” means, with respect to any Bank at any time, an amount equal to the excess, if any, of (a) such Bank’s Committed Line Portion then subscribed by it over (b) such Bank’s total Effective Amount at such time.

“Bank Blocked Accounts” means (a) account no. __________ in the name of Borrower maintained with Wells Fargo into which collections from the Borrower’s Accounts will be deposited pursuant to Section 7.14 below and which is subject to a Blocked Account Agreement, (b) account no. ______ CAD in the name of the Borrower maintained with Wells Fargo into which collections in Canadian Dollars from the Borrower’s Accounts will be deposited pursuant to Section 7.14 below and which is subject to a Blocked Account Agreement, and (c) any other account approved by Agent which is also subject to a Blocked Account Agreement.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978, as amended (11 U.S.C. §101, et seq.).

“Banks” shall initially mean the Banks identified on the signature pages hereto and their successors and assigns.  At such time as additional lending institutions are added to this Agreement, either pursuant to Section 2.01A, through an amendment to this Agreement or through an Assignment and Acceptance in accordance with Section 11.07 hereof, the term “Banks” shall mean the Banks identified on the signature pages hereto and their successors and assigns and each such additional lending institution.  References to the “Banks” shall include Fortis, SocGen and BNP, including in their capacity as Issuing Banks; for purposes of clarification only, to the extent that Fortis, SocGen and BNP may have any rights or obligations in addition to those of the Banks due to their status as Issuing Banks and, in the case of Fortis, as Agent, Fortis’, SocGen’s and BNP’s status as such will be specifically referenced.

“Base Rate” means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; or (b) the per annum rate of interest established by Fortis Bank S.A./N.V. from time to time at its principal office in New York City as its “prime rate” or “base rate” for U.S. dollar loans (with any change on such “prime rate” or “base rate” to become effective as and when such “prime rate” or “base rate” changes).  (The “prime rate” or “base rate” is a rate set by Fortis Bank S.A./N.V. based upon various factors including Fortis Bank S.A./N.V.’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

“Base Rate Loan” means any Loan bearing interest based upon the Base Rate.

“Blocked Account Agreements” means (a) the Blocked Account Agreement dated June 1, 2007, as amended, among Agent, Borrower and Wells Fargo, and (b) any other Blocked Account Agreement pertaining to a Bank Blocked Account.

“Borrower” means Enserco Energy Inc., a South Dakota corporation.

“Borrower’s Canadian Security Agreement” means a security agreement, as amended, in form and substance acceptable to Agent, duly executed by the Borrower and delivered to Agent, for the benefit of the Banks, granting to Agent, as collateral agent for the Banks, a first and prior security interest in and Lien upon the Borrower’s Collateral located in Canada, subject to Permitted Liens.

“Borrower’s Second Amended and Restated Security Agreement” means a security agreement, as amended, in form and substance acceptable to Agent, duly executed by the Borrower and delivered to Collateral Agent (as defined therein), for the benefit of the Secured Parties (as defined therein), granting to Collateral Agent, as collateral agent for the Secured Parties, a first and prior security interest in and Lien upon all Collateral, subject to Permitted Liens.

“Borrowing” means a borrowing hereunder consisting of Revolving Loans made to the Borrower on the same day by the Banks under Article II.

“Borrowing Base Advance Cap” means at any time an amount equal to the least of:

(a)           the Committed Line Portions then subscribed to by the Banks as shown on Schedule 2.01 which as of the date of the Agreement aggregate $200,000,000.00;

(b)           the Borrowing Base Sub-Cap; or

(c)           the sum of:

(i)
the amount of Cash Collateral and other liquid investments which are acceptable to the Banks in their sole discretion and which are subject to a first perfected security interest in favor of Agent, as collateral agent for the Banks, which shall not include Cash Collateral in which a Lien has been granted by the Borrower in order to secure the margin requirements of a swap contract permitted under Section 8.06(b); plus

(ii)	90% of equity (net liquidity value) in Approved Brokerage Accounts; plus

(iii)	90% of the amount of Tier I Accounts; plus

(iv)	85% of the amount of Tier II Accounts; plus

(v)	85% of the amount of Tier I Unbilled Eligible Accounts; plus

(vi)	80% of the amount of Tier II Unbilled Eligible Accounts; plus

(vii)	80% of the amount of Eligible Inventory that is not line fill or tank bottom; plus

(viii)
50% of the amount of Eligible Inventory which consists of line fill or tank bottom; provided that the amount to be included in the Borrowing Base Advance Cap under this clause (viii) after the application of the 50% advance rate shall not to exceed $5,000,000.00; plus

(ix)	80% of the amount of Eligible Exchange Receivables; plus

(x)	80% of the amount of Undelivered Product Value; less

(xi)
the amounts (including disputed items) which would be subject to a so-called “First Purchaser Lien” as defined in Texas Bus. & Com. Code Section 9.343, comparable laws of the states of Oklahoma, Kansas, Wyoming or New Mexico, or any other comparable law, except to the extent a Letter of Credit or other Collateral acceptable to Agent secures payment of amounts subject to such First Purchaser Lien; less

(xii)
120% of the amount of any mark to market exposure to the Swap Banks under Swap Contracts as reported by the Swap Banks, reduced by Cash Collateral or other Collateral acceptable to Agent held by a Swap Bank.

In no event shall any amounts described in (c)(i) through (c)(x) above which may fall into more than one of such categories be counted more than once when making the calculation under subsection (c) of this definition.

“Borrowing Base Collateral Position Report” means a report, substantially in the form of Exhibit D attached hereto, detailing all Collateral which has been or is being used in determining availability for an advance or letter of credit issuance under the Borrowing Base Line.  Such report to be executed by a Responsible Officer of the Borrower, delivered to the Agent and each Bank in accordance with the requirements of Section 7.02(b) of this Agreement, including schedules in form and substance reasonably acceptable to the Agent showing the Borrower’s (a) balances of all Cash Collateral, (b) Tier I Accounts (describing in sufficient detail any  offsets, counterclaims, deductions, or reconciliations, by counterparty, as provided in the definitions of “Eligible Accounts” or “Tier I Accounts”, as well as credit limits), (c) Tier II Accounts (describing in sufficient detail any offsets, counterclaims or deductions, by counterparty, as provided in the definitions of “Eligible Accounts” or “Tier II Accounts”, as well as credit limits), (d) Tier I Unbilled Eligible Accounts (including any offsets, counterclaims or deductions by counterparty, as provided in the definitions of “Eligible Accounts” or “Tier I Accounts”, as well as credit limits), (e) Tier II Unbilled Eligible Accounts (including any offsets, counterclaims or deductions by counterparty, as provided in the definitions of “Eligible Accounts” or “Tier II Accounts”, as well as credit limits), (f) a schedule of Eligible Inventory (including Eligible Inventory that is line fill and/or tank bottom, detailed as separate items) together with supporting information including but not limited to market values, (g) any broker’s account statements reflecting the net liquidating value of Approved Brokerage Accounts and balances in such accounts, (h) a schedule of Eligible Exchange Receivables (describing in sufficient detail any offsets, counterclaims or deductions by counterparty, as provided in the definition of “Eligible Exchange Receivables”, as well as credit limits), (i) Undelivered Product Value, by counterparty, showing all related liabilities including accounts payable, accrued payables, and mark-to-market losses, (j) a schedule of all actual and potential first purchaser liabilities, (k) the amount of mark-to-market exposure owed to the Swap Banks under Swap Contracts as reported by the Swap Banks, and (l) all Loans and Letters of Credit outstanding.  The Borrower will also provide the Agent and the Banks, together with the delivery of each Borrowing Base Collateral Position Report, if available, but in no event less than once a month, bank account statements covering Cash Collateral and copies of any other supporting third party documentation relating to the assets more fully described in any Borrowing Base Collateral Position Report that the Agent may reasonably request.

“Borrowing Base Line” means the line of credit (a) to finance working capital requirements related to Product activities; (b) to provide for Letters of Credit as described hereunder; and (c) to fund payments due to any Swap Bank under a Swap Contract.

“Borrowing Base Sub-Cap” means, on the Closing Date, an amount equal to $200,000,000.00; provided, however, Borrower may elect to change such Borrowing Base Sub-Cap five (5) times during any twelve (12) month period to be any of $100,000,000.00, $150,000,000.00, $175,000,000.00, $200,000,000.00, $250,000,000.00, $300,000,000.00, $325,000,000.00 or $350,000,000.00; provided that the Borrowing Base Sub-Cap shall never exceed the lower of (a) the Committed Line Portions subscribed to by the Banks as shown on Schedule 2.01 at the time of such election or (b) the Total Available Committed Line Portion if a Defaulting Bank exists hereunder; provided further that such modified Borrowing Base Sub-Cap shall continue in effect until again changed by Borrower in accordance with this Agreement, or until automatically reduced as hereinafter set forth.  Notwithstanding the foregoing, Borrower may not elect a Borrowing Base Sub-Cap unless Borrower’s Net Working Capital and Tangible Net Worth at the time of election are each greater than, or equal to, the greater of $50,000,000.00 or 25% of the elected Borrowing Base Sub-Cap.

Borrower may elect to change which Borrowing Base Sub-Cap is in effect from time to time by delivering to Agent and Banks a written notice of such election in the form of Exhibit I which is attached hereto.  In the event that at the time or after Borrower makes a Borrowing Base Sub-Cap election Borrower’s Net Working Capital or Tangible Net Worth as reflected on a Compliance Certificate delivered to Agent is not in compliance with the requirements set forth above for such Borrowing Base Sub-Cap, the Borrowing Base Sub-Cap shall be automatically reduced to the appropriate level set forth above to cause compliance with the requirements set forth above.  Such reduction shall take place upon Agent’s receipt of such Compliance Certificate or notice of election. NOTWITHSTANDING THE FOREGOING, BORROWER MAY NOT ELECT A BORROWING BASE SUB-CAP IN AN AMOUNT IN EXCESS OF THE LOWER OF (A) THE THEN TOTAL COMMITTED LINE AMOUNT SUBSCRIBED AS SET FORTH ON SCHEDULE 2.01 FROM TIME TO TIME OR (B) THE TOTAL AVAILABLE COMMITTED LINE PORTION IF A DEFAULTING BANK EXISTS HEREUNDER.

“Borrowing Date” means any date on which a Borrowing occurs under Section 2.03.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Dallas, Texas are authorized, or required, by law to close, and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in U.S. dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Canadian Dollars,” and “C $” each mean lawful money of Canada.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Bank or of any corporation controlling a Bank.

“Capital Stock” means capital stock, equity interest or other obligations or securities of, or any interest in, any Person.

“Cash Collateral” means currency issued by the United States or Canada and Marketable Securities which have been Cash Collateralized for the benefit of the Banks or the Swap Banks, as applicable.

“Cash Collateralize” means to pledge and deposit with or deliver to Wells Fargo, for the benefit of Agent, the Issuing Banks and the Banks, Cash Collateral as collateral for the Obligations pursuant to documentation in form and substance satisfactory to Agent (which documents are hereby consented to by all the Banks).  The Borrower hereby grants Agent, for the benefit of Agent, the Issuing Banks and the Banks, a security interest in all such Cash Collateral to secure the Obligations.  Cash Collateral consisting of cash shall be maintained in the Bank Blocked Accounts.

“Change of Control” means the sale, pledge, hypothecation, assignment or other transfer, whether direct or indirect, of more than twenty-five percent (25%) of the Capital Stock or other ownership rights in the Borrower to any entity other than Parent, Black Hills Non-regulated Holdings, LLC or any other direct or indirect Subsidiary of Parent (including any sale, pledge, hypothecation, assignment or other transfer by Parent of the Capital Stock or other ownership rights in any Person owning, directly or indirectly, more than twenty-five percent (25%) of the Capital Stock or other ownership rights in the Borrower) without the prior written consent of all of the Banks.

“Clearinghouse Account” means the account entitled “ENSERCO” maintained on behalf of the Borrower with Natural Gas Exchange Inc.

“Close-out Amount” shall have the meaning ascribed to it in the Intercreditor Agreement.

“Closing Date” means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks.

“Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Collateral” means all assets of the Borrower including, without limitation, all accounts, equipment, chattel paper, inventory, Product in transit, instruments, contract rights, the Bank Blocked Accounts, stock, partnership interests, and general intangibles, whether presently existing or hereafter acquired or created and the proceeds thereof and excluding the Borrower’s real estate and fixed assets and funds held in the Borrower’s Clearinghouse Account.

“Collateral Position” means the total availability under the Borrowing Base Advance Cap.

“Commercial Letters of Credit” means a Letter of Credit which is intended at the time of Issuance to be drawn upon for the purchase of Product.

“Commitment Fee Rate” means, for any day, the rate per annum equal to 0.50%.

“Committed Line” means the aggregate Committed Line Portions of all the Banks as is set forth on Schedule 2.01 hereto, as may be increased from time to time pursuant to Section 2.01B.

“Committed Line Portion” means for each Bank the “Dollar Amount” of the “Committed Line Portions” assigned to such Bank as set forth on Schedule 2.01 hereto, as may be increased from time to time pursuant to Section 2.01B.

“Committed Line Portion Increase” has the meaning specified in Section 2.01B(a).

“Committed Line Portion Increase Effective Date” has the meaning specified in Section 2.01B(b).

“Compliance Certificate” means a certificate, in form attached hereto as Exhibit B, whereby the Borrower certifies that it is in compliance with this Agreement.

“Contingent Obligation” means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another Person (which obligations and Person are referred to herein as the “primary obligation” and the “primary obligor,” respectively), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefore, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any swap contract, including Swap Contracts.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Control Agreements” means (a) the Security Agreement Assignment of Hedging Account, dated September 15, 2008, between Agent, Borrower and BNP Paribas Commodity Futures, Inc., and (b) any other control agreement, in form and substance satisfactory to Agent, executed by Agent, Borrower and a depository institution, pursuant to which Borrower assigns, pledges and transfers all of its right, title and interest in and to an account specified therein and pursuant to which the parties agree that such account will be under the sole dominion and control of Agent.

“Conversion/Continuation Date” means any date on which, under Section 2.04, the Borrower (a) converts Loans of one Type to another Type, or (b) continues such Loans as Loans of the same Type, but with a new Interest Period.

“Cost of Funds” means with respect to any Bank, the rate per annum quoted by such Bank to the Agent as contemplated in the Reference Bank Cost of Funds Rate as its cost of funds with respect to a requested Eurodollar Rate Loan, as determined solely by such Bank in its reasonable discretion which determination may include, without limitation, such factors as such Bank shall deem appropriate from time to time, including without limitation, market, regulatory and liquidity conditions; provided that such rate is not necessarily the cost to such Bank of funding the specific requested Eurodollar Rate Loan, and may exceed such Bank’s actual cost of borrowing in the interbank market or other markets in which such Bank may obtain funds from time to time for amounts similar to the amount of the requested Eurodollar Rate Loan.

“Credit Extension” means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

“Credit Limit” means the maximum amount of Accounts and Exchange Receivables, in the aggregate, owing by a Person to the Borrower which may be treated as Eligible Accounts and Eligible Exchange Receivables with respect to such Person, as indicated on the approved account list as agreed to by the Banks from time to time.

“Current Assets” means those assets of the Borrower and its consolidated Subsidiaries which would be classified as current assets of a corporation conducting a business the same as or similar to the businesses of the Borrower and its consolidated Subsidiaries.

“Current Liabilities” means Indebtedness of the Borrower and its consolidated Subsidiaries which would be classified as current liabilities of a corporation conducting a business the same as or similar to the businesses of the Borrower and its consolidated Subsidiaries.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning specified in Subsection 2.07(a).

“Defaulting Bank” means at any time any Bank that (a) within one Business Day of when due, has failed to fund any portion of any Revolving Loan or L/C Advance (or any participation in the foregoing) to the Borrower, the Agent, or Issuing Bank, required pursuant to the terms of this Agreement to be funded by such Bank, or has notified the Agent that it does not intend to do so; (b) within one Business Day of when due, has failed to pay over to the Agent or any other Bank any amount other than as set forth in clause (a) above, required to be paid by such Bank pursuant to the terms hereof, unless such amount is the subject of a good faith dispute; (c) that has become subject to a bankruptcy proceeding or other similar proceeding as debtor; or (d) that is controlled by an entity which has been deemed insolvent or has become subject to a bankruptcy proceeding or similar proceeding as debtor.  With respect to any Bank that is a “Defaulting Bank” pursuant to clauses (a) through (d) above, upon (i) such “Defaulting Bank” paying all amounts owed to the applicable Bank(s) or the Agent pursuant to the terms hereof, as reasonably determined by such Bank(s), Issuing Banks, and the Agent, as applicable, and (ii) the approval of the Borrower, Issuing Banks and Agent, such “Defaulting Bank” shall cease to be a “Defaulting Bank;” provided, however, for the avoidance of doubt, any interest that accrued under this Agreement on any amount that a Defaulting Bank failed to advance, shall be for the account of the party that advanced such amount (or parties on a pro rata basis if more than one Bank advanced such amount), from the time such advance was made by the applicable Bank(s) until, but not including, the date that the Defaulting Bank made the applicable payment or advance (as the case may be) to such Bank(s).

“Delta” in relation to an option contract referencing Product, means the change in the option premium under such option for a one unit change in the price of the underlying Product.

“Delta Equivalent Basis” means the method of calculating the quantity of cash (or futures) position in Product that will theoretically hedge an option position against an adverse change in the price of any underlying Product by multiplying the Delta of the option by the relevant contract size or nominal amount.

“Documentation Agent” means BNP.

“Economic Basis” means GAAP adjusted to include (a) the forward value of both hedged and unhedged physical transportation capacity for up to four (4) years, net of associated transportation costs for such period, (b) the forward value of both hedged and unhedged physical storage capacity for up to four (4) years net of associated storage costs for such period, and (c) the lower of cost or market adjustment to bring the value of Product inventory to market for inventory transactions that do not classify for “hedge accounting treatment.”

“Effective Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including changes as a result of expiration or cancellation, any amendments, reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.  In determining the Effective Amount of any Letter of Credit that is denominated in Canadian Dollars, the Agent may at any time determine the United States Dollar Equivalent of such Letter of Credit and if the Agent determines that the United States Dollar Equivalent is in excess of the U.S. Dollar amounts shown on the Agent’s books and records at such time, the Agent may advise the Borrower.  In such event, the Effective Amount of such Letter of Credit shall be deemed to be the United States Dollar Equivalent amount and the Agent shall record and reflect such revised amount on its books and records.

“Elected Ninety (90) Day Swap L/C Cap” means an initial election of an amount equal to $50,000,000.00; provided, however, Borrower may elect to change such Elected Ninety (90) Day Swap L/C Cap five (5) times during any twelve (12) month period to be $25,000,000.00, $50,000,000.00, $75,000,000.00 or $100,000,00.00, which modified Elected Ninety (90) Day Swap L/C Cap shall continue in effect until again changed by Borrower in accordance with this Agreement, or until automatically reduced as hereinafter set forth.  Notwithstanding the foregoing, Borrower may not elect an Elected Ninety (90) Day Swap L/C Cap unless the Borrowing Base Sub-Cap in effect at the time of election is greater than or equal to, the amounts specified below:

(a)           If the Borrower elects $25,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $100,000,000.00; or

(b)           If the Borrower elects $50,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $175,000,000.00; or

(c)           If the Borrower elects $75,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $250,000,000.00; or

(d)           If the Borrower elects $100,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to $300,000,000.00.

Borrower may elect to change which Elected Ninety (90) Day Swap L/C Cap is in effect from time to time by delivering to Agent a written notice of such election in the form of Exhibit K which is attached hereto.  In the event that at the time or after Borrower makes an Elected Ninety (90) Day Swap L/C Cap election the Borrowing Base Sub-Cap is not in compliance with the requirements set forth above, the Elected Ninety (90) Day Swap L/C Cap shall be automatically reduced to the appropriate level set forth above to cause compliance with the requirements set forth above, provided that if Borrower fails to qualify for any of (a), (b), (c) or (d) above, the Elected Ninety (90) Day Swap L/C Cap shall be zero.  Such reduction shall take place upon Agent’s receipt of such Compliance Certificate or notice of election.  NOTWITHSTANDING THE FOREGOING, BORROWER MAY NOT ELECT AN ELECTED NINETY (90) DAY SWAP L/C CAP IN AN AMOUNT IN EXCESS OF THE AMOUNT OF THE THEN L/C SUB-LIMIT CAP FOR NINETY (90) DAY SWAP LC/S AS SET FORTH IN THE DEFINITION OF L/C SUB-LIMIT CAP BELOW.

“Elected Ninety (90) Day Transportation and Storage L/C Cap” means an initial election of an amount equal to $50,000,000.00; provided, however, Borrower may elect to change such Elected Ninety (90) Day Transportation and Storage L/C Cap five (5) times during any twelve (12) month period to be $50,000,000.00, $100,000,000.00 or $150,000,000.00, which modified Elected Ninety (90) Day Transportation and Storage L/C Cap shall continue in effect until again changed by Borrower in accordance with this Agreement, or until automatically reduced as hereinafter set forth.  Notwithstanding the foregoing, Borrower may not elect an Elected Ninety (90) Day Transportation and Storage L/C Cap unless the Borrowing Base Sub-Cap in effect at the time of election is greater than or equal to, the amounts specified below:

(a)           If the Borrower elects $50,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $100,000,000.00; or

(b)           If the Borrower elects $100,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $175,000,000.00; or

(c)           If the Borrower elects $150,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to $300,000,000.00.

Borrower may elect to change which Elected Ninety (90) Day Transportation and Storage L/C Cap is in effect from time to time by delivering to Agent a written notice of such election in the form of Exhibit M which is attached hereto.  In the event that at the time or after Borrower makes an Elected Ninety (90) Day Transportation and Storage L/C Cap election the Borrowing Base Sub-Cap is not in compliance with the requirements set forth above, the Elected Ninety (90) Day Transportation and Storage L/C Cap shall be automatically reduced to the appropriate level set forth above to cause compliance with the requirements set forth above, provided that if Borrower fails to qualify for any of (a), (b) or (c) above, the Elected Ninety (90) Day Transportation and Storage L/C Cap shall be zero.  Such reduction shall take place upon Agent’s receipt of such Compliance Certificate or notice of election.  NOTWITHSTANDING THE FOREGOING, BORROWER MAY NOT ELECT AN ELECTED NINETY (90) DAY TRANSPORTATION AND STORAGE L/C CAP IN AN AMOUNT IN EXCESS OF THE AMOUNT OF THE THEN L/C SUB-LIMIT CAP FOR NINETY (90) DAY TRANSPORTATION AND STORAGE LC/S AS SET FORTH IN THE DEFINITION OF L/C SUB-LIMIT CAP BELOW.

Any such election made by the Borrower shall at all times be subject to the following:

If the then elected Borrowing Base Sub-Cap is:		Then the aggregate amount of the Elected Ninety (90) Day Transportation and Storage L/C Cap and the Elected Three Hundred Sixty-Five (365) Day Transportation and Storage L/C Cap may not exceed:
$100,000,000.00		$50,000,000.00
$150,000,000.00		$50,000,000.00
$175,000,000.00		$100,000,000.00
$200,000,000.00		$100,000,000.00
$250,000,000.00		$100,000,000.00
$300,000,000.00	or more	$150,000,000.00

“Elected Three Hundred Sixty-Five (365) Day Swap L/C Cap” means an initial election of an amount equal to $50,000,000.00; provided, however, Borrower may elect to change such Elected Three Hundred Sixty-Five (365) Day Swap L/C Cap five (5) times during any twelve (12) month period to be $25,000,000.00, $50,000,000.00 or $75,000,000.00, which modified Elected Three Hundred Sixty-Five (365) Day Swap L/C Cap shall continue in effect until again changed by Borrower in accordance with this Agreement, or until automatically reduced as hereinafter set forth.  Notwithstanding the foregoing, Borrower may not elect an Elected Three Hundred Sixty-Five (365) Day Swap L/C Cap unless the Borrowing Base Sub-Cap in effect at the time of election is greater than or equal to, the amounts specified below:

(a)           If the Borrower elects $25,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $100,000,000.00; or

(b)           If the Borrower elects $50,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $175,000,000.00; or

(c)           If the Borrower elects $75,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $250,000,000.00.

Borrower may elect to change which Elected Three Hundred Sixty-Five (365) Day Swap L/C Cap is in effect from time to time by delivering to Agent a written notice of such election in the form of Exhibit L which is attached hereto.  In the event that at the time or after Borrower makes an Elected Three Hundred Sixty-Five (365) Day Swap L/C Cap election the Borrowing Base Sub-Cap is not in compliance with the requirements set forth above, the Elected Three Hundred Sixty-Five (365) Day Swap L/C Cap shall be automatically reduced to the appropriate level set forth above to cause compliance with the requirements set forth above, provided that if Borrower fails to qualify for any of (a), (b), (c) or (d) above, the Elected Three Hundred Sixty-Five (365) Day Swap L/C Cap shall be zero.  Such reduction shall take place upon Agent’s receipt of such Compliance Certificate or notice of election.  NOTWITHSTANDING THE FOREGOING, BORROWER MAY NOT ELECT AN ELECTED THREE HUNDRED SIXTY-FIVE (365) DAY SWAP L/C CAP IN AN AMOUNT IN EXCESS OF THE AMOUNT OF THE THEN L/C SUB-LIMIT CAP FOR THREE HUNDRED SIXTY-FIVE (365) DAY SWAP LC/S AS SET FORTH IN THE DEFINITION OF L/C SUB-LIMIT CAP BELOW.

“Elected Three Hundred Sixty-Five (365) Day Transportation and Storage L/C Cap” means an initial election of an amount equal to $50,000,000.00; provided, however, Borrower may elect to change such Elected Three Hundred Sixty-Five (365) Day Transportation and Storage L/C Cap five (5) times during any twelve (12) month period to be $25,000,000.00, $50,000,000.00, $75,000,000.00 or $100,000,000.00 which modified Elected Three Hundred Sixty-Five (365) Day Transportation and Storage L/C Cap shall continue in effect until again changed by Borrower in accordance with this Agreement, or until automatically reduced as hereinafter set forth.  Notwithstanding the foregoing, Borrower may not elect an Elected Three Hundred Sixty-Five (365) Day Transportation and Storage L/C Cap unless the Borrowing Base Sub-Cap in effect at the time of election is greater than or equal to, the amounts specified below:

(a)           If the Borrower elects $25,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $100,000,000.00; or

(b)           If the Borrower elects $50,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $175,000,000.00;

(c)           If the Borrower elects $75,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $250,000,000.00; or

(d)           If the Borrower elects $100,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be $350,000,000.00.

Borrower may elect to change which Elected Three Hundred Sixty-Five (365) Day Transportation and Storage L/C Cap is in effect from time to time by delivering to Agent a written notice of such election in the form of Exhibit M which is attached hereto.  In the event that at the time or after Borrower makes an Elected Three Hundred Sixty-Five (365) Day Transportation and Storage L/C Cap election the Borrowing Base Sub-Cap is not in compliance with the requirements set forth above, the Elected Three Hundred Sixty-Five (365) Day Transportation and Storage L/C Cap shall be automatically reduced to the appropriate level set forth above to cause compliance with the requirements set forth above, provided that if Borrower fails to qualify for any of (a), (b), (c) or (d) above, the Elected Three Hundred Sixty-Five (365) Day Transportation and Storage L/C Cap shall be zero.  Such reduction shall take place upon Agent’s receipt of such Compliance Certificate or notice of election.  NOTWITHSTANDING THE FOREGOING, BORROWER MAY NOT ELECT AN ELECTED THREE HUNDRED SIXTY-FIVE (365) DAY TRANSPORTATION AND STORAGE L/C CAP IN AN AMOUNT IN EXCESS OF THE AMOUNT OF THE THEN L/C SUB-LIMIT CAP FOR THREE HUNDRED SIXTY-FIVE (365) DAY TRANSPORTATION AND STORAGE LC/S AS SET FORTH IN THE DEFINITION OF L/C SUB-LIMIT CAP BELOW.

Any such election made by the Borrower shall at all times be subject to the following:

If the then elected Borrowing Base Sub-Cap is:		Then the aggregate amount of the Elected Ninety (90) Day Transportation and Storage L/C Cap and the Elected Three Hundred Sixty-Five (365) Day Transportation and Storage L/C Cap may not exceed:
$100,000,000.00		$50,000,000.00
$150,000,000.00		$50,000,000.00
$175,000,000.00		$100,000,000.00
$200,000,000.00		$100,000,000.00
$250,000,000.00		$100,000,000.00
$300,000,000.00	or more	$150,000,000.00

“Eligible Accounts” means, at the time of any determination thereof, each of the Borrower’s Accounts as to which the following requirements have been fulfilled to the satisfaction of all the Banks:

(a)           Such Account is the result of a sale of Product to a Tier I or Tier II Account Party, subject to the following limits;

(i)           If the aggregate amount of Accounts for an Account Debtor exceeds $500,000.00, the Eligible Accounts from such Account Debtor may not exceed the aggregate amount pre-approved by the Required Banks; or

(ii)           If such Account is secured by letters of credit issued in favor of the Borrower by a bank with a credit rating equal to A- (Standard & Poor’s) or A3 (Moody’s) or higher or by a bank approved by the Required Banks, the aggregate undrawn amount of such letter(s) of credit; or

(iii)           $500,000.00 in the aggregate amount per Account Debtor if no limit has been established pursuant to (i) or (ii) above.

(b)           Borrower has lawful and absolute title to such Account;

(c)           Such Account is a valid, legally enforceable obligation of the Person who is obligated under such Account for goods actually delivered to such Account Debtor in the ordinary course of the Borrower’s business;

(d)           Such Account shall have excluded therefrom any portion that is subject to any dispute, offset, counterclaim reduction, adjustment, contra account or other claim or defense on the part of the Account Debtor or to any claim on the part of the Account Debtor denying liability under such Account or to any offset relating to out-of-the-money mark to market exposure with respect to such Account; provided, however, that in the event that the portion that is subject to any such dispute, counterclaim or other claim or defense is secured with a letter of credit, such portion secured by the letter of credit shall not be excluded;

(e)           Such Account is not evidenced by any chattel paper, promissory note or other instrument;

(f)           Such Account is subject to a perfected first priority security interest (or properly filed and acknowledged assignment, in the case of U.S. government contracts, if any) in favor of Agent pursuant to the Loan Documents, prior to the rights of, and enforceable as such against, any other Person, and such Account is not subject to any security interest or Lien in favor of any Person other than the Liens of the Banks pursuant to the Loan Documents and First Purchaser Liens;

(g)           Such Account shall have excluded therefrom any portion which is not payable in United States Dollars or Canadian Dollars.  If an Account is payable in Canadian Dollars, it shall be taken into account for purposes of any dollar limitations contained herein at the United States Dollar Equivalent of such Account;

(h)           Such Account has been due and payable for 15 days or less (or 30 days or less, if the Account Debtor is a governmental entity) from the due date under the related invoice and no extension or indulgence has been granted extending the due date beyond a 15 day period (or 30 days, as the case may be) and no invoice shall have a due date more than 45 days from the date of the invoice.  In the event that 25% or more of the Accounts of any Account Debtor exceed the time limitations set forth above, all Accounts of such Account Debtor shall be excluded;

(i)           No Account Debtor in respect of such Account is an Affiliate of the Borrower; provided, however, if the Account Debtor which is an Affiliate of the Borrower is a Tier II Account Party and, at the time the Account is created, Parent has an investment grade credit rating, such Account shall not be excluded, except that Accounts where the Account Debtor is an Affiliate of the Borrower shall be excluded if they exceed in the aggregate ten percent (10%) of the Borrowing Base Advance Cap;

(j)           No Account Debtor in respect of such Account is incorporated in or primarily conducting business in any jurisdiction outside of the U.S. or Canada, unless such Account Debtor and the Account is approved in writing by all Banks; and

(k)           No Account Debtor, or guarantor of such Account Debtor’s Obligations with respect to such Account (provided the Banks have relied on the creditworthiness of the guarantor in approving such Account), in respect of such Account (i) is insolvent, or generally fails to pay, or admits in writing its inability to pay its debts as they become due, whether at stated maturity or otherwise, or (ii) commences any Insolvency Proceeding with respect to itself; or (iii) has had an Insolvency Proceeding commenced or filed against it;

provided that the amount of Accounts owing by an Account Debtor to the Borrower (excluding Accounts described in paragraph (a)(ii) above relating to Accounts secured by letters of credit) which may be treated as Eligible Accounts may not exceed the Credit Limit for such Account Debtor.

For purposes of applying the above requirements for determining an Eligible Account, if the Agent requests the approval of a Bank to treat an Account as an Eligible Account, and such Bank does not respond to Agent within five (5) Business Days of the receipt of such written request, such Bank shall be deemed to have approved the treatment of the Account as an Eligible Account.

“Eligible Assignee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000.00; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00; provided, however, that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial lending and that is (i) a Subsidiary of a Bank (or bank referred to in the preceding clauses (a) or (b)), (ii) a Subsidiary of a Person of which a Bank (or bank referred to in the preceding clauses (a) or (b)), is a Subsidiary, or (iii) a Person of which a Bank (or bank referred to in the preceding clauses (a) or (b)) is a Subsidiary; and (d) any Person upon which Agent, the Issuing Banks and Borrower have agreed may serve as an Eligible Assignee.

“Eligible Broker” means any broker approved in writing by Agent and all the Banks.

“Eligible Commodity Futures Accounts” means an account or accounts with an Eligible Broker in which Agent is granted a first and prior security interest as Agent for the Banks pursuant to Hedging Assignments which security interest is subject only to the rights of the Eligible Broker under such accounts.

“Eligible Exchange Receivables” means all enforceable rights of the Borrower under an Exchange Receivable which (a) are evidenced by a written agreement enforceable against the Exchange Debtor thereof, (b) are current pursuant to the terms of the contract or invoice, (c) are free and clear of all Liens in favor of third parties, except Liens in favor of the Agent for the benefit of the Banks, (d) are not the subject of a dispute between the Exchange Debtor and the Borrower, (e) are valued at an independent posting acceptable to the Agent in its sole discretion, (f) if arising pursuant to contracts involving an amount in excess of an aggregate of $500,000.00, are (i) contracts by exchangers pre-approved by the Required Banks in their sole discretion, or (ii) contracts secured by letters of credit in form acceptable to Agent in its sole discretion, (g) when added to the Exchange Receivables owing by any one Exchange Debtor, is for an amount less than $500,000.00 in the aggregate, and (h) have not been otherwise determined by the Required Banks in their sole discretion to be unacceptable to the Required Banks; provided that the amount of Exchange Receivables owing by an Exchange Debtor to the Borrower (excluding Exchange Receivables described in clause (f)(ii) above relating to contracts secured by letters of credit) which may be treated as an Eligible Exchange Receivables may not exceed the Credit Limit for such Exchange Debtor.  Such Exchange Receivable shall have excluded therefrom any portion that is subject to any dispute, offset, counterclaim reduction, adjustment, contra account, account payable exchange payable or other claim or defense on the part of the Exchange Debtor or to any claim on the part of the Exchange Debtor denying liability under such Exchange Receivable; provided, however, that in the event that the portion that is subject to any such dispute, counterclaim or other claim or defense is secured with a letter of credit, such portion secured by the letter of credit shall not be excluded.  The Product and Account relating to or creating any Eligible Exchange Receivable shall not be simultaneously included in any other availability calculation, including, without limitation, Undelivered Product Value, Eligible Inventory or Eligible Accounts.

“Eligible Inventory” means, at the time of determination thereof, all of the Borrower’s inventory located in the U.S. or Canada valued at current market (as referenced by a published source reasonably acceptable to the Agent), and in all instances as to which the following requirements have been fulfilled to the satisfaction of the Required Banks:

(a)           The inventory is owned by the Borrower free and clear of all Liens in favor of third parties, except Liens in favor of the Banks under the Loan Documents and except for Permitted Liens;

(b)           The inventory has not been identified to deliveries with the result that a buyer would have rights to the inventory that would be superior to Agent’s security interest for the benefit of the Banks, nor shall such inventory have become the subject of a customer’s ownership or Lien;

(c)           The inventory is in transit in the U.S. or Canada under the control and ownership of the Borrower or is in a pipeline or a bill of lading has been issued to Agent if such inventory is in the hands of a third party carrier or is located in the U.S. or Canada at the locations described on Schedule 7.03(f), or at such other place as has been specifically agreed to in writing by the Agent and the Borrower;

(d)           If the inventory is located in a terminal or storage facility, such terminal or facility, together with the related storage agreement, must be acceptable to the Agent in its sole discretion, and the Borrower shall have furnished to each owner of a storage facility (with a copy delivered to the Agent) a signed letter noting the Banks’ first priority security interest in such inventory (subject to Permitted Liens) in form and substance satisfactory to Agent addressed to each such owner of a storage facility;

(e)           The inventory is subject to a fully perfected first priority security interest in favor of Agent for the benefit of the Banks pursuant to the Loan Documents; and

(f)           With respect to natural gas inventory located in a storage facility or pipeline, the following shall apply:

(i)           Eligible Inventory shall have excluded therefrom any portion that is subject to any dispute, offset, counterclaim reduction, adjustment, or other claim (other than any rights to applicable contractual future demand charges for storage and transportation (“Demand Charges”)).

(ii)           Eligible Inventory in a storage facility or pipeline of a specific operator (each, and “Operator”) will be reduced by: (A) for Eligible Inventory in a third-party storage facility, 100% of the Demand Charges of such specific Operator (the “Storage Inventory Reduction”) and (B) for Eligible Inventory in a third-party pipeline, 50% of the Demand Charges of such specific Operator (the “Pipeline Inventory Reduction”), but in the case of (A) or (B), Eligible Inventory will be reduced only by Demand Charges beyond the mark to market valuation period; provided, however, (x) if the Borrower fails to deliver within sixty (60) days after the Closing Date a legal opinion or other evidence reasonably acceptable to the Supermajority Banks confirming that each Operator has the right (contractual or otherwise) to rebid capacity should the Borrower default in the payment of any Demand Charges, then the Pipeline Inventory Reduction with respect to all Operators shall be 100% or (y) if the Borrower delivers within sixty (60) days after the Closing Date a legal opinion or other evidence reasonably acceptable to the Supermajority Banks confirming that some or all Operators have the right (contractual or otherwise) to rebid capacity should the Borrower default in the payment of any Demand Charges, then the Pipeline Inventory Reduction with respect to each Operator that has the right to rebid capacity as confirmed by such legal opinion or other evidence shall remain at 50% and the Pipeline Inventory Reduction with respect to all other Operators shall be 100%.

(iii)           The Storage Inventory Reduction and the applicable Pipeline Inventory Reduction shall be reduced (i.e. the percentages shall be decreased) by a percentage determined in the good faith discretion of the Supermajority Banks upon receipt of a legal opinion or other evidence confirming, to the reasonable satisfaction of the Supermajority Banks, that (A) if the Borrower defaults under any storage or transport service contract, its liability for Demand Charges are limited to the difference between the replacement shipper’s rate and the amount set forth in the applicable storage or pipeline service agreement or (B) the exposure of Eligible Inventory to Demand Charges is otherwise limited.

(iv)           In the event that any portion of Eligible Inventory that is subject to any such dispute, counterclaim or other claim (including Demand Charges) is secured with a letter of credit, such portion secured by the letter of credit shall not be excluded from Eligible Inventory.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Effective Amount” means the product of the principal amount of a Eurodollar Rate Loan or requested Eurodollar Rate Loan and the number of days in the applicable Interest Period for such Eurodollar Rate Loan.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan:

(a)           the rate per annum equal to the rate determined by Agent to be the offered rate that appears on the page of the Dow Jones Market Service screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b)           if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c)           if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the London Branch of Fortis Bank, S.A./N.V. as stated on Dow Jones Market Service Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.  If such interest rates shall cease to be available from Dow Jones Market Service, such interest rates shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and the Borrower.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” means any of the events or circumstances specified in Section 9.01.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and regulations promulgated thereunder.

“Exchange Debtor” means a Person who is obligated to the Borrower under an Exchange Receivable.

“Exchange Receivable” means a right of the Borrower to receive Product in exchange for the sale or trade of Product previously delivered to an Exchange Debtor by the Borrower.

“Existing Letters of Credit” means all Letters of Credit existing as of the Closing Date as set forth on Schedule 1.01.

“Expiration Date” means the earliest to occur of:

(a)           May 7, 2010; or

(b)           the date on which this Agreement is terminated pursuant to Section 9.02.

“FDIC” means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

“Federal Funds Rate” means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, “H.15(519)”) on the preceding Business Day opposite the caption “Federal Funds (Effective)”; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by Agent of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal Funds transactions in New York City selected by Agent.

“First Purchaser Lien” has the meaning specified in the definition of “Borrowing Base Advance Cap.”

“Foreign Bank” has the meaning specified in Section 10.10.

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty Obligation” has the meaning specified in the definition of “Contingent Obligation.”

“Hedging Assignment” means a security agreement among Borrower, Agent and a broker relating to the collateral assignment to Agent, as collateral agent for the Banks, of all sums owing from time to time to Borrower with respect to any Eligible Commodities Futures Accounts maintained by Borrower, such agreement to be substantially in the form attached hereto as Exhibit N or in other form and substance acceptable to the Banks in their sole discretion.

“Honor Date” has the meaning specified in Subsection 3.03(b).

“ICC” has the meaning specified in Section 3.09.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

“Indemnified Liabilities” has the meaning specified in Section 11.05.

“Indemnitees” has the meaning specified in Section 11.05.

“Independent Auditor” has the meaning specified in Subsection 7.01(a).

“Information” has the meaning specified in Section 11.08.

“Insolvency Proceeding” means, with respect to any Person (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intercreditor Agreement” means the First Amended and Restated Intercreditor Agreement dated as of May 8, 2009, among the Banks relating to the sharing of Collateral with and among the Swap Banks.

“Intercreditor Agreement Adjusted Pro Rata Share” shall have the meaning ascribed to the term “Adjusted Pro Rata Share” in the Intercreditor Agreement.

“Interest Payment Date” means the later of (a) the 5th Business Day of each month, or (b) the date of payment shown on the monthly billing delivered to the Borrower by the Agent (which date of payment shall be no less than two (2) Business Days after delivery of such monthly billing), but in no event later than the Expiration Date.

“Interest Period” means, as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation as the ending date thereof, not to exceed a period of one week or one, two or three months thereafter; provided, however, that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period shall extend beyond the scheduled Expiration Date.

“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

“Issuance Date” means the date on which any Letter of Credit is actually issued hereunder.

“Issue” means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms “Issued,” “Issuing” and “Issuance” have corresponding meanings.

“Issuing Bank Sub-Limit” means, with respect to each Issuing Bank, the limit set opposite such Issuing Bank under the heading “Sub-Limit” in the table below; provided that while any Bank qualifies as a Defaulting Bank hereunder, each Bank’s “Sub-Limit” shall be reduced to an amount equal to (a) such Issuing Bank’s Issuing Percentage Cap (expressed as a decimal, rounded to the ninth decimal place) at such time, times (b) the Total Available Committed Line Portion at such time, rounded to the nearest whole dollar.

Issuing Bank	Sub-Limit
Fortis	$300,000,000.00
SocGen	$0
BNP	$66,000,000.00

At such time as SocGen notifies the Borrower and the Agent that it may serve as an Issuing Bank, it shall notify the Borrower, the Agent and the other Issuing Banks of its Issuing Bank Sub-Limit.

“Issuing Banks” means Fortis and BNP and any of their Affiliates, and any other Bank, subject to Agent’s consent not to be unreasonably withheld (upon Agent’s consent such Bank shall provide written notice to the Agent, the Borrower and the other Issuing Banks of such Bank’s Issuing Bank Sub-Limit and Issuing Percentage Cap), in such Bank’s or Affiliate’s capacity as an issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 2.14.  At such time as SocGen notifies the Borrower and Agent in writing that it has received internal credit approval to act as an Issuing Bank, it shall be considered an Issuing Bank hereunder.

“Issuing Percentage Cap” means, with respect to each Issuing Bank, the percentage set opposite such Issuing Bank under the heading “Issuing Percentage” in the table below, as such amounts may be amended from time to time pursuant to Section 11.01 hereof.

Issuing Bank	Issuing Percentage
Fortis	81.967213115%
SocGen	0%
BNP	18.032786885%

At such time as SocGen notifies the Borrower and the Agent that it may serve as an Issuing Bank, it shall notify the Borrower, the Agent and the other Issuing Banks of its Issuing Percentage Cap.

“L/C Advance” means each Bank’s participation in any L/C Borrowing or Reducing L/C Borrowing in accordance with its Pro Rata Advance Share with respect to Letters of Credit Issued hereunder (or if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Agreement, with respect to each Non-Defaulting Bank, its Pro Rata Adjusted Share, if applicable).

“L/C Amendment Application” means an application form for amendment of outstanding Standby or Commercial Letters of Credit as shall at any time be in use at any Issuing Bank, as such Issuing Bank shall request.

“L/C Application” means an application form for Issuances of Standby or Commercial Letters of Credit as shall at any time be in use at any Issuing Bank, as such Issuing Bank shall request.

“L/C Borrowing” means an extension of credit resulting from either a drawing under any Letter of Credit or a Reducing L/C Borrowing, which extension of credit shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under Section 3.03.

“L/C Cap” means the maximum availability for Issuance of Letters of Credit under the Borrowing Base Line which shall be an amount equal to the total Effective Amount of L/C Obligations plus the Effective Amount of then outstanding Loans not to exceed the lesser of the Borrowing Base Advance Cap or the L/C Sub-limit Cap for each type of Letter of Credit.

“L/C Obligations” means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

“L/C-Related Documents” means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including, but not limited to, any Issuing Bank’s standard form documents for letter of credit issuances.

“L/C Sub-limit Cap” means the cap upon L/C Obligations under particular categories of Letters of Credit Issued under the Borrowing Base Line as follows (each such category below is referred to herein as a “Type” of Letter of Credit):

(a)           Performance L/Cs - $25,000,000.00;

(b)           Ninety (90) Day Transportation and Storage L/Cs - $150,000,000.00 but not to exceed the Elected Ninety (90) Day Transportation and Storage L/C Cap then in effect;

(c)           Three Hundred Sixty-Five (365) Day Transportation and Storage L/Cs - $75,000,000.00 but not to exceed the Elected Three Hundred Sixty-Five (365) Day Transportation and Storage L/C Cap then in effect;

(d)           Ninety (90) Day Swap L/Cs - $100,000,000.00, but not to exceed the Elected Ninety (90) Day Swap L/C Cap then in effect;

(e)           Three Hundred Sixty-Five (365) Day Swap L/Cs - $75,000,000.00 but not to exceed the Elected Three Hundred Sixty-Five (365) Day Swap L/C then in effect;

(f)           Ninety (90) Day Supply L/Cs – the Committed Line Portions subscribed to by the Banks as shown on Schedule 2.01 less (i) any amounts outstanding under (a), (b), (c), (d) and (e) above, (ii) the aggregate undrawn amounts of all outstanding Three Hundred Sixty-Five (365) Day Supply L/Cs and (iii) the Effective Amount of all Revolving Loans; and

(g)           Three Hundred Sixty-Five (365) Day Supply L/Cs - $25,000,000.00.

In the event Committed Line Portions are increased to $350,000,000.00 pursuant to Section 2.01B, the dollar limit in paragraph (c) above shall be $100,000,000.00.

“Lending Office” means, as to any Bank, the office or offices of such Bank specified as its “Lending Office” on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Borrower and Agent.

“Letters of Credit” means (a) any letters of credit (whether Standby Letters of Credit or Commercial Letters of Credit) Issued by an Issuing Bank pursuant to Article III, (b) any Reducing Letters of Credit, and (c) any Existing Letters of Credit.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge, encumbrance, or lien, statutory or other in respect of any property, including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law.

“Loan” means any extension of credit by a Bank to the Borrower under Article II or Article III in the form of a Revolving Loan or an L/C Advance.

“Loan Documents” means this Agreement, the Notes, the Security Agreements, the L/C-Related Documents, the fee letters and all other documents delivered to Agent or any Bank in connection herewith.

“Loan Parties” means the Borrower and any Subsidiaries.  “Loan Party” means any of the foregoing.

“Long Position” means the aggregate number of MMBTUS of natural gas or barrels of crude oil/distillates for crude blending which are either held in inventory or which Borrower has contracted to purchase (whether by purchase of a contract on a commodities exchange or otherwise), or which Borrower will receive in exchange or under a swap contract including, without limitation, all option contracts (calculated on a Delta Equivalent Basis) representing the obligation of Borrower to purchase Product at the option of a third party, and in each case, for which a fixed purchase price has been set.  Long Positions will be expressed as a positive number.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Marketable Securities” means (a) certificates of deposit issued by any bank with a Fitch rating of A or better, (b) commercial paper rated P-1, A-1 or F-1, (c) bankers acceptances rated prime, or (d) U.S. Government obligations with tenors of 90 days or less.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or (d) any Loan Party at any time asserts that any Loan Document is not legal or valid, or is not binding upon or enforceable against such Loan Party.

“Maturity Date” means May 7, 2011.

“Maximum Rate” has the meaning specified in Section 11.10.

“Multiemployer Plan” means a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three (3) calendar years, has made, or been obligated to make, contributions.

“Net Fixed Price Volume” means the number of MMBTUS of natural gas or barrels of crude oil/distillates for crude blending resulting from the netting of the sum of all Long Positions and Short Positions of Borrower.

“Net Fixed Price Volume Report” means a report in form attached hereto as Exhibit E.

“Net Working Capital” means the excess of Current Assets over Current Liabilities (excluding the current portion of Subordinated Debt), less investments in Capital Stock.  In calculating Net Working Capital, (i) the amount of Subordinated Debt excluded from liabilities in such calculation shall not exceed 50% of the resulting Net Working Capital, provided, however, in the event Subordinated Debt is used to prevent any financial covenant default, the limitation on the amount of Subordinated Debt excluded from liabilities may be removed upon approval of the Required Banks; and (ii) all amounts due from Parent, employees, owners, Subsidiaries and Affiliates shall be excluded from Current Assets.

“Ninety (90) Day Supply L/Cs” means Letters of Credit with a tenor of less than ninety-one (91) days Issued to facilitate the purchase of Product for resale or to secure the purchase of Product.

“Ninety (90) Day Swap L/Cs” means standby Letters of Credit with a tenor of less than ninety-one (91) days Issued to support payments owed to counterparties under swap contracts.

“Ninety (90) Day Transportation and Storage L/Cs” means Letters of Credit with a tenor of less than ninety-one (91) days Issued to secure companies for transportation expenses and storage expenses.

“Non-Defaulting Banks” means, at any time, each Bank that is not a Defaulting Bank at such time.

“Notes” means the promissory notes executed by the Borrower in favor of a Bank pursuant to Subsection 2.02(b), in form approved by the Banks.  A Note will be issued by the Borrower to each entity that becomes a Bank hereunder from time to time, but will not be issued to Participants of a Bank.

“Notice of Borrowing” means the applicable notice in substantially the form of Exhibit A-1.

“Notice of Committed Line Portion Increase” has the meaning specified in Section 2.01B(b).

“Notice of Conversion/Continuation” means a notice in substantially the form of Exhibit A-2.

“Notice of Subscription Increase” has the meaning specified in Section 2.01A(b).

“Obligations” means (a) all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrower to any Bank, or any affiliate of any Bank, Agent, or any Indemnitee, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation overdraft costs arising as a result of transfers of funds made through the automated clearinghouse system and all obligations of the Borrower under Revolving Loans and arising from Letters of Credit, excluding any of the foregoing referred to in clause (b) hereof, and (b) all indebtedness, liabilities and obligations owing by Borrower to any Swap Bank under a Swap Contract, whether due or to become due, absolute or contingent, or now existing or hereafter arising.  For purposes of determining the amount of the Borrower’s Obligations under a Swap Contract, the amount of such Obligation shall be an amount equal to the Close-out Amount with respect to such Swap Contract.

“Organization Documents” means (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement, (c) for any limited liability company, the articles of organization and all other documents or filings as may be required by the Secretary of State (or other applicable governmental agency) in the state of such limited liability company’s formation.

“Other Taxes” has the meaning specified in Subsection 4.01(b).

“Parent” means Black Hills Corporation.

“Participant” has the meaning specified in Subsection 11.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

“Performance L/C” means any Letters of Credit securing counterparties for performance under Product contracts with an expiry date of 365 days or less.

“Permitted Liens” has the meaning specified in Section 8.01.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Product” means natural gas, crude oil or distillates for crude blending.

“Pro Rata Adjusted Share” means, at any time that one or more Banks qualifies as a Defaulting Bank hereunder, with respect to each Non-Defaulting Bank, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank’s Committed Line Portion divided by the Committed Line (excluding the aggregate Committed Line Portions of all Defaulting Banks); provided that the application of the Pro Rata Adjusted Share shall in no event result in a Non-Defaulting Bank being obligated to extend credit in an amount in excess of its Committed Line Portion, and no adjustment to a Non-Defaulting Bank’s Committed Line Portion shall arise from such Non-Defaulting Bank’s agreement herein to fund in accordance with its Pro Rata Adjusted Share.
“Pro Rata Advance Share” means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank’s Committed Line Portion divided by the Committed Line.

“Pro Rata Share” means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank’s total Effective Amount divided by the combined total Effective Amount of all the Banks.

“Reducing Letters of Credit” means any letters of credit (whether Standby Letters of Credit or Commercial Letters of Credit) that (a) are Issued by an Issuing Bank pursuant to Article III, and (b) specifically provide that the amount available for drawing under such letters of credit will be reduced, automatically and without any further amendment or endorsement to such letters of credit, by the amount of any payment or payments made to the beneficiary of such Letter of Credit by the Borrower if such payment or payments (i) are made through a Bank and (ii) reference such letters of credit by the letter of credit numbers thereof, notwithstanding the fact that such payment or payments are not made pursuant to conforming and proper draws under such letters of credit.

“Reducing L/C Borrowing” means any extension of credit by the Banks to the Borrower for the purpose of funding any payment or payments made to the beneficiary of a Reducing Letter of Credit by the Borrower if such payment or payments (a) are made through a Bank, (b) reference the Reducing Letter of Credit by the letter of credit number thereof, and (c) are not made pursuant to a conforming and proper draws under such Reducing Letter of Credit.

“Reference Bank Cost of Funds Rate” means an average rate determined from time to time as a simple average of the Cost of Funds rates submitted at the sole discretion of the Non-Defaulting Banks (at the request of the Agent, it being understood that any Non-Defaulting Bank will have the right to elect not to submit its Cost of Funds to the Agent (as contemplated below)), which average rate shall be calculated as follows, with respect to each determination date:  (i) a simple average of all of the Cost of Funds rates submitted by the Banks with respect to such determination date; and (ii) the minimum number of Cost of Funds rates to be used to calculate the simple average shall not be less than half the number of Banks (excluding Defaulting Banks) holding a Committed Line Portion as of the applicable determination date.  If the number of submitted Cost of Funds rates, with respect to any determination date, is fewer than the minimum number of Cost of Funds rates required pursuant to clause (ii) above, then the highest of the Eurodollar Rates determined as of such determination date based on an Interest Period lasting (w) one week, (x) two weeks, (y) one month or (z) two months, shall be used in substitution for each such rate fewer than the minimum number of Cost of Funds rates required pursuant to clause (ii) above so that the average rate shall be determined from a number of rates equal to the minimum number of Cost of Funds rates required pursuant to clause (ii) above (even if, for the avoidance of doubt, such Eurodollar Rate is used multiple times for the purposes of such calculation).

Upon the Agent’s receipt of a Notice of Borrowing requesting a Eurodollar Rate Loan, the Agent shall promptly request each Non-Defaulting Bank to submit its Cost of Funds rate for purposes of calculating the Reference Bank Cost of Funds Rate.  Each Non-Defaulting Bank shall provide its Cost of Funds rate to the Agent no later than 10:00 a.m. (New York City time) on the Business Day immediately succeeding the day on which such Cost of Funds rate was requested by the Agent (such Business Day, the “Determination Date”).  Any Non-Defaulting Bank that fails to submit a Cost of Funds rate by such time on the Determination Date shall be deemed to have elected not to submit a Cost of Funds rate with respect to such Notice of Borrowing.  The Agent shall calculate the “Reference Bank Cost of Funds Rate” in accordance with the procedures set forth above and shall provide such rate to the Borrower no later than noon (New York City time) on the Determination Date, which rate, in each case, shall be provided to the Borrower as a simple average rate, without identifying the underlying rates submitted by the Banks.  Notwithstanding any provisions to the contrary in this Agreement, with respect to any Notice of Borrowing that is designated a “revocable” notice by the Borrower (by checking the appropriate box on such Notice of Borrowing), the Borrower shall be permitted to revoke such Notice of Borrowing by providing a written refusal to borrow to the Agent not later than 2:00 p.m. (New York City time) on the Determination Date; provided that the Borrower shall be permitted to invoke such refusal to borrow not more than three times in any calendar month.  If no refusal to borrow is received by the Agent prior to 2:00 p.m. (New York City time) on a Determination Date, the Agent will promptly provide each Bank with a confirmed Notice of Borrowing confirming the initial Notice of Borrowing and the applicable rate that shall initially apply to such Borrowing.

“Related Persons” means any Person, together with its respective Affiliates and the officers, directors, employees, agents, attorneys-in-fact, correspondents, participants and assignees of such Persons and Affiliates.

“Reportable Event” means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Banks” means Banks, at any time, with a minimum of two (2) Banks, holding at least fifty-one percent (51%) of all of the Total Available Committed Line Portion at such time, which amount shall, for the avoidance of doubt, be allocated to each Non-Defaulting Bank in an amount equal to its Committed Line Portion, and to each Defaulting Bank, its Effective Amount thereof, in each case at such time.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means those persons named on the Responsible Officer List.

“Responsible Officer List” means the list of the Borrower’s Responsible Officers furnished to Agent hereunder as it may be modified from time to time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock, membership interest or equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock, membership interest or equity interest or of any option, warrant or other right to acquire any such capital stock, membership interest or equity interest.

“Revolving Loan” has the meaning specified in Section 2.01.

“Security Agreements” means the Borrower’s Second Amended and Restated Security Agreement, the Borrower’s Canadian Security Agreement, the Blocked Account Agreements, the Control Agreements, and all Hedging Assignments, all of which shall also secure the Swap Banks (as more fully described in such agreements), notwithstanding the fact that the definitions used herein of any of the foregoing terms may refer to the securing only of the Banks.

“Sharing Event” shall have the meaning ascribed to it in the Intercreditor Agreement.

“Short Position” means the aggregate number of MMBTUS of natural gas or barrels of crude oil/distillates for crude blending which Borrower has contracted to sell (whether by sale of a contract on a commodities exchange or otherwise) or deliver on exchange or under a swap contract, including, without limitation, all option contracts (calculated on a Delta Equivalent Basis) representing the obligation of Borrower to sell Product at the option of a third party and in each case for which a fixed sales price has been set.  Short Positions shall be expressed as a negative number.

“SocGen Canada” has the meaning specified in Section 8.06(e).

“Standby Letter of Credit” means a Letter of Credit which is not intended at the time Issued to be drawn upon.

“Subordinated Debt” means Indebtedness of the Borrower which has been reported to the Banks and which has been subordinated to the Obligations pursuant to a subordination agreement substantially in the form attached hereto as Exhibit H.

“Subscription Increase” has the meaning specified in Section 2.01A(c).

“Subscription Increase Effective Date” has the meaning specified in Section 2.01A(b).

“Subsidiary” of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.  Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

“Supermajority Banks” means a minimum of two (2) Banks, holding at least sixty-seven percent (67%) of all of the Total Available Committed Line Portion at such time, which amount shall, for the avoidance of doubt, be allocated to each Non-Defaulting Bank in an amount equal to its Committed Line Portion, and to each Defaulting Bank, its Effective Amount thereof, in each case at such time.

“Supply L/Cs” means Ninety (90) Day Supply L/Cs and Three Hundred Sixty-Five (365) Day Supply L/Cs.

“Support Agreement” means the Support Agreement dated May 8, 2009 from Parent addressed to Agent for the benefit of the Banks.

“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Swap Banks” means Fortis, BNP, SocGen and U.S. Bank and their Affiliates in their capacity as a party to a Swap Contract, and any other Bank approved by all the Banks which has signed and become a party to the Intercreditor Agreement.  The term ‘Swap Banks’ shall also include a former Bank or an Affiliate of a former Bank that is party to a Swap Contract with the Borrower, provided that such former Bank or Affiliate was a Bank or an Affiliate of a Bank at the time it entered into such Swap Contract and thereafter remains a party to the Intercreditor Agreement and entitled to the benefit of the Security Agreements.  BNP Paribas Futures, Inc. shall not be treated as a Swap Bank.

“Swap Contract” means any agreement entered into with any Swap Bank, whether or not in writing, relating to any single transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing and, unless the context clearly requires, any master agreement relating to or governing any or all of the foregoing.  No Swap Contract will be executed hereunder unless it is subject to the applicable ISDA Master Agreement or its equivalent (i.e., long-form confirmations).

“Swap L/Cs” means Ninety (90) Day Swap L/Cs and Three Hundred Sixty-Five (365) Day Swap L/Cs.

“Syndication Agent” means SocGen.

“Tangible Net Worth” means (a) the Borrower’s and its Subsidiaries’ assets, on a consolidated basis, less (b) Total Liabilities, less (c) all amounts due from Parent, employees, owners, Subsidiaries and Affiliates, less (d) investments in Capital Stock (other than Subsidiaries), less (e) the intangible assets of the Borrower and its Subsidiaries.  In calculating Tangible Net Worth, the amount of Subordinated Debt excluded from liabilities in such calculation shall not exceed 50% of the resultant Tangible Net Worth, provided, however, in the event Subordinated Debt is used to prevent any financial covenant default, the limitation on the amount of Subordinated Debt excluded from liabilities may be removed upon approval of the Required Banks.

“Taxes” has the meaning specified in Subsection 4.01(a).

“Three Hundred Sixty-Five (365) Day Supply L/Cs” means Letters of Credit with a tenor greater than ninety (90) days and less than three hundred sixty-five (365) days Issued to facilitate the purchase of Product for resale or to secure the purchase of Product, which Letter of Credit may contain a clause providing for automatic renewal of the expiry date for periods up to 365 days with a 90-day minimum notice of non-renewal.

“Three Hundred Sixty-Five (365) Day Swap L/Cs” means standby Letters of Credit with a tenor greater than ninety (90) days and less than three hundred sixty-five (365) days Issued to support payments owed to counterparties under swap contracts.

“Three Hundred Sixty-Five (365) Day Transportation and Storage L/Cs” means Letters of Credit with a tenor greater than ninety (90) days and less than three hundred sixty-five (365) days Issued to secure companies for transportation expenses and storage expenses.

“Tier I Account” means an Eligible Account with a Tier I Account Party.

“Tier I Account Party” means an Account Debtor which is approved by the Agent as a Tier I Account Party.

“Tier I Unbilled Eligible Account” means Unbilled Eligible Accounts with a Tier I Account Party.

“Tier II Account” means an Eligible Account with a Tier II Account Party.

“Tier II Account Party” means an Account Debtor which is not a Tier I Account Party.

“Tier II Unbilled Eligible Account” means Unbilled Eligible Accounts with a Tier II Account Party.

“Total Available Committed Line Portion” means, at any time, the Committed Line minus the aggregate Available Committed Line Portions of all Defaulting Banks at such time.

“Total Liabilities” means all of Borrower’s and its Subsidiaries’ liabilities, on a consolidated basis, excluding Subordinated Debt.

“Transportation Agreement” means any agreement between Borrower and any transporter of Product.

“Transportation Agreement Report” means a report containing (a) the value of Borrower’s liability under each Transportation Agreement, (b) the related marketing contracts and offsetting profits for each Transportation Agreement, and (c) a certification of compliance of limits set for Unhedged Transportation Exposure.

“Transportation and Storage L/Cs” means Ninety (90) Day Transportation and Storage L/Cs and Three Hundred Sixty-Five (365) Day Transportation and Storage L/Cs.

“Type” means either a Base Rate Loan or a Eurodollar Rate Loan, or in the case of Letters of Credit, a category of Letter of Credit (see definition of “L/C Sub-limit Cap”).

“Unbilled Eligible Accounts” means Accounts of the Borrower for Product which has been delivered to an Account Debtor and which would be Eligible Accounts but for the fact that such Accounts have not actually been invoiced at such time.

“Undelivered Product Value” means the lesser of the (a) cost or (b) current market value of Product purchased by the Borrower under the Letters of Credit but which has not been physically delivered to the Borrower, net of offsets.  For the avoidance of doubt, Transportation and Storage L/Cs and Swap L/Cs may not be included in this calculation.  Undelivered Product Value cannot simultaneously be included in an Eligible Exchange Receivable.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unhedged Transportation Exposure” means the amount of any transportation expenses Borrower incurs prior to the transportation of Product less any such expenses that are supported by Transportation and Storage L/Cs issued pursuant to this Agreement.

“United States” and “U.S.” each means the United States of America.

“United States Dollar Equivalent,” of any Canadian Dollars shall mean the amount of such Canadian Dollars converted to United States Dollars computed, unless otherwise agreed, at Fortis’ selling rate for Canadian Dollars most recently in effect on or prior to the date of determination.

“United States Dollars,” and “U.S.$” each mean lawful money of the United States.

“Wells Fargo” means Wells Fargo Bank, National Association.

1.02           Other Interpretive Provisions.

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)    (i)           The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)           The term “including” is not limiting and means “including without limitation.”

(iii)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(d)           Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e)           The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)           This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g)           This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Agent, the Banks, the Borrower and the other parties, and are the products of all parties.  Accordingly, they shall not be construed against the Banks or Agent merely because of Agent’s or Banks’ involvement in their preparation.

(h)           Unless otherwise indicated, references to “$” shall mean United States Dollars.

1.03           Accounting Principles.

(a)           Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with GAAP, consistently applied, except for the financial computations relating to the terms “Net Cumulative Loss,” “Net Working Capital,” “Tangible Net Worth” and “Total Liabilities” as used in Section 7.15(c) which are to be made on an Economic Basis.

(b)           References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Borrower.

ARTICLE II

THE CREDITS

2.01           Amounts and Terms of Committed Line

Each Bank severally agrees on the terms and conditions set forth herein, to make Loans, from time to time, in United States Dollars, to the Borrower under the Borrowing Base Line (each such loan, a “Revolving Loan”) on any Business Day during the period from the Closing Date to the Expiration Date to finance working capital needs of the Borrower, in an aggregate amount not to exceed at any time (a) such Bank’s Committed Line Portion for the Borrowing Base Line; or (b) such Bank’s Pro Rata Advance Share of such Loans (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 2.01, with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Share of such Loans, if applicable); provided, however, that, after giving effect to any Borrowing of Revolving Loans, (i) the Aggregate Amount shall not at any time exceed the lesser of (x) the Borrowing Base Advance Cap or (y) the Total Available Committed Line Portion, (ii) the Effective Amount of all Revolving Loans shall not exceed the Advance Line Limit, and (iii) the Effective Amount of all Revolving Loans of any Bank plus such Bank’s Pro Rata Share of the Effective Amount of all L/C Obligations shall not exceed such Bank’s Committed Line Portion.

2.01A           Increase in Subscribed Amounts.

(a)           Subject to the terms and conditions set forth herein, Borrower shall have the right, without the consent of the Banks, but with the prior approval of the Agent and the Issuing Banks (not to be unreasonably withheld or delayed), to solicit the Banks or any other lending institutions to increase the subscribed amount of such Bank’s Committed Line Portion or to become a Bank hereunder, in each case to provide Borrower with an increase in the subscribed amounts of the Committed Line Portions (a “Subscription Increase”), provided that (i) at the time of such solicitation and at the time of the effectiveness of a Subscription Increase, no Event of Default shall have occurred and be continuing, (ii) the aggregate subscribed amount of Committed Line Portions, after the Subscription Increase, does not exceed $300,000,000.00, and (iii) no Bank’s subscribed amount of its Committed Line Portion shall be increased without its consent.

(b)           Any Subscription Increase shall be requested by written notice from the Borrower to the Agent and the Issuing Banks (a “Notice of Subscription Increase”) in the form of Exhibit O-1 attached hereto and shall be approved by the Agent and the Issuing Banks, such consent not to be unreasonably withheld or delayed.  Each such Notice of Subscription Increase shall specify (i) the proposed effective date of such Subscription Increase, which date shall be no earlier than five (5) Business Days after receipt by the Agent and the Issuing Banks of such Notice of Subscription Increase, (ii) the amount of the requested Subscription Increase, (iii) the identity of each existing Bank or new Bank that has agreed in writing to participate in the Subscription Increase, and (iv) the amount of the respective subscriptions of the then existing Banks from and after the Subscription Increase Effective Date (as defined below), as well as the subscriptions of the new Banks.  The Agent and the Issuing Banks shall review each Notice of Subscription Increase and shall notify the Borrower whether or not the Agent and the Issuing Banks consent to the proposed Subscription Increase.  If the Agent and the Issuing Banks consent to such Subscription Increase (such consent not to be unreasonably withheld or delayed), the Agent and the Issuing Banks shall execute a counterpart of the Notice of Subscription Increase and such Subscription Increase shall be effective on the proposed effective date set forth in the Notice of Subscription Increase or on another date agreed to by the Agent, the Issuing Banks and the Borrower (such date referred to as the “Subscription Increase Effective Date”).

(c)           On each Subscription Increase Effective Date, to the extent that there are Loans outstanding as of such date, (i) each Bank shall, by wire transfer of immediately available funds, deliver to the Agent such Bank’s New Funds Amount, which amount, for each Bank, shall constitute Loans made by such Bank to the Borrower pursuant to this Agreement on such Subscription Increase Effective Date, (ii) the Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Bank its Reduction Amount, which amount, for each such Reducing Percentage Bank, shall constitute a prepayment by the Borrower pursuant to Section 2.05, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Loans of such Reducing Percentage Bank, and (iii) the Borrower shall be responsible to pay to each Bank any breakage fees or costs in connection with the reallocation of any outstanding Loans as provided in Section 4.04.

(d)           For purposes of this Section 2.01A and Exhibit O-1, the following defined terms shall have the following meanings:  (i) “New Funds Amount” means the amount equal to the product of a Bank’s increased Committed Line Portion represented as a percentage of the aggregate increase in the Committed Line after giving effect to the Subscription Increase, times the aggregate principal amount of the outstanding Loans immediately prior to giving effect to the Subscription Increase, if any, as of a Subscription Increase Effective Date (without regard to any increase in the aggregate principal amount of Loans as a result of Borrowings made after giving effect to the Subscription Increase on such Subscription Increase Effective Date); (ii) “Reducing Percentage Bank” means each then existing Bank immediately prior to giving effect to the Subscription Increase that does not increase its respective Committed Line Portions as a result of the Subscription Increase and any Defaulting Bank and whose relative percentage of the Committed Line Portions shall be reduced after giving effect to such Subscription Increase; and (iii) “Reduction Amount” means the amount by which a Reducing Percentage Bank’s outstanding Loans decrease as of a Subscription Increase Effective Date (without regard to the effect of any Borrowings made on such Subscription Increase Effective Date after giving effect to the Subscription Increase).

(e)           Each Subscription Increase shall become effective on its Subscription Increase Effective Date and upon such effectiveness (i) the Agent shall record in the register each new Bank’s information as provided in the Notice of Subscription Increase and pursuant to an administrative questionnaire satisfactory to the Agent that shall be executed and delivered by each new Bank to the Agent on or before the Subscription Increase Effective Date, (ii) Schedule 2.01 hereof shall be amended and restated to set forth all Banks that will be Banks hereunder after giving effect to such Subscription Increase (which shall be set forth in Annex I to the applicable Notice of Subscription Increase) and the Agent shall distribute to each Bank a copy of such amended and restated Schedule 2.01, and (iii) each new Bank identified on the Notice of Subscription Increase for such Subscription Increase shall be a “Bank” for all purposes under this Agreement.

2.01B           Increase in Committed Line Portions.

(a)           Subject to the terms and conditions set forth herein, Borrower shall have the right, without the consent of the Banks, but with the prior approval of the Agent and the Issuing Banks (not to be unreasonably withheld or delayed), to solicit the Banks or any other lending institutions to increase the amount of such Bank’s Committed Line Portion or to become a Bank hereunder, in each case to provide Borrower with an increase in the amounts of the Committed Line Portions (a “Committed Line Portion Increase”), provided that (i) at the time of such solicitation and at the time of the effectiveness of a Committed Line Portion Increase, no Event of Default shall have occurred and be continuing, (ii) the aggregate amount of Committed Line Portions, after the Committed Line Portion Increase, does not exceed $350,000,000.00, and (iii) no Bank’s Committed Line Portion shall be increased without its consent.

(b)           Any Committed Line Portion Increase shall be requested by written notice from the Borrower to the Agent and the Issuing Banks (a “Notice of Committed Line Portion Increase”) in the form of Exhibit O-2 attached hereto and shall be approved by the Agent and the Issuing Banks, such consent not to be unreasonably withheld or delayed.  Each such Notice of Committed Line Portion Increase shall specify (i) the proposed effective date of such Committed Line Portion Increase, which date shall be no earlier than five (5) Business Days after receipt by the Agent and the Issuing Banks of such Notice of Committed Line Portion Increase, (ii) the amount of the requested Committed Line Portion Increase, (iii) the identity of each existing Bank or new Bank that has agreed in writing to participate in the Committed Line Portion Increase, and (iv) the amount of the respective increases of the then existing Banks from and after the Committed Line Portion Increase Effective Date (as defined below), as well as the Committed Line Portion of the new Banks.  The Agent and the Issuing Banks shall review each Notice of Committed Line Portion Increase and shall notify the Borrower whether or not the Agent and the Issuing Banks consent to the proposed Committed Line Portion Increase.  If the Agent and the Issuing Banks consent to such Committed Line Portion Increase (such consent not to be unreasonably withheld or delayed), the Agent and the Issuing Banks shall execute a counterpart of the Notice of Committed Line Portion Increase and such Committed Line Portion Increase shall be effective on the proposed effective date set forth in the Notice of Committed Line Portion Increase or on another date agreed to by the Agent, the Issuing Banks and the Borrower (such date referred to as the “Committed Line Portion Increase Effective Date”).

(c)           On each Committed Line Portion Increase Effective Date, to the extent that there are Loans outstanding as of such date, (i) each Bank shall, by wire transfer of immediately available funds, deliver to the Agent such Bank’s New Funds Amount, which amount, for each Bank, shall constitute Loans made by such Bank to the Borrower pursuant to this Agreement on such Committed Line Portion Increase Effective Date, (ii) the Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Bank its Reduction Amount, which amount, for each such Reducing Percentage Bank, shall constitute a prepayment by the Borrower pursuant to Section 2.05, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Loans of such Reducing Percentage Bank, and (iii) the Borrower shall be responsible to pay to each Bank any breakage fees or costs in connection with the reallocation of any outstanding Loans as provided in Section 4.04.

(d)           For purposes of this Section 2.01B and Exhibit O-2, the following defined terms shall have the following meanings:  (i) “New Funds Amount” means the amount equal to the product of a Bank’s increased Committed Line Portion represented as a percentage of the aggregate increase in the Committed Line after giving effect to the Committed Line Portion Increase, times the aggregate principal amount of the outstanding Loans immediately prior to giving effect to the Committed Line Portion Increase, if any, as of a  Committed Line Portion Increase Effective Date (without regard to any increase in the aggregate principal amount of Loans as a result of Borrowings made after giving effect to the Committed Line Portion Increase on such Committed Line Portion Increase Effective Date); (ii) “Reducing Percentage Bank” means each then existing Bank immediately prior to giving effect to the Committed Line Portion Increase that does not increase its respective Committed Line Portions as a result of the Committed Line Portion Increase and any Defaulting Bank and whose relative percentage of the Committed Line Portions shall be reduced after giving effect to such Committed Line Portion Increase; and (iii) “Reduction Amount” means the amount by which a Reducing Percentage Bank’s outstanding Loans decrease as of a Committed Line Portion Increase Effective Date (without regard to the effect of any Borrowings made on such Committed Line Portion Increase Effective Date after giving effect to the Committed Line Portion Increase).

(e)           Each Committed Line Portion Increase shall become effective on its Committed Line Portion Increase Effective Date and upon such effectiveness (i) the Agent shall record in the register each new Bank’s information as provided in the Notice of Committed Line Portion Increase and pursuant to an administrative questionnaire satisfactory to the Agent that shall be executed and delivered by each new Bank to the Agent on or before the Committed Line Portion Increase Effective Date, (ii) Schedule 2.01 hereof shall be amended and restated to set forth all Banks that will be Banks hereunder after giving effect to such Committed Line Portion Increase (which shall be set forth in Annex I to the applicable Notice of Committed Line Portion Increase) and the Agent shall distribute to each Bank a copy of such amended and restated Schedule 2.01, (iii) the sub-limit caps set forth herein shall be adjusted as appropriate to take into account such Committed Line Portion Increase, and (iv) each new Bank identified on the Notice of Committed Line Portion Increase for such Committed Line Portion Increase shall be a “Bank” for all purposes under this Agreement.

2.02           Loan Accounts.

(a)           The Loans made by each Bank and the Letters of Credit Issued by an Issuing Bank shall be evidenced by one or more accounts or records maintained by Agent in the ordinary course of business.  The accounts or records maintained by Agent shall be rebuttable presumptive evidence of the amount of the Loans made by the Banks to the Borrower and the Letters of Credit Issued for the account of the Borrower hereunder, and the interest and payments thereon.  Any failure to so record or any error in so doing shall not, however, limit or otherwise affect the Obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

(b)           Upon the request of any Bank made through Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts.  Each such Bank may endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto.  Each such Bank is irrevocably authorized by the Borrower to endorse its Note(s) and each Bank’s record shall be rebuttable presumptive evidence of the information set forth therein; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the Obligations of the Borrower hereunder or under any such Note to such Bank.

2.03           Procedure for Borrowing.

(a)           Each Borrowing of Revolving Loans consisting only of Base Rate Loans shall be made upon the Borrower’s irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by Agent prior to 1:00 p.m. (New York City time) one (1) Business Day prior to the requested Borrowing Date, specifying the amount of the Borrowing.  Each such Notice of Borrowing shall be by electronic transfer or facsimile, confirmed immediately in an original writing.  Each Borrowing of Revolving Loans that includes any Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing which notice must be received by Agent prior to 1:00 p.m. (New York City time) three (3) Business Days prior to the requested Borrowing Date, specifying the amount of the Borrowing.  Each such Notice of Borrowing shall be by electronic transfer or facsimile, confirmed immediately in an original writing.  Each requested Eurodollar Rate Loan must have a Eurodollar Effective Amount of at least $5,000,000.00.

(b)           Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank’s Pro Rata Share of that Borrowing (or if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 2.03(b), with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Share, if applicable).  If such Notice of Borrowing relates to a request for a Eurodollar Rate Loan, the Agent will provide such notification to each Bank at least three (3) Business Days prior to the requested Borrowing Date.

(c)           Each Bank will make the amount of its Pro Rata Share (or if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 2.03(c), with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Share, if applicable) of such Borrowing available to Agent for the account of the Borrower at Agent’s Payment Office by 3:00 p.m. (New York City time) on the Borrowing Date requested by the Borrower in funds immediately available to Agent.  The proceeds of such Loan will be made available to the Borrower by the Agent at such office by crediting the Borrower’s Bank Blocked Account referred to in clause (a) of the definition thereof with the aggregate of the amounts made available by the Agent.

2.03A           Conversion and Continuation Elections.

(a)           The Borrower may, upon irrevocable written notice to Agent in accordance with Subsection 2.03A(b):

(i)
elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any Eurodollar Rate Loan, to convert any such Loans into Loans of any other Type (provided, however, the Eurodollar Effective Amount of each Eurodollar Rate Loan must be at least $5,000,000.00); or

(ii)
elect, as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (provided, however, the Eurodollar Effective Amount of each Eurodollar Rate Loan must be at least $5,000,000.00);

provided, however, that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof, to have a Eurodollar Effective Amount of less than $5,000,000.00, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans shall terminate.

(b)           The Borrower shall deliver a Notice of Conversion/Continuation to be received by Agent not later than 1:00 p.m. (New York City time) on the Conversion/Continuation Date if the Loans are to be converted into Base Rate Loans; and three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans, specifying:

(i)	the proposed Conversion/Continuation Date;

(ii)	the aggregate amount of Loans to be converted or continued;

(iii)	the Type of Loans resulting from the proposed conversion or continuation; and

(iv)	other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

(c)           If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Borrower has failed to timely select a new Interest Period to be applicable to its Eurodollar Rate Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d)           Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, Agent will promptly notify each Bank of the details of any automatic conversion.  All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans, with respect to which the notice was given, held by each Bank.  Agent will promptly notify, in writing, each Bank of the amount of such Bank’s Pro Rata Share of that Conversion/Continuation (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 2.03(A), with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Share, if applicable).

(e)           Unless all Banks otherwise agree, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a Eurodollar Rate Loan.

(f)           After giving effect to any Borrowing, conversion or continuation of Loans, there may not be more than ten (10) Interest Periods in effect.

2.04           Optional Prepayments

The Borrower may, at any time or from time to time, upon the Borrower’s irrevocable written notice to Agent received prior to 12:00 p.m. noon (New York City time) on the date of prepayment, prepay Loans in whole or in part, together with any amounts due under Section 4.04.  Agent will promptly notify each Bank of its receipt of any such prepayment, and of such Bank’s Pro Rata Share of such prepayment (which share may be affected by the allocation rules set forth in Section 2.10 with respect to Defaulting Banks).

2.05           Mandatory Prepayments of Loans.

(a)           The Aggregate Amount shall not at any time exceed the Borrowing Base Advance Cap.  If the Aggregate Amount on any day ever exceeds the Borrowing Base Advance Cap, the Borrower shall immediately (1) repay on that date the excess amount or (2) Cash Collateralize on such date the excess amount.

(b)           If on any date the Effective Amount of all L/C Obligations exceeds the L/C Cap, or any LC Obligations relating to a Type of Letter of Credit described herein exceeds the applicable L/C Sub-limit Cap, the Borrower shall Cash Collateralize on such date the outstanding Letters of Credit, or the outstanding Type of Letters of Credit, as the case may be, in an amount equal to the excess above any such cap, and on the Maturity Date, Borrower shall Cash Collateralize all then outstanding Letters of Credit in an amount equal to the Effective Amount of all L/C Obligations related to such Letters of Credit.  If on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the lesser of (a) the Borrowing Base Advance Cap or (b) the total Committed Line, the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Borrowings by an amount equal to the applicable excess.

2.06           Repayment

The Borrower shall repay the principal amount of each Revolving Loan to Agent on behalf of the Banks, on the Advance Maturity Date for such Loan.

2.07           Interest.

(a)           Each Revolving Loan (except for a Revolving Loan made as a result of a drawing under a Letter of Credit or a Reducing L/C Borrowing) shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a floating rate per annum equal to the Base Rate plus the Applicable Margin at all times such Loan is a Base Rate Loan or at the greater of (i) the Eurodollar Rate plus the Applicable Margin, and (ii) the Reference Bank Cost of Funds Rate plus the Applicable Margin, at all times such Loan is an Eurodollar Rate Loan.  Each Revolving Loan made as a result of a drawing under a Letter of Credit or a Reducing L/C Borrowing shall bear interest on the outstanding principal amount thereof from the date funded at a floating rate per annum equal to the Base Rate plus the Applicable Margin until such Loan has been outstanding for more than two (2) Business Days and, thereafter, shall bear interest on the outstanding principal amount thereof at a floating rate per annum equal to the Base Rate, plus three percent (3.0%) per annum (the “Default Rate”).

(b)           Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date.

(c)           Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Borrower agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Default Rate.

(d)           Anything herein to the contrary notwithstanding, the Obligations of the Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

(e)           Regardless of any provision contained in any Note or in any of the Loan Documents, none of the Banks shall ever be deemed to have contracted for or be entitled to receive, collect or apply as interest under any such Note or any Loan Document, or otherwise, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event that any of the Banks ever receive, collect or apply as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to the Borrower.  In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Borrower and such Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of such Note so that the interest rate is uniform throughout such term; provided, however, that if all Obligations under the Note and all Loan Documents are performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual term thereof exceeds the maximum lawful rate, such Bank shall refund to the Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of such Bank’s Note at the time in question.

2.08           Fees.

(a)           In addition to certain fees described in Section 3.08, the Borrower shall pay the Agent, the Arrangers and the Banks fees in accordance with separate fee letters between the Agent, the Banks and Borrower.

(b)           The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee for the period from and including the Closing Date to but not including the Maturity Date, computed at the Commitment Fee Rate on the average daily Available Committed Line Portion of such Bank during the period for which payment is made; provided that for any day that a Bank is a Defaulting Bank hereunder, its average daily Available Committed Line Portion shall be deemed to be, solely for purposes of this Section 2.08(b), zero.  The commitment fee shall accrue through the last day of each calendar month and shall be payable monthly in arrears on the later of (i) the fifth (5th) Business Day of each of calendar month, or (ii) the date of payment shown on the billing delivered to the Borrower by the Agent (which date of payment shall be no less than two (2) Business Days after delivery of such billing), but in no event later than the Maturity Date, or such earlier date as the Committed Line Portion of such Bank shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof (or if such day is not a Business Day, the next succeeding Business Day).

(c)           Except as provided in clauses (a) and (b) above, the Borrower shall not pay any fees to any of the Banks without providing prior notice to Agent and the Arrangers.

2.09           Computation of Interest and Fees.

(a)           All computations of interest and fees (other than fees due and payable at closing) shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof through the last day thereof.

(b)           Each determination of an interest rate by Agent shall be rebuttable presumptive evidence thereof.

2.10           Payments by the Borrower.

(a)           All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim.  Except as otherwise expressly provided herein, all payments by the Borrower shall be made to Agent for the account of the Banks at Agent’s Payment Office, and shall be made in United States Dollars and in immediately available funds, no later than 1:00 p.m. (New York City time) on the date specified herein.  Agent will promptly distribute to each Bank its Pro Rata Share (or after the occurrence of a Sharing Event, under the Intercreditor Agreement, its Intercreditor Agreement Adjusted Pro Rata Share) of such payment in like funds as received.  Any payment received by Agent later than 1:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.  If and to the extent the Borrower makes a payment in full to Agent no later than 1:00 p.m. (New York City time) on any Business Day and Agent does not distribute to each Bank its Pro Rata Share of such payment in like funds as received on the same Business Day, Agent shall pay to each Bank on demand interest on such amount as should have been distributed to such Bank at the Federal Funds Rate for each day from the date such payment was received until the date such amount is distributed.

(i)           For any payment received by Agent from or on behalf of the Borrower in respect of Obligations that are then due and payable (and prepayments pursuant to Section 2.04), and with respect to any proceeds obtained upon the exercise of any remedies of Agent for the benefit of the Banks hereunder or under any other Loan Document, in each case prior to the occurrence of a Sharing Event, Agent will promptly distribute such amounts in like funds as received to each Bank, its Pro Rata Share; provided, however, that with respect to any Bank that is a Defaulting Bank at the time that Agent makes any distribution of payments contemplated above, all amounts paid by or on behalf of the Borrower for the account of such Defaulting Bank arising from any such Obligation will be applied, as follows: first, to Agent, any Issuing Bank, or any other Bank, on a pro rata basis, for amounts then due and payable from such Defaulting Bank to such parties in connection with any such party’s advance of funds that have not been reimbursed by the Defaulting Bank under this Agreement with respect to any Revolving Loans or L/C Advance to the extent that such obligations of the Defaulting Bank relate to Revolving Loans or Letters of Credit extended or Issued (as applicable) prior to such Bank becoming a Defaulting Bank and not thereafter repaid, amended or Issued; second, to an account identified by and under the control of Agent (maintained for the benefit of the Banks), until amounts deposited in such account, with respect to a Defaulting Bank, equal such Defaulting Bank’s Pro Rata Advance Share or its Pro Rata Adjusted Share, as applicable, of each Letter of Credit outstanding at the time that such Bank became a Defaulting Bank and not thereafter repaid, amended, or Issued, as the case may be; and third, the remainder, if any, to the Defaulting Bank. Any amounts held from time to time with respect to a Defaulting Bank in the account referred to in the last clause of the preceding sentence (i) which then exceed the amount referred to in such clause or (ii) when such bank shall cease to be a Defaulting Bank shall be paid to such Defaulting Bank within one (1) Business Day.

(ii)           For any payment received from or on behalf of the Borrower by Agent on or after the occurrence of a Sharing Event, Agent will promptly distribute such payment in accordance with Section 2.01 of the Intercreditor Agreement.

(b)           Subject to the provisions set forth in the definition of “Interest Period” here, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)           Unless Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, Agent may assume that the Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent the Borrower has not made such payment in full to Agent, each Bank shall repay to Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

2.11           Payments by the Banks to Agent

If and to the extent any Bank shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to Agent, together with interest at the Federal Funds Rate for each day during such period.  A notice by Agent submitted to any Bank with respect to amounts owing under this Section 2.11 shall be conclusive, absent manifest error.  If such amount is so made available, such payment to Agent shall constitute such Bank’s Loan on the date of Borrowing for all purposes of this Agreement.  If such amount is not made available to Agent on the Business Day following the Borrowing Date, Agent will notify the Borrower of such failure to fund and, upon demand by Agent, the Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

2.12           Sharing of Payments, Etc.

  If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share (or after the occurrence of a Sharing Event, under the Intercreditor Agreement, its Intercreditor Agreement Adjusted Pro Rata Share) such Bank shall immediately (a) notify Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them, except that with respect to any Bank that is a Defaulting Bank by virtue of such Bank failing to fund its Pro Rata Advance Share or Pro Rata Adjusted Share of any Revolving Loan or L/C Borrowing, such Defaulting Bank’s pro rata share of the excess payment shall be allocated to the Bank (or the Banks, pro rata) that funded such Defaulting Bank’s Pro Rata Advance Share or Pro Rata Adjusted Share; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefore, together with an amount equal to such paying Bank’s ratable share (according to the proportion of (i) the amount of such paying Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.  The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.  Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

2.13           Defaulting Bank.

Notwithstanding any other provision in this Agreement to the contrary, if at any time a Bank becomes a Defaulting Bank, the following provisions shall apply so long as any Bank is a Defaulting Bank.

(a)           Until such time as the Defaulting Bank ceases to be a Bank under this Agreement, it will retain its Committed Line Portion and will remain subject to all of its obligations as a Bank hereunder, although it will be presumed that such Defaulting Bank will fail to satisfy any funding obligation and, accordingly, all other Banks hereby agree to fund Loans and Letters of Credit in accordance with the terms hereof and their respective Pro Rata Adjusted Shares.

(b)           A Defaulting Bank may cease to be a Defaulting Bank (i) as specified in the second sentence of the definition thereof, and (ii) to the extent such Defaulting Bank makes such purchases and/or Loans and/or accepts such L/C Obligations as are required to make the Pro Rata Adjusted Share of each Bank of the Effective Amount, after giving effect to all such purchases and new Loans and any amounts received by any Bank pursuant to Section 2.10(a)(i), equal to such Bank’s Pro Rata Advance Share of such  Effective Amount; provided that if there is more than one Defaulting Bank at such time, the Pro Rata Advance Share of the Non-Defaulting Banks (including any Defaulting Bank that after giving effect to the required purchases of Loans and acceptances of L/C Obligations, would cease to be a Defaulting Bank) shall be calculated using the aggregate Committed Line Portions of only such Non-Defaulting Banks in the denominators of the Pro Rata Advance Share calculation (in lieu of the Committed Line Portions of all Banks). Each Bank agrees to sell to the Defaulting Bank, such Effective Amounts as may be required to effect clause (ii) above.

(c)           A Defaulting Bank that is a Swap Bank which has closed out Swap Contracts with the Borrower after it has become a Defaulting Bank shall only be entitled to sharing of amounts pursuant to the Intercreditor Agreement with respect to such Swap Contracts closed out after it has become a Defaulting Bank notwithstanding any other provision to the contrary herein.

2.14           Termination or Reduction of Committed Line Portions.

(a)           Subject to Subsection 2.14(b), the Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Agent, to terminate the Banks’ Committed Line Portions or, from time to time, to reduce the amount of the Banks’ Committed Line Portions.  Any such reduction shall be in an amount equal to $5,000,000.00 or a whole multiple of $1,000,000.00 in excess thereof and shall reduce permanently the Banks’ Committed Line Portions then in effect.  Termination of the Banks’ Committed Line Portions shall also terminate the obligation of the Issuing Banks to issue Letters of Credit.

(b)           In the event of any termination of the Banks’ Committed Line Portions, the Borrower shall on the date of such termination repay or prepay all of its outstanding Revolving Loans (together with accrued and unpaid interest on the Revolving Loans and any amounts payable pursuant to Section 4.04, and any other amounts payable hereunder), reduce the L/C Obligations to zero and cause all Letters of Credit to be cancelled and returned to the Issuing Banks (or shall cash collateralize the L/C Obligations (or provide supporting letters of credit from an institution reasonably acceptable to the Agent) on terms and pursuant to documentation reasonably satisfactory to the Issuing Banks and the Agent).  In the event of any partial reduction of the Banks’ Committed Line Portions, then at or prior to the effective date of such reduction, the Agent shall notify the Borrower and the Banks of the outstanding Revolving Loans, and if such outstanding Revolving Loans would exceed the aggregate Banks’ Committed Line Portions after giving effect to such reduction, then, prior to giving effect to such reduction, the Borrower shall, on the date of such reduction, first, repay or prepay Revolving Loans and second, reduce the L/C Obligations (or cash collateralize the L/C Obligations or provide supporting letters of credit from an institution reasonably acceptable to the Agent and the Issuing Banks on terms and pursuant to documentation reasonably satisfactory to the Issuing Banks and the Agent), in an aggregate amount sufficient to eliminate such excess.

ARTICLE III

THE LETTERS OF CREDIT

3.01           The Letter of Credit Lines.

(a)           Subject to the limitations set forth in Subsection 3.01(b) below, (i) each Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Expiration Date, to Issue Letters of Credit for the account of the Borrower under the Borrowing Base Line and to amend or renew Letters of Credit previously Issued by it, in accordance with Subsection 3.02(c), and (B) to honor conforming drafts under the Letters of Credit; and (ii) each of the Banks will be deemed to have approved such Issuance, amendment or renewal, and shall participate in Letters of Credit Issued for the account of the Borrower.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower’s ability to request that an Issuing Bank Issue Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, request that an Issuing Bank Issue Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.  Borrower acknowledges and agrees that the Existing Letters of Credit are an Obligation under this Agreement.

(b)           No Issuing Bank is under any obligation to Issue, amend or renew any Letter of Credit if:

(i)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

(ii)
such Issuing Bank has received written notice from any Bank, any other Issuing Bank, Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

(iii)
the expiry date of any requested Type of Letter of Credit exceeds the earlier of (a) the expiry date set forth herein for such Type, or (b) the Maturity Date, or the amount of any requested Type of Letter of Credit exceeds the applicable L/C Sub-limit Cap after taking into account all outstanding L/C Obligations with respect to such Type of Letter of Credit;

(iv)	such requested Letter of Credit is not in form and substance acceptable to such Issuing Bank;

(v)	such Letter of Credit is for the purpose of supporting the Issuance of any letter of credit by any other Person;

(vi)	such Letter of Credit is denominated in a currency other than United States Dollars or Canadian Dollars;

(vii)
the amount of such requested Letter of Credit, plus the Effective Amount of all of the L/C Obligations, plus the Effective Amount of all Revolving Loans exceeds the lesser of (x) the Borrowing Base Advance Cap or (y) the Total Available Committed Line Portion, in which case the Agent shall notify each other Issuing Bank that there is a deficiency;

(viii)	the amount of a Letter of Credit to be Issued by an Issuing Bank, plus the Effective Amount of all of the L/C Obligations of such Issuing Bank exceeds such Issuing Bank’s Issuing Bank Sub-Limit; or

(ix)	such Letter of Credit is not otherwise in compliance with the terms of this Agreement.

(c)           Subject to the individual Sub-limits referenced under the definition of “L/C Sub-limit Cap,” any Letter of Credit may be issued in Canadian Dollars, provided that the aggregate amount of all Letters of Credit issued and outstanding hereunder in Canadian Dollars may not exceed the United States Dollar Equivalent of U.S. $25,000,000.00.

(d)           Any Letter of Credit requested by the Borrower to be Issued hereunder may be Issued by any Issuing Bank or any Affiliate of such Issuing Bank, and if a Letter of Credit is Issued by an Affiliate of the Issuing Bank, such Letter of Credit shall be treated, for all purposes of this Agreement and the Loan Documents, as if it were issued by the Issuing Bank.

(e)           If an Issuing Bank has Issued a transferable Letter of Credit within the meaning of Article 38 of the Uniform Customs and Practice for Documentary Credits, 2007 Revision, and pursuant to the terms of such transferable Letter of Credit the Issuing Bank has reserved the right to approve transferees thereunder, then the Agent must also approve such transferees.

3.02           Issuance, Amendment and Renewal of Letters of Credit.

(a)           Each Letter of Credit which is Issued hereunder shall, subject to the limitations set forth in Section 3.01(b) above, be Issued upon the irrevocable written request of the Borrower pursuant to a Notice of Borrowing (Letter of Credit) in the applicable form attached hereto as Exhibit A received by an Issuing Bank and the Agent by no later than 12 noon (New York City time) on the proposed date of Issuance or at such later time as agreed to by such Issuing Bank; provided that with respect to any such request received after 12 noon (New York City time) such Issuing Bank agrees to use commercially reasonable best efforts to Issue the Letter of Credit on the same day the notice is received.  Each such request for Issuance of a Letter of Credit shall be by electronic transfer or facsimile, confirmed by the close of the next Business Day in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to such Issuing Bank and Agent:  (i) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) whether the Letter of Credit is a Standby or Commercial Letter of Credit; and (viii) such other matters as such Issuing Bank may require.  Upon receipt of such request for Issuance of a Letter of Credit, the Agent shall promptly notify the Issuing Banks by delivery of a notification in the form of Exhibit P attached hereto whether or not such Issuance is in compliance with the provisions of Section 3.01.

(b)           From time to time while a Letter of Credit is outstanding and prior to the Expiration Date, an Issuing Bank shall, subject to the limitations set forth in Section 3.01(b) above, upon the written request of the Borrower received by such Issuing Bank and the Agent prior to 12 noon (New York City time) on the proposed date of amendment, amend any Letter of Credit issued by it or at such later time as agreed to by such Issuing Bank; provided that with respect to any such request received after 12 noon (New York City time) such Issuing Bank agrees to use its commercially reasonable best efforts to Issue the Letter of Credit on the same day the notice is received.  Each such request for amendment of a Letter of Credit shall be made by electronic transfer or facsimile, confirmed by the close of the next Business Day in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Banks and Agent:  (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such Issuing Bank may require.

(c)           If any outstanding Letter of Credit Issued by an Issuing Bank shall, subject to the limitations set forth in Section 3.01(b) above, provide that it shall be automatically renewed unless the beneficiary thereof receives notice from such Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal such Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Subsection 3.02(c) upon the request of the Borrower, then such Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Banks hereby authorize such renewal, and, accordingly, such Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

(d)           This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(e)           Each Issuing Bank will also deliver to Agent a true and complete copy of each Letter of Credit or amendment to or renewal of a Letter of Credit Issued by it.

3.03           Risk Participations, Drawings, Reducing Letters of Credit and Reimbursements.

(a)           Immediately upon the Issuance of each Letter of Credit Issued by an Issuing Bank, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a participation in such Letter of Credit and each drawing or Reducing Letter of Credit Borrowing thereunder in an amount equal to the product of (i) the Pro Rata Advance Share (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 3.03, with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Share, if applicable) of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing or Reducing Letter of Credit Borrowing, respectively.  For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Committed Line Portion of each Bank by an amount equal to the amount of such participation.

(b)           In the event of any request for a drawing under a Letter of Credit Issued by an Issuing Bank by the beneficiary or transferee thereof, such Issuing Bank will promptly notify the Borrower.  Any notice given by an Issuing Bank or Agent pursuant to this Subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.  The Borrower shall reimburse an Issuing Bank prior to 5:00 p.m. (New York City time), on each date that any amount is paid by such Issuing Bank under any Letter of Credit or to a Bank paying a beneficiary of a Reducing Letter of Credit in the form of a Reducing L/C Borrowing (each such date, an “Honor Date”), in an amount equal to the amount so paid by such Issuing Bank.  Amounts reimbursed by the Borrower with respect to draws under Letters of Credit issued in Canadian Dollars shall be paid in United States Dollars at the United States Dollar Equivalent of such draw.  In the event the Borrower fails to reimburse such Issuing Bank for the full amount of any drawing under any Letter of Credit or of any Reducing L/C Borrowing, as the case may be, by 5:00 p.m. (New York City time) on the Honor Date, such Issuing Bank will promptly notify Agent and Agent will promptly notify each Bank thereof, and Borrower shall be deemed to have requested that Revolving Loans be made by the Banks to be disbursed to such Issuing Bank not later than one (1) Business Day after the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Borrowing Base Line.

(c)           In the event of any request for a Reducing L/C Borrowing by the Borrower in association with any Reducing Letter of Credit, the amount available for drawing under such Reducing Letter of Credit will be reduced automatically, and without any further amendment or endorsement to such Reducing Letter of Credit, by the amount actually paid to such beneficiary, notwithstanding the fact that the payment creating such Reducing L/C Borrowing is not made pursuant to a conforming and proper draw under the corresponding Reducing Letter of Credit; provided, however, if any Bank has given the Issuing Banks, Agent, the Borrower and each of the other Banks written notice that such Bank objects to further Reducing L/C Borrowings at least three (3) Business Days prior to the date the Borrower requests the Reducing L/C Borrowing, then the Issuing Banks will not make such Reducing L/C Borrowing unless all Banks consent thereto.

(d)           Each Bank shall upon any notice pursuant to Subsection 3.03(b) make available to Agent for the account of any Issuing Bank an amount in United States Dollars at the United States Dollar Equivalent and in immediately available funds equal to its Pro Rata Share (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 3.03, with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Share, if applicable) of the amount of the drawing or of the Reducing L/C Borrowing, as the case may be, whereupon the participating Banks shall (subject to Subsection 3.03(e)) each be deemed to have made a Revolving Loan to the Borrower in that amount.  If any Bank so notified fails to make available to Agent for the account of such Issuing Bank the amount of such Bank’s Pro Rata Share (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 3.03, with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Share, if applicable) of the amount of the drawing or of the Reducing L/C Borrowing, as the case may be, by no later than 3:00 p.m. (New York City time) on the Business Day following the Honor Date, then interest shall accrue on such Bank’s obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period.  Agent will promptly give notice of the occurrence of the Honor Date, but failure of Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

(e)           With respect to any unreimbursed drawing or Reducing L/C Borrowing, as the case may be, that is not converted into Revolving Loans in whole or in part for any reason, the Borrower shall be deemed to have incurred from the relevant Issuing Bank an L/C Borrowing in United States Dollars at the United States Dollar Equivalent of such drawing or Reducing L/C Borrowing, as the case may be, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Default Rate, and each Bank’s payment to such Issuing Bank pursuant to Subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

(f)           Each Bank’s obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit or Reducing L/C Borrowing, shall be absolute and unconditional and without recourse to the relevant Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against such Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

3.04           Repayment of Participations.

(a)           Upon (and only upon) receipt by Agent for the account of an Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by such Issuing Bank under a Letter of Credit or in connection with a Reducing L/C Borrowing with respect to which any Bank has paid Agent for the account of such Issuing Bank for such Bank’s participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, Agent will pay to each Bank, in the same funds as those received by Agent for the account of such Issuing Bank, the amount of such Bank’s Pro Rata Share (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 3.04, with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Share, if applicable) of such funds, and such Issuing Bank shall receive the amount of the Pro Rata Share (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 3.04, with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Share, if applicable) of such funds of any Bank that did not so pay Agent for the account of such Issuing Bank.

(b)           If Agent or an Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to Agent for the account of such Issuing Bank pursuant to Subsection 3.04(a) in reimbursement of a payment made under a Letter of Credit or in connection with a Reducing L/C Borrowing or interest or fee thereon, each Bank shall, on demand of such Issuing Bank, forthwith return to Agent or such Issuing Bank the amount of its Pro Rata Share (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 3.04, with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Share, if applicable) of any amounts so returned by Agent or such Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to Agent or such Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.05           Role of the Issuing Banks.

(a)           Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit Issued by an Issuing Bank or funding any Reducing L/C Borrowing, such Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft or certificates expressly required by such Letter of Credit, but with respect to Reducing Letter of Credit Borrowings, no document of any kind need be obtained) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b)           None of Agent or any Issuing Bank or any of their Related Persons shall be liable to any Bank for:  (i) any action taken or omitted in connection herewith at the request or with the approval or deemed approval of the Banks; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c)           The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of Agent or any Issuing Bank or any of their Related Persons shall be liable or responsible for any of the matters described in clauses (a) through (g) of Section 3.06; provided, however, anything in such clauses or elsewhere herein to the contrary notwithstanding, that the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing:  (i) the Issuing Banks may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Banks shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.06           Obligations Absolute

The Obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse an Issuing Bank for a drawing under a Letter of Credit or for a Reducing L/C Borrowing, and to repay any L/C Borrowing and any drawing under a Letter of Credit or Reducing L/C Borrowing converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(a)           any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(c)           the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(d)           any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(e)           any payment by any Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by any Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(f)           any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations of the Borrower in respect of any Letter of Credit; or

(g)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

Notwithstanding anything to the contrary in this Section 3.06, the Issuing Banks shall not be excused from liability to Borrower to the extent of any direct damages (as opposed to consequential, indirect and punitive damages, claims in respect of which are hereby waived by Borrower) suffered by Borrower that are caused by any of the Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, provided, however, that the parties hereto expressly agree that:

(i)
the Issuing Banks may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit.

(ii)
the Issuing Banks shall have the right, in their sole discretion, to decline to accept documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)
this sentence shall establish the standard of care to be exercised by the Banks when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

3.07           Cash Collateral Pledge

Upon the request of Agent, (i) if an Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, (ii) if, as of the Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (iii) upon an Event of Default, the Borrower shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.  Upon the occurrence of the circumstances described in Section 2.05 requiring the Borrower to Cash Collateralize Letters of Credit, then, the Borrower shall immediately Cash Collateralize the L/C Obligations in an amount equal to the applicable excess.

3.08           Letter of Credit Fees.

(a)           The Borrower shall pay to Agent for the account of each of the Banks, a letter of credit fee with respect to each of the Letters of Credit Issued hereunder equal to the greater of (i) $500.00 per Letter of Credit, or (ii) per annum fees of (x) 2.25% of the undrawn amount of Ninety (90) Day Supply L/Cs and (y) 2.75% of the undrawn amount of all other Letters of Credit.

(b)           The Borrower shall pay to the Agent for the account of each Issuing Bank Issuing a Letter of Credit, an issuance fee of $250.00 for each Letter of Credit issued.

(c)           The Borrower shall pay to the Agent for the account of each Issuing Bank Issuing a Letter of Credit, a re-issuance fee of $100.00 for each Letter of Credit that is re-issued.

(d)           The Borrower shall pay to the Agent for the account of each Issuing Bank Issuing a Letter of Credit, an amendment fee equal to $100.00 for each amendment to any Letter of Credit.

(e)           The Borrower shall pay to Agent for the account of each Issuing Bank Issuing a Letter of Credit, a letter of credit fee with respect to each of the Letters of Credit Issued hereunder by such Issuing Bank equal to a fronting fee of 0.25% of the face amount of each such Letter of Credit.

(f)           Such letter of credit fees as described in sub-paragraphs (a), (b), (c), (d) and (e) above for each Letter of Credit, unless otherwise specified, shall be due and payable monthly in arrears for the preceding month during which Letters of Credit are outstanding, on the later of (i) the 5th Business Day of each month, or (ii) the date of payment shown on the monthly billing delivered to the Borrower by the Agent (which date of payment shall be no less than two (2) Business Days after delivery of such billing, but in no event later than the Expiration Date.

(g)           With reference to Letter of Credit fees for all Letters of Credit denominated in Canadian Dollars, the Agent shall calculate their United States Dollar Equivalents for each month in advance based upon the Canadian Dollar/US Dollar exchange rate in effect, as determined by the Agent as of the first calendar day of such month (without limiting the Agent’s right to determine the United States Dollar Equivalent at any time as provided in the definition of “Effective Amount”).  Such United States Dollar Equivalents shall be used for calculating the amount of such fees.  New Letters of Credit denominated in Canadian Dollars shall be assigned United States Dollar Equivalents by the Agent and such United States Dollar Equivalents shall apply until the next succeeding United States Dollar Equivalents are calculated by the Agent.

3.09           Applicability of UCP

When a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), at the option of the Issuing Bank, the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance or the International Standby Practices 1998 published by the Institute of International Bank and Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

3.10           Existing Letters of Credit

Borrower hereby acknowledges and agrees that the Existing Letters of Credit shall be deemed to be Letters of Credit Issued under this Agreement for all purposes.

ARTICLE IV

TAXES AND YIELD PROTECTION

4.01           Taxes.

(a)           Any and all payments by the Borrower to or for the account of Agent or any Bank under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Agent and each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Agent or such Bank, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”).  If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Agent or any Bank, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Agent and such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to Agent (which shall forward the same to such Bank) the original or a certified copy of a receipt evidencing payment thereof.

(b)           In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)           If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Agent or any Bank, the Borrower shall also pay to Agent (for the account of such Bank) or to such Bank, at the time interest is paid, such additional amount that such Bank specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Bank would have received if such Taxes or Other Taxes had not been imposed.

(d)           The Borrower agrees to indemnify Agent and each Bank for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Agent and such Bank, (ii) amounts payable under Subsection 4.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Payment under this subsection (d) shall be made within 30 days after the date the Bank or Agent makes a demand therefore.

4.02           Increased Costs and Reduced Return; Capital Adequacy.

(a)           If any Bank determines that as a result of the introduction of or any change in or in the interpretation of any Law, after the Closing Date or such Bank’s compliance therewith, there shall be any increase in the cost to such Bank of issuing or participating in Letters of Credit or advancing Revolving Loans, or a reduction in the amount received or receivable by such Bank in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 4.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Bank is organized or has its Lending Office, and (iii) reserve requirements), then from time to time upon demand of such Bank (with a copy of such demand to Agent), the Borrower shall pay to such Bank such additional amounts as will compensate such Bank for such increased cost or reduction.

(b)           If any Bank determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, after the Closing Date or compliance by such Bank (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Bank’s desired return on capital), then from time to time upon demand of such Bank (with a copy of such demand to Agent), the Borrower shall pay to such Bank such additional amounts as will compensate such Bank for such reduction.

4.03           Matters Applicable to all Requests for Compensation

A certificate of Agent or any Bank claiming compensation under this Article IV and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, Agent or such Bank may use any reasonable averaging and attribution methods.

4.04           Funding Losses

The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

(a)           the failure of the Borrower to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

(b)           the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c)           the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.05;

(d)           the prepayment (including prepayments made pursuant to Article II) or other payment (including after acceleration thereof) of a Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

(e)           the automatic conversion under Section 2.03 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.  For purposes of calculating amounts payable by the Borrower to the Banks under this Section and under Section 4.02, each Eurodollar Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

4.05           Survival

The agreements and Obligations of the Borrower in this Article IV shall survive the payment of all other Obligations.

ARTICLE V

CONDITIONS PRECEDENT

5.01           Matters to be Satisfied Upon Execution of Agreement

At the time the Banks execute this Agreement, unless otherwise waived by the Banks, Agent shall have received all of the following, in form and substance satisfactory to Agent and each Bank, and in sufficient copies for each Bank:

(a)           Loan Documents.  This Agreement, the Notes, appropriate amendments to the Security Agreements, financing statements and financing statement amendments, and each other document or certificate executed in connection with this Agreement, executed by each party thereto;

(b)           Incumbency.  Certificate of the Secretary of the Borrower, certified as of the Closing Date, and certifying the names and true signatures of the officers of the Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by the Borrower hereunder;

(c)           Organization Documents; Existence; Good Standing.  The articles or certificate of incorporation and the bylaws of the Borrower as in effect on the Closing Date, all certified by the Secretary of the Borrower as of the Closing Date, together with certificates of existence for the Borrower and a good standing certificate for the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Borrower is qualified to do business as a foreign corporation, certified as of, or reasonably close to, the Closing Date;

(d)           Legal Opinion.  Opinions of counsel to the Borrower and addressed to Agent and the Banks in form and substance acceptable to Agent and the Banks;

(e)           Payment of Fees.  The fee letters executed by the Borrower and evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Fortis’ reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided, however, that such estimate shall not thereafter preclude final settling of accounts between the Borrower and Agent); including any such costs, fees and expenses arising under or referenced in Sections 2.08 and 11.04(a) and all costs of the auditors and consultants retained by the Banks in connection with the Obligations of the Borrower to Agent;

(f)           Certificate.  A certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date, stating to the best of such officer’s knowledge that:

(i)	The representations and warranties contained in Article VI of the Agreement are true and correct in all material respects on and as of the date of this certificate;

(ii)	No Default or Event of Default exists or would result from the Credit Extension; and

(iii)	There has occurred no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(g)           Filings.  Evidence that all filings needed to perfect the security interests granted by the Security Agreements have been completed or due provision has been made therefore;

(h)           Intercreditor Agreement.  The Intercreditor Agreement executed by each party thereto.

(i)           Responsible Officer List.  The Responsible Officer List;

(j)           Support Agreement.  The Support Agreement executed by the Parent;

(k)           Financial Statements.  The Borrower’s audited financial statements for its 2008 fiscal year in compliance with Section 7.01(a);

(l)           Borrowing Base Collateral Position Report.  The Borrower’s most recent Borrowing Base Collateral Position Report;

(m)           Risk Management Policy.  The Borrower’s most recent risk management policy;

(n)           Audit Report.  The final signed audit report relating to the Borrower’s Collateral Position;

(o)           Non-Utility Money Pool Agreement.  An executed copy of the Non-Utility Money Pool Agreement dated June 12, 2008, including any amendments thereto, entered into by the Borrower, the Parent, Black Hills Service Company, LLC, Black Hills Non-regulated Holdings, LLC and certain other non-utility Subsidiaries of Parent named therein;

(p)           Subordination Agreement.  An executed subordination agreement substantially in the form attached hereto as Exhibit H among the Parent, the Borrower and the Agent; and

(q)           Other Documents.  Such other approvals, opinions, documents or materials as Agent or any Bank may request.

5.02           Matters to be Satisfied Prior to Each Request for Extension of Credit

On any date on which Borrower requests that any Bank make any Loans or Issue any Letter of Credit hereunder, unless otherwise waived by the Banks, each of the following shall be true:

(a)           Representations and Warranties.  Each of the representations and warranties made by Borrower in or pursuant to this Agreement or the other Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date).

(b)           Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

(c)           No Material Adverse Effect.   Since the Closing Date, there shall have been no Material Adverse Effect.

(d)           Borrowing Availability.  The aggregate Effective Amount outstanding under this Agreement shall not exceed the lesser of the Borrowing Base Advance Cap or the Total Available Committed Line Portion.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to Agent and each Bank that:

6.01           Existence and Power

The Borrower and each of its Subsidiaries:

(a)           is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b)           have the power and authority and all governmental licenses, authorizations, consents and approvals that are necessary to own their assets, carry on their business and to execute, deliver, and perform their respective Obligations under the Loan Documents;

(c)           is duly qualified as a foreign corporation or limited liability company, as the case may be, and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

(d)           to the best knowledge of the Borrower, is in compliance with all Requirements of Law.

6.02           Authorization; No Contravention

The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which the Borrower is party, have been duly authorized by its board of directors, and if necessary, shareholder action, and do not and will not:

(a)           contravene the terms of the Organization Documents of the Borrower;

(b)           conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

(c)           to the best knowledge of the Borrower, violate any Requirement of Law.

6.03           Governmental Authorization

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries, as applicable, of the Agreement or any other Loan Document.

6.04           Binding Effect

This Agreement and each other Loan Document to which the Borrower or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of such Person to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

6.05           Litigation

Except as specifically disclosed in Schedule 6.05, there are no actions, suits or proceedings, pending, or to the knowledge of the Borrower, threatened at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or any of its Subsidiaries or any of their respective properties which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; and no injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

6.06           No Default

No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower.  As of the Closing Date, neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

6.07           ERISA Compliance

Except as specifically disclosed in Schedule 6.07:

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law.  Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification.  The Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)           There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which have resulted or could reasonably be expected to result in a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i) To the Borrower’s best knowledge, no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) or ERISA.

6.08           Use of Proceeds; Margin Regulations

The proceeds of the Loans are to be used solely (a) to finance working capital requirements related to Product marketing activities; (b) to provide for Letters of Credit as described hereunder; and (c) to fund payments due to any Swap Bank under a Swap Contract.  Neither the Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.09           Title to Properties

The Borrower and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.  As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.10           Taxes

The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges shown thereon to be due and payable, and have paid all material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets as due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against the Borrower or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

6.11           Financial Condition.

(a)           The audited balance sheet of Borrower dated as of December 31, 2008:

(i)	fairly presents the financial condition of the Borrower as of the date thereof; and

(ii)	shows all material indebtedness and other liabilities, direct or contingent, of the Borrower as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(b)           Since December 31, 2008, there has been no Material Adverse Effect.

6.12           Environmental Matters

Except as previously specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.13           Regulated Entities

Neither the Borrower, nor any Person controlling the Borrower, or any of its Subsidiaries, is an “Investment Company” within the meaning of the Investment Company Act of 1940.  The Borrower is not subject under any Federal or state statute or regulation to restrictions limiting its ability to incur the Obligations.

6.14           No Burdensome Restrictions

Neither the Borrower nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

6.15           Copyrights, Patents, Trademarks and Licenses, etc

To the Borrower’s best knowledge, the Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person.  Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed.

6.16           Subsidiaries

The Borrower has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.16 hereto (as such schedule may be amended from time to time in accordance with Section 8.20) and have no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16.

6.17           Insurance

Except as specifically disclosed in Schedule 6.17, the properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

6.18           Full Disclosure

To the Borrower’s best knowledge, none of the representations or warranties made by the Borrower or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

6.19           Bank Accounts.

  The Borrower and its Subsidiaries have no bank accounts other than those specifically disclosed in Schedule 6.19 hereto.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Bank shall be continuing to consider making Revolving Loans or Issuing Letters of Credit hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

7.01           Financial Statements

The Borrower shall deliver to the Banks, in form and detail satisfactory to the Banks:

(a)           as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited financial statements of Borrower to include a balance sheet as at the end of such year and the related statements of income or operations, members’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm reasonably acceptable to Agent which report shall state that such financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years.  Such opinion shall not be qualified or limited because of a restricted or limited examination by the public accounting firm of any material portion of Borrower’s records;

(b)           as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the financial statements of Borrower to include a balance sheet as at the end of such year and the related statements of income or operations, members’ equity and cash flows for such year, in each case prepared on an Economic Basis and accompanied by a special purpose report acceptable to the Banks issued by a nationally-recognized independent accounting firm reasonably acceptable to Agent; and

(c)           as soon as available, but not later than forty-five (45) days after the end of each month, Borrower-prepared financial statements prepared in accordance with GAAP and on an Economic Basis and accompanied by an explanation of any discrepancy between such statements resulting from the differing methods of preparation.

7.02           Certificates; Other Information

The Borrower shall furnish to the Agent and the Banks:

(a)           concurrently with the delivery of the financial statements referred to in Subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer of the Borrower;

(b)           as of the 15th and last day of each month, delivered within seven (7) days of the reporting date (or the next succeeding Business Day after such date in the event that such date is not a Business Day), a Borrowing Base Collateral Position Report, certified by a Responsible Officer of the Borrower; provided, however, that if any Borrowing Base Collateral Position Report fails to reflect an “excess” (as contemplated by such report) of greater than $20,000,000.00, then until two consecutive Borrowing Base Collateral Position Reports have evidenced an “excess” (as contemplated by such report) of greater than $25,000,000.00, the Borrower shall provide additional Borrowing Base Collateral Position Reports per month, one as of each Friday of each week.  Upon the delivery of the second consecutive Borrowing Base Collateral Position Report evidencing an excess greater than $25,000,000.00, the Borrower will revert to delivering two (2) Borrowing Base Collateral Position Reports per month as described in the first portion of this Section 7.02(b);

(c)           as of the 15th and last day of each month, delivered within seven (7) days of the reporting date (or the next succeeding Business Day after such date in the event that such date is not a Business Day), a Net Fixed Price Volume Report, certified by a Responsible Officer of the Borrower that the Borrower is in compliance with the Net Fixed Price Volume limitations set forth in Section 8.11 of this Agreement;

(d)           on the tenth (10th) Business Day of each month a Transportation Agreement Report, in form and substance acceptable to Banks, as of the last calendar day of the preceding month, certified by a Responsible Officer of the Borrower;

(e)           on the tenth (10th) Business Day of each month a forward position report, in form and substance acceptable to the Banks, showing the marked to market position of the Borrower’s forward book as of the last calendar day of the preceding month, certified by a Responsible Officer of the Borrower;

(f)           promptly when available, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request;

(g)           within forty-five (45) days of the end of each quarter, a quarterly report of inventory storage locations at each quarter end;

(h)           within forty-five (45) days of the end of each quarter, a quarterly report reflecting any advances made by Borrower to Parent or any other Affiliates;

(i)           within forty-five (45) days of the end of each quarter, a quarterly report reflecting total future demand charge obligations;

(j)           updated risk management policies which shall cover Borrower’s trading activities in natural gas, crude oil and distillates for crude blending, such policies to be reasonably satisfactory to the Agent and the Banks; and

(k)           promptly upon receipt thereof, copies of any detailed audit reports, management letters and any reports as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any of its Subsidiaries, or any audit of any of them.

Whenever any report or other information due under this Section 7.02 is due on a day other than a Business Day, such report or other information shall be due on the following Business Day.

7.03           Notices

The Borrower shall promptly notify Agent and each Bank:

(a)           of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that could reasonably be expected to become a Default or Event of Default;

(b)           the occurrence of any event which could reasonably be expected to cause a material impairment of the Collateral Position;

(c)           the occurrence of any event which could reasonably be expected to cause a Material Adverse Effect, including any of the following to the extent they individually or in the aggregate cause or could reasonably be expected to cause a Material Adverse Effect:  (i) breach or non-performance of, or any default under, a material Contractual Obligation of the Borrower or any Subsidiary; (ii) any material dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(d)           of the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate (but in no event more than 10 days after the Borrower receives notice or becomes aware of such event), and deliver to Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:

(i)	an ERISA Event;

(ii)	a material increase in the Unfunded Pension Liability of any Pension Plan;

(iii)	the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate;

(iv)	the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

(e)           of any material change in accounting policies or financial reporting practices by the Borrower; and

(f)           of any intended relocation of inventory or any intended new location of inventory owned by the Borrower, at least ten (10) Business Days prior to the date such inventory is to be stored at such location.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time.  Each notice under Subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or reasonably could be expected to be) breached or violated as therein provided.

Each Swap Bank that has concluded a Swap Contract shall promptly notify the Agent of the early termination, or its equivalent, of the Swap Contract and the Agent shall promptly notify the Banks of the same.

7.04           Preservation of Corporate Existence, Etc

The Borrower shall, and shall cause each of its Subsidiaries to:

(a)           preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of organization;

(b)           preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

(c)           use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

(d)           preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.05           Maintenance of Property

The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except in any case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06           Insurance

The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.  Agent, for the benefit of the Banks, shall be named as an additional insured and loss payee under all such polices, without liability for premiums or club calls.

7.07           Payment of Obligations

The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

(a)           all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

(b)           all lawful claims which, if unpaid, would by law become a Lien upon its property, except for Permitted Liens, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or Subsidiary, and provided that at such time the claim becomes a Lien (other than a lis pendens notice), it shall be promptly paid; and

(c)           all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing or relating to such Indebtedness.

7.08           Compliance with Laws

The Borrower shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act).

7.09           Compliance with ERISA

The Borrower shall, and shall cause each of its ERISA Affiliates to:  (a) maintain each Plan in compliance with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

7.10           Inspection of Property and Books and Records

The Borrower shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary.  The Borrower shall permit, and shall cause each of its Subsidiaries to permit representatives and independent contractors of Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of Agent or Bank causing such inspection and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists Agent or any Bank may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.11           Environmental Laws

The Borrower shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

7.12           Use of Proceeds

The Borrower shall use the proceeds of the Loans for the uses described in this Agreement and not in contravention of any Requirement of Law or of any Loan Document restrictions on use of loan proceeds.  The Borrower shall not use the proceeds of the Loan or any Letter of Credit to acquire, directly or indirectly, any Margin Stock.

7.13           Collateral Position Audit.

At such times as Agent deems advisable, the Borrower will allow Agent or an entity satisfactory to Agent to conduct a thorough examination of the Borrower’s Collateral Position and its risk management practices, and the Borrower will fully cooperate in such examination.  The Borrower will pay the costs and expenses of one such examination per calendar year and any additional examinations during such time as an Event of Default has occurred and is continuing.  The Borrower acknowledges that Agent will conduct a minimum of one such audit per year and may conduct additional audits during the year.  At the request of any Bank, the Agent will provide such Bank with the results of such audit.

7.14           Payments to Bank Blocked Accounts

The Borrower shall (i) notify in writing and otherwise take such reasonable steps to ensure that all Account Debtors under any of its Accounts forward payment in the form of cash, checks, drafts or other similar items of payment directly to the Bank Blocked Accounts or directly by wire transfer to the Bank Blocked Accounts and shall, if requested by Agent, provide Banks with reasonable evidence of such notification, (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited all payments under such Accounts to the Bank Blocked Accounts.  In the event that any Account Debtor does make any payment directly to the Bank Blocked Accounts, Borrower shall promptly deposit such amounts into the Bank Blocked Accounts, and (iii) to the extent any funds are withdrawn by the Borrower or any of its Subsidiaries from the Clearinghouse Account, deposit and cause its Subsidiaries to deposit such funds to the Bank Blocked Accounts.  Agent at any time may apply amounts contained in the Bank Blocked Accounts toward satisfaction of the Obligations.  Upon the written notice of Agent, Wells Fargo shall cease to transfer any funds from the Bank Blocked Accounts until further notified in writing by Agent.

7.15           Financial Covenants

The Borrower shall at all times maintain:

(a)           Minimum Net Working Capital equal to the greater of (i) $50,000,000.00 or (ii) 25% of the then-elected Borrowing Base Sub-Cap, subject to adjustment as provided in Section 8.11(b).

(b)           Minimum Tangible Net Worth equal to the greater of (i) $50,000,000.00 or (ii) 25% of the then-elected Borrowing Base Sub-Cap, subject to adjustment as provided in Section 8.11(b).

(c)           A ratio of Total Liabilities to Tangible Net Worth not to exceed 5:1.

7.16           Net Cumulative Loss

The Borrower shall not incur a Net Cumulative Loss during any twelve (12) consecutive calendar months in excess of the lower of the following:  (a) $30,000,000.00, or (b)(x) $10,000,000.00 plus (y) to the extent it results in a positive number, eighteen percent (18%) times the following:

(i)	the lower of Net Working Capital or Tangible Net Worth (as of most recent period available), minus

(ii)	$75,000,000.00.

For purposes of this Section 7.16, Net Cumulative Loss shall mean the consolidated net loss of the Borrower and its Subsidiaries computed on an Economic Basis.

7.17           Security for Obligations

The Borrower shall at all times maintain security interests in favor of the Banks so that the Banks shall have a first priority perfected lien (other than Permitted Liens) on all of assets of the Borrower and any of its Subsidiaries to the extent required pursuant to the Loan Documents, to secure the Borrower’s Obligations hereunder, under the other Loan Documents and with respect to Swap Contracts, and the Borrower’s Obligations under Swap Contracts shall be secured on a pari passu basis with the Borrower’s other Obligations, provided that with respect to a Defaulting Bank or its Affiliate which has entered into a Swap Contract with the Borrower, the Defaulting Bank shall only be entitled to sharing of amounts pursuant to the Intercreditor Agreement with respect to such Swap Contracts notwithstanding any other provision to the contrary herein.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Banks waive compliance in writing:

8.01           Limitation on Liens

The Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)           any Lien existing on property of the Borrower or any of its Subsidiaries on the Closing Date and set forth in Schedule 8.01 securing Indebtedness;

(b)           any Lien created under any Loan Document or Swap Contract;

(c)           Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

(d)           carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, First Purchaser Liens or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty and, with respect to any such warehousemen’s or landlord’s lien, such liens only secure accrued rental charges;

(e)           Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(f)           Liens on the property of the Borrower or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

(g)           Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such unstayed liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed $1,000,000.00;

(h)           easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries;

(i)           purchase money security interests (including capital leases) on any property acquired or held by the Borrower or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, however, that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $2,000,000.00; and

(j)           any Lien in the form of Cash Collateral (which has not been Cash Collateralized for the benefit of the Banks) which has been granted by the Borrower to secure the margin requirements of a swap contract permitted under Section 8.06(b), provided that such Cash Collateral has been deducted from the Borrowing Base Advance Cap.

8.02           Consolidations, Mergers and Dispositions

The Borrower shall not suffer or permit any of its Subsidiaries to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person except for (a) the sale of assets in the ordinary course of its business, (b) mergers and consolidations with an aggregate value of less than $10,000,000.00 less the aggregate value of any acquisitions permitted under Section 8.18 during any consecutive 12 calendar month period, and (c) asset sales with an aggregate value of less than $10,000,000.00 during any consecutive 12 calendar month period.

8.03           Limitation on Indebtedness

The Borrower shall not suffer or permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)           Indebtedness incurred pursuant to or in accordance with, this Agreement;

(b)           Indebtedness consisting of trade payables in the ordinary course of business;

(c)           Indebtedness existing on the Closing Date, and described on Schedule 8.01;

(d)           Indebtedness in respect of purchase money security interests permitted by Section 8.01 hereof;

(e)           Indebtedness in respect of Contingent Obligations permitted by Section 8.06 hereof;

(f)           Subordinated Debt that has been approved by the Banks;

(g)           Intercompany loans to the Borrower which are subordinated to the Obligations pursuant to a subordination agreement or on other terms and conditions satisfactory to the Banks; and

(h)           Intercompany loans incurred by a Subsidiary to the extent permitted under Section 8.18.

8.04           Transactions with Affiliates

The Borrower shall not suffer or permit any of its Subsidiaries to, enter into any material transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

8.05           Use of Proceeds

The Borrower shall not suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or (e) in a manner inconsistent with this Agreement.

8.06           Contingent Obligations

The Borrower shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

(a)           endorsements for collection or deposit in the ordinary course of business;

(b)           swap contracts entered into in the ordinary course of business as bona fide hedging transactions (including Swap Contracts);

(c)           Contingent Obligations of the Borrower and its Subsidiaries existing as of the Closing Date and described on Schedule 8.06;

(d)           Contingent Obligations of the Borrower with respect to any obligations of its Subsidiaries; and

(e)           Contingent Obligations of the Borrower in favor of Societe Generale Energie (Canada) Inc. (“SocGen Canada”) pursuant to the terms of an agency agreement between the Borrower and SocGen Canada.  Specifically, the Borrower will indemnify SocGen Canada for errors made by the Borrower in the execution of transactions entered into on behalf of SocGen Canada.  The Borrower will also assume the risks of any disruption in the flow of natural gas from the initial seller to SocGen Canada into and out of storage and to the final purchaser from SocGen Canada.

8.07           Restricted Payments

The Borrower shall not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests);

(b)           the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock of such Person;

(c)           the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

(d)           the Borrower may declare or pay cash dividends to its stockholders; provided, however, that, immediately after giving effect to such proposed action, no Default or Event of Default would exist.

8.08           ERISA

The Borrower shall not, nor suffer or permit any of its ERISA Affiliates to:  (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

8.09           Change in Business

The Borrower shall not, nor suffer or permit any of its Subsidiaries to, engage in any line of business or trading strategy materially different from the line of business or trading strategy carried on by the Borrower and its Subsidiaries on the date hereof.

8.10           Accounting Changes

The Borrower shall not, nor suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary.

8.11           Net Fixed Price Volume Limits.

(a)           At no time will the Borrower allow the Net Fixed Price Volume of natural gas to exceed 3,000,000 MMBTUS and the Net Fixed Price Volume of crude oil and distillates for crude blending to exceed 50,000 bbls.

(b)           In the event the Borrower’s Net Fixed Price Volume of natural gas exceeds 1,500,000 MMBTUS, the financial covenants set forth at Section 7.15(a) and (b) shall be adjusted by increasing the required minimum Net Working Capital and the required Tangible Net Worth by an amount equal to the Borrower’s actual Net Fixed Price Volume of natural gas less 1,500,000 MMBTUS times $5.00 per MMBTU.

8.12            Change of Management

Borrower shall notify the Agent prior to any Change of Management.  For purposes of this Section 8.12, “Change of Management” shall mean an officer of the Borrower as of the Closing Date and listed as of the date hereof on Schedule 8.12 hereto ceases to be an officer of the Borrower or more than 50% of the Persons serving as directors of the Borrower as of the Closing Date and listed as of the date hereof on Schedule 8.12 hereto cease to serve as directors.

8.13           Risk Management Policy

The Borrower will not materially change its risk management policies or increase any board of director established volumetric or dollar limits thereunder without the prior written consent of Agent and all the Required Banks.  Borrower agrees that upon request by Agent, from time to time, the Borrower and the Banks will review and evaluate Borrower’s risk management policies.

8.14           Capital Expenditures

Borrower will not make or commit to make any capital expenditure if after such commitment or expenditure a Default or Event of Default would exist under this Agreement.

8.15           Unhedged Transportation Exposure

At no time will the Borrower allow its Unhedged Transportation Exposure for the next succeeding two-year period to exceed the amounts specified below, provided, however, that Borrower’s Unhedged Transportation Exposure may exceed such amounts by one-third (1/3) of the amount by which its Net Working Capital and Tangible Net Worth exceeds the minimum amount required under Section 7.15.

Borrowing Base Sub-Cap in Effect	Unhedged Transportation Exposure May Not Exceed
$100,000,000.00	$3,000,000.00
$150,000,000.00	$3,000,000.00
$175,000,000.00	$4,000,000.00
$200,000,000.00	$4,000,000.00
$250,000,000.00	$5,500,000.00
$300,000,000.00 or more	$6,500,000.00
8.16           Proprietary Value-at-Risk

Borrower’s Proprietary Value-at-Risk shall not at any time exceed $8,000,000.00 (95% confidence interval and one-day time horizon).  “Proprietary Value-at-Risk” shall mean the risk of mark to market value loss for proprietary positions calculated using historical market trends, prices, volatility and correlations.

8.17           Transportation Value-at-Risk

Borrower’s Transportation Value-at-Risk shall not at any time exceed $10,000,000.00 (95% confidence interval and one-day time horizon).  “Transportation Value-at-Risk” shall mean the risk of mark to market value loss for transportation positions calculated using historical market trends, prices, volatility and correlations.

8.18           Loans and Investments

Borrower shall not, nor shall it permit any of its Subsidiaries to, purchase or acquire, or make any commitment therefor, any equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any acquisitions, or make or commit to make any advance, loan, extension of credit (other than pursuant to sales on open account in the ordinary course of Borrower’s business) or capital contribution to or any other investment in, any Person; provided, however, that (a) Borrower may make advances and loans to Parent, and (b) Borrower and any of its Subsidiaries may make such investments, capital contributions, acquisitions, loans or advances, as long as (i) after giving effect to such proposed action, no Default or Event of Default would exist; and (ii) except for advances and loans by Borrower to Parent, the aggregate amount of all such investments, capital contributions, acquisitions, loans or advances does not exceed $15,000,000.00 less the aggregate value of any mergers and consolidations permitted under Section 8.02;

8.19           Bank Blocked Accounts Investments

Borrower shall not (a) purchase or acquire any investments to be held in a Bank Blocked Accounts other than cash equivalents and Marketable Securities; or (b) open or maintain any bank account unless such bank account is subject to a Blocked Account Agreement.

8.20           Additional Subsidiaries.

 The Borrower shall not, nor shall it permit any of its Subsidiaries to, create or acquire any additional Subsidiaries without (a) prior written notice to the Agent, (b) such new Subsidiary executing and delivering to the Agent, at its request, a guaranty, a joinder to the Borrower’s Second Amended and Restated Security Agreement, and such other security agreements as the Agent or the Required Banks may reasonably request, (c) the equity holder of such Subsidiary executing and delivering to the Agent a security agreement pledging one hundred percent (100%) of the Capital Stock owned by such equity holder of such Subsidiary along with the certificates pledged thereby, if any, and appropriately executed stock powers in blank, if applicable, and (d) the delivery by the Borrower and such Subsidiary of any certificates, opinions of counsel, title opinions or other documents as the Agent may reasonably request relating to such Subsidiary; provided that the tangible net worth according to GAAP of each such Subsidiary shall at all times equal or exceed $250,000.00.

ARTICLE IX

EVENTS OF DEFAULT

9.01           Event of Default

Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment.  The Borrower fails to pay any amount due hereunder or under any other Loan Document within one (1) Business Day after the same becomes due; or

(b)           Representation or Warranty.  Any representation or warranty made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, or any Responsible Officer furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect or incomplete in any material respect on or as of the date made or deemed made; or

(c)           Covenant Defaults.  The Borrower fails to perform or observe:

(i)           any term, covenant or agreement contained in Sections 7.03, 7.04(a), 7.07, 7.14 and 7.17 of this Agreement and such default shall continue unremedied for a period of five (5) days after the occurrence of such default,

(ii)           any term, covenant or agreement contained in Sections 7.05, 7.06, 7.08, 7.09 and 7.11 of this Agreement and such default shall continue unremedied for a period of twenty (20) days after the occurrence of such default, and

(iii)           any other term, covenant or agreement contained in any of the Loan Documents, other than those expressly set forth in clauses (i) and (ii) above; or

(d)           Cross-Default.  The Borrower or any Subsidiary of the Borrower (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement or otherwise) of more than $5,000,000.00 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (ii) fails to perform or observe any other material condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement or otherwise) of more than $5,000,000.00, if, after expiration of any grace or cure period therein provided, the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(e)           Swap Contracts.  There shall have occurred with respect to any Swap Contract to which the Borrower is a party an “Event of Default” or a “Termination Event” (as defined in the applicable ISDA Master Agreement and any related Credit Support Annex or Schedule) which entitles the applicable Swap Bank to terminate the Swap Contract; or

(f)           Insolvency; Voluntary Proceedings.  The Borrower or any Subsidiary of the Borrower (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

(g)           Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Subsidiary of the Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the properties of Borrower, any Subsidiary of the Borrower, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower, any Subsidiary of the Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower, any Subsidiary of the Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefore), or other similar Person for itself or a substantial portion of its property or business; or

(h)           ERISA.  (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000.00; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000.00; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000.00, or the aggregate of (i), (ii) and (iii) exceeds $1,000,000.00; or

(i)           Monetary Judgments.  One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary of the Borrower, which such judgment, order, decree or award is not effectively stayed pending appeal thereof, involving in the aggregate a liability as to any single or related series of transactions, incidents or conditions, to pay an amount of $5,000,000.00 or more, unless Borrower’s or any of its Subsidiary’s potential liability under such judgment, order, decree or award is covered by insurance and the insurer acknowledges in writing such coverage within thirty (30) days of the date such judgment, order, decree or award is entered; or

(j)           Non-Monetary Judgments.  Any non-monetary judgment, order or decree is entered against the Borrower or any Subsidiary of the Borrower which does or would reasonably be expected to have a Material Adverse Effect; or

(k)           Change of Control.  There occurs any Change of Control not previously approved by all the Banks; or

(l)           Adverse Change.  There occurs a Material Adverse Effect; or

(m)           Support Agreement.  The Parent shall terminate or fail to perform its obligations under the Support Agreement.

9.02           Remedies

If any Event of Default occurs, Agent may and shall, at the request of the Required Banks:

(a)           declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing by the beneficiary under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(b)           exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law including, without limitation, seeking to lift the stay in effect under the Insolvency Proceeding;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01, the making of Loans and the Issuance of Letters of Credit under this Agreement shall automatically terminate and an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing by the beneficiary under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) together with the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Agent, any Issuing Bank or any Bank.

9.03           Rights Not Exclusive

The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

9.04           Application of Payments

Except as expressly provided in this Agreement, from and after the date of the occurrence of any Sharing Event, all amounts thereafter received or recovered under this Agreement or any other Loan Document whether as a result of a payment by the Borrower, the exercise of remedies by the Agent under any of the Loan Documents, liquidation of collateral or otherwise, shall be applied according to Section 2.01 of the Intercreditor Agreement.

ARTICLE X

AGENT

10.01           Appointment and Authorization.

(a)           Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as Agent and such Issuing Bank may agree at the request of the Required Banks that Agent will act for such Issuing Bank with respect thereto; provided, however, that such Issuing Bank shall have all of the benefits and immunities (i) provided to Agent in this Article X with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Agent” as used in this Article X included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such Issuing Bank.  Prior to the issuance of a Letter of Credit or upon the payment of any drawing on a Letter of Credit by an Issuing Bank other than Agent, such Issuing Bank shall provide written notice to Agent of the dollar amount, the date of such issuance or payment and the expiry date for such Letter of Credit.  Such issuance shall be subject to the consent of Agent.  Such consent shall not result in the imposition of any liability upon Agent.

10.02           Delegation of Duties

Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

10.03           Liability of Agent

None of the Agent or any of its Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder.  None of Agent or any of its Related Persons shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower’s Subsidiaries or Affiliates.

10.04           Reliance by Agent.

(a)           Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Banks or Required Banks, as applicable, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Banks or Required Banks, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

(b)           For purposes of determining compliance with the conditions specified in Sections 5.01 and 5.02, each Bank that has executed this Agreement shall, unless it notifies the Agent to the contrary, be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

10.05           Notice of Default

Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of the Banks, unless Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  Agent will notify the Banks of its receipt of any such notice.  Agent shall take such action with respect to such Default or Event of Default as may be requested by the Banks or Required Banks, as applicable, in accordance with Article IX; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

10.06           Credit Decision

Each Bank acknowledges that none of Agent or any of its Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by Agent or any of its Related Persons to any Bank.  Each Bank represents to Agent that it has, independently and without reliance upon Agent or any of its Related Persons and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Bank also represents that it will, independently and without reliance upon Agent or any of its Related Persons and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly herein required to be furnished to the Banks by Agent, Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of Agent or its Related Persons.

10.07           Indemnification

Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent, the Issuing Banks and their respective Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with each Bank’s Pro Rata Share, from and against any and all Indemnified Liabilities arising out of actions taken by the Agent, the Issuing Banks and their respective Related Persons in their respective capacities as Agent and/or an Issuing Bank; provided, however, that no Bank shall be liable for the payment to the Agent, the Issuing Banks or any of their respective Related Persons of any portion of such Indemnified Liabilities resulting from such Person’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Bank shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.  THE FORGOING INDEMNITY INCLUDES AN INDEMNITY FOR THE NEGLIGENCE OF THE AGENT, THE ISSUING BANKS OR ANY OF THEIR RESPECTIVE RELATED PERSONS.

10.08           Agent in Individual Capacity

Fortis and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Fortis were not Agent or an Issuing Bank hereunder and without notice to or consent of the Banks.  The Banks acknowledge that, pursuant to such activities, Fortis or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Fortis shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not Agent or an Issuing Bank, and the terms “Bank” and “Banks” include Fortis in its individual capacity.

10.09           Successor Agent

Agent may resign as Agent upon thirty (30) days’ notice to the Banks.  If Agent resigns under this Agreement, the Banks shall appoint, with the approval of the Required Banks and, so long as no Event of Default has occurred and is continuing, the consent of the Borrower, from among the Banks, a successor agent for the Banks; provided that the Committed Line Portion of such successor agent at the time of such resignation is equal to or greater than the Committed Line Portion of SocGen.  If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Banks, and, so long as no Event of Default has occurred and is continuing, with the consent of the Borrower, a successor agent from among the Banks; provided that the Committed Line Portion of such successor agent at the time of such resignation is equal to or greater than the Committed Line Portion of SocGen.  Upon a change of control of the Agent, so long as no Event of Default has occurred and is continuing, the Borrower may, at its option, demand the resignation of the Agent and appoint, with the approval of the Required Banks, from among the Banks, a successor agent for the Banks; provided that the Committed Line Portion of such successor agent at the time of such resignation is equal to or greater than the Committed Line Portion of SocGen.  For the purposes of the foregoing sentence, a “change of control” of the Agent means the sale, assignment or other transfer, whether direct or indirect, of more than fifty percent (50%) of the Capital Stock or other ownership rights of the Agent or any of its parent entities.  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of Agent hereunder until such time, if any, as the Banks appoint a successor agent as provided for above.

10.10           Foreign Banks

Each Bank that is a “foreign corporation, partnership or trust” within the meaning of the Code (a “Foreign Bank”) shall deliver to Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax.  Thereafter and from time to time, each such Person shall (a) promptly submit to Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person.  If such Person fails to deliver the above forms or other documentation, then Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.  If any Governmental Authority asserts that Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Agent therefore, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, and costs and expenses (including Attorney Costs) of Agent.  The obligation of the Banks under this Section shall survive the payment of all Obligations and the resignation or replacement of Agent.

10.11           Collateral Matters.

(a)           The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

(b)           The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement, any other Loan Document or any Swap Contract; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (vi) upon transfers of funds out of a Bank Blocked Accounts, or (vii) if approved, authorized or ratified in writing by all the Banks.  Upon request by the Agent at any time, the Banks will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Subsection 10.11(b); provided, however, that the absence of any such confirmation for whatever reason shall not affect the Agent’s rights under this Section 10.11.

(c)           Each Bank agrees with and in favor of each other that the Borrower’s obligations to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral.

10.12           Monitoring Responsibility

Each Bank will make its own credit decisions hereunder, including the decision whether or not to make advances or consent to the Issuance of Letters of Credit, thus the Agent shall have no duty to monitor the Collateral Position, the amounts outstanding under sub-lines or the reporting requirements or the contents of reports delivered by the Borrower.  Each Bank assumes the responsibility of keeping itself informed at all times.

10.13           The Arrangers and Certain Agents

The Arrangers, the Syndication Agent and the Documentation Agent shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their individual capacity as Banks hereunder to the extent they are a party to this Agreement as a Bank.

ARTICLE XI

MISCELLANEOUS

11.01           Amendments and Waivers

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by all the Required Banks and the Borrower and acknowledged by Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

(a)           no amendment, waiver or consent shall, unless in writing, signed by each Issuing Bank and approved by all the Banks, affect the rights or duties of any Issuing Bank under this Agreement or any Letter of Credit application relating to any Letter of Credit issued or to be issued by it;

(b)           no amendment, waiver or consent shall, unless in writing, signed by Agent and approved by all the Banks:  (i) affect the rights or duties of Agent under this Agreement or any other Loan Document, (ii) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Bank’s Committed Line Portion or amend the Expiration Date or the Maturity Date, (iii) notwithstanding the terms of paragraph (c) below, result in a Credit Extension in excess of the Borrowing Base Advance Cap, (iv) amend, modify or waive any provision of this Section 11.01, any provision of this Agreement which requires the consent or approval of all the Banks or the Banks, or reduce the percentage specified in the definition of Required Banks, (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, (vi) release any of the Collateral (except as otherwise permitted by Section 10.11(b)(i)-(vi)), (vii) amend or modify the definitions of “Pro Rata Adjusted Share,” “Pro Rata Advance Share,” or “Pro Rata Share,” or (viii) amend or modify the Borrower’s Second Amended and Restated Security Agreement;

(c)           no amendment, waiver or consent shall, unless in writing, signed by Agent and approved by the Supermajority Banks, amend or modify the definitions of “Advance Line Limit,” “Borrowing Base Advance Cap,” “Borrowing Base Sub-Cap,” or “Close-out Amount.”

(d)           no amendment, waiver or consent shall, unless in writing, signed by the Issuing Bank so affected, amend or modify the amounts and percentages set forth opposite such Issuing Bank’s name in the definitions of “Issuing Bank Sub-Limit” or “Issuing Percentage,” “L/C Sub-Limit Cap,” such Issuing Bank to provide written notice to Agent and the Banks promptly upon the effective date of such amendment or modification;

(e)           no amendment, waiver or consent shall, unless in writing, signed by Agent and each Bank that is a Swap Bank that is not then a Defaulting Bank (if applicable) at the time of such amendment, waiver or consent:  (a) amend, modify or waive Sections 7.17, 9.04 or 11.21, (b) amend, modify or waive the Intercreditor Agreement, or (c) amend, modify or waive any other Section of this Agreement which amendment, modification or waiver would affect the rights and duties of the Swap Banks hereunder; and

(f)           the fee letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

11.02           Notices.

(a)           General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 11.02; or, in the case of the Borrower, Agent, or the Issuing Banks, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, Agent and the Issuing Banks.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to Agent and the Issuing Banks pursuant to Article II shall not be effective until actually received by such Person.  Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 11.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

(b)           Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, Agent and the Banks.  Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)           Limited Use of Electronic Mail.  Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d)           Reliance by Agent and Banks.  Agent and the Banks shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Agent and each of its Related Persons and each Bank from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

11.03           No Waiver; Cumulative Remedies

No failure by any Bank or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04           Costs and Expenses

The Borrower agrees (a) to pay or reimburse Agent for all reasonable costs and expenses incurred by Agent in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Agent and each Bank for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Agent and the cost of independent public accountants and other outside experts retained by Agent or any Bank.  The agreements in this Section shall survive the termination of this Agreement and repayment of all the other Obligations.

11.05           Indemnity

Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless the Agents and each of its Related Persons, each Issuing Bank, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against:  (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Agent or any Bank) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of Agent or the replacement of any Bank) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, Agent and the Banks under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF AN INDEMNITEE, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final judgment.  The agreements in this Section shall survive the termination of this Agreement and repayment of all the other Obligations.

11.06           Payments Set Aside

To the extent that the Borrower makes a payment to Agent or any Bank, or Agent or any Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to Agent upon demand its applicable share of any amount so recovered from or repaid by Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

11.07           Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Committed Line Portion and the Loans (including for purposes of this subsection (b) and participations in L/C Obligations) at the time owing to it); provided, however, that (i) the aggregate amount of the Committed Line Portion (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent, shall not be less than $5,000,000.00, (ii) each of Agent, the Issuing Banks, and, so long as no Event of Default has occurred and is continuing, the Borrower (except an assignment by a Bank to another Bank which such assignment shall not require the consent of Borrower) consents (each such consent not to be unreasonably withheld or delayed) to such assignment, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement with respect to the Loans or the Committed Line Portion assigned, and (iv) the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance, such Assignment and Acceptance to be in the form attached hereto as Exhibit C, together with a processing and recordation fee of $3,500.00.  Subject to acceptance and recording thereof by Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.07, 11.04 and 11.05).  Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Bank and the assignee Bank provided the replaced Notes are simultaneously returned to the Borrower.  Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Committed Line Portions of, and principal amount of the Loans and L/C Obligations owing to, each Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Any Bank may, without the consent of, or notice to, the Borrower or Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Bank’s rights and/or obligations under this Agreement (including all or a portion of its Committed Line Portion and/or the Loans (including such Bank’s participations in L/C Obligations) owing to it); provided, however, that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, or (ii) reduce the principal, interest, fees or other amounts payable to such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01 and 4.02 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Bank, provided, however, that such Participant agrees to be subject to Section 2.12 as though it were a Bank.

(e)           A Participant shall not be entitled to receive any greater payment under Section 4.01 or 4.02 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 4.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.08 as though it were a Bank.

(f)           Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

(g)           If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Subsection 11.07(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Bank (through Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

(h)           Notwithstanding anything to the contrary contained herein, if at any time any Issuing Bank assigns all of its Committed Line Portion and Loans pursuant to subsection (b) above, such Bank shall, (i) upon 30 days’ notice to the Borrower and the Banks, resign as an Issuing Bank.  In the event of any such resignation as an Issuing Bank, the Borrower shall be entitled to appoint from among the Banks a successor Issuing Bank to such Issuing Bank hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Bank as an Issuing Bank.  The resigning Issuing Bank shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of each of its resignation as an Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Banks to make Loans or fund participations in L/C Obligations pursuant to Section 3.03).

11.08           Confidentiality

Each of Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent  required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Agent or any Bank on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Bank’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Bank or its Affiliates.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower; provided, however, that, in the case of Information received from the Borrower after the date hereof, such Information is clearly identified in writing at the time of delivery as confidential.  The foregoing is not intended to limit the Banks’ obligations to maintain confidential information received from the Borrower under applicable laws.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Bank agrees that it and its respective Affiliates, directors, officers, employees and agents (collectively, “Representatives”) will not use any of the Information for any reason or purpose other than in connection with its or any of its Affiliates’ business relationship with Borrower.  Each of the Banks specifically agrees that the Information will not be utilized to evaluate the current or prospective banking relationship between such Bank and any person or entity that is not a party to this Agreement.  Each Bank agrees that it will not disclose to any person (other than a person to whom Information is otherwise permitted to be disclosed under this Section 11.08) the fact that Information has been disclosed to it or its Representatives.  Each Bank shall be responsible for enforcing this Section 11.08 as to its Representatives.

11.09           Set-off

In addition to any rights and remedies of the Banks provided by law, upon the occurrence and during the continuance of any Event of Default, each Bank is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured.  Each Bank agrees promptly to notify the Borrower and Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.10           Interest Rate Limitations

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If Agent or any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by Agent or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

11.11           Automatic Debits of Fees

With respect to any fee, commission, interest or any other cost or expense or other payment due hereunder (including Attorney Costs) due and payable to the Agent or any Bank under the Loan Documents, the Borrower hereby irrevocably authorizes Wells Fargo to debit from the Bank Blocked Accounts an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee, commission, interest or other cost or expense and to transfer such amount to the Agent to be applied to any such payment due hereunder, provided, however, that Agent shall promptly notify Borrower of any such debit.  If there are insufficient funds in the Bank Blocked Accounts to cover the amount of the fee, commission, interest or other cost or expense then due, such debits will be reversed (in whole or in part, in the Agent’s sole discretion) and such amount not debited shall be deemed to be unpaid.  No such debit under this Section shall be deemed a set-off.

11.12           Notification of Addresses, Lending Offices, Etc

.  Each Bank shall notify Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

11.13           Bank Blocked Accounts Charges and Procedures

The Agent may authorize Wells Fargo to (a) charge the Bank Blocked Accounts for all returned checks, service charges, and other fees and charges associated with the deposits by the Borrower to and withdrawals by the Borrower from the Bank Blocked Accounts; and (b) follow its usual procedures in the event the Bank Blocked Accounts or any check, draft or other order for payment of money should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process; provided, however, that such authorizations may be terminated at any time by Agent.  Funds are not available if, in the reasonable determination of Agent, they are subject to a hold, dispute or legal process preventing their withdrawal.  If the available balances in the Bank Blocked Accounts relating to the Borrower are not sufficient to pay Wells Fargo for any returned check, draft or order for the payment of money relating to the Borrower, or to compensate Wells Fargo for any charges or fees due Wells Fargo with respect to the deposits by the Borrower to and withdrawals by the Borrower from the Bank Blocked Accounts, the Borrower agrees to pay on demand the amount due Wells Fargo.  The Borrower agrees that it cannot, and will not, withdraw any monies from the Bank Blocked Accounts until such time as the Agent authorizes such withdrawal and it will not permit the Bank Blocked Accounts to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than Agent’s security interest.

11.14           Counterparts

This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

11.15           Severability

The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

11.16           No Third Parties Benefited

This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Banks, the Agent and the Agent’s Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.17           Integration

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, however, that the inclusion of supplemental rights or remedies in favor of Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.18           Survival of Representations and Warranties

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by Agent and each Bank, regardless of any investigation made by Agent or any Bank or on their behalf and notwithstanding that Agent or any Bank may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.19           Governing Law and Jurisdiction.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED, HOWEVER, THAT AGENT AND EACH BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE STATE COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, AGENT AND EACH BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, AGENT AND EACH BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  THE BORROWER, AGENT AND EACH BANK WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, UPON ITSELF AND HAVE IRREVOCABLY APPOINTED CORPORATION SERVICE COMPANY, 80 STATE STREET, ALBANY, NEW YORK 12207-2543, AS REGISTERED AGENT FOR PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF NEW YORK.

11.20           Waiver of Jury Trial

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.21           Intercreditor Agreement

Each Bank hereby agrees that it shall take no action to terminate its obligations under the Intercreditor Agreement and will otherwise be bound by and take no actions contrary to the Intercreditor Agreement.

11.22           Amendment and Restatement

As of the Closing Date, this Agreement amends and restates in its entirety the Existing Credit Agreement.  Borrower hereby agrees that (a) the loans outstanding under the Existing Credit Agreement and all accrued and unpaid interest thereon, (b) all Letters of Credit issued and outstanding under the Existing Credit Agreement, and (c) all accrued and unpaid fees under the Existing Credit Agreement shall be deemed to be outstanding under and payable by this Agreement.

11.23           Entire Agreement

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

11.24           USA PATRIOT Act Notice

Each Bank that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Bank or the Agent, as applicable, to identify each Loan Party in accordance with the Act.  The Borrower shall, promptly following a request by the Agent or any Bank, provide all documentation and other information that the Agent or such Bank requests in order to comply with its ongoing obligations under applicable “know your customer” anti-money laundering rules and regulations, including the Act.

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3rd A&R Credit Agreement [Enserco]
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011038.0122\517034.09[INSERT PAGE NUMBER]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ENSERCO ENERGY INC.,
a South Dakota corporation

By: /s/ Victoria J. Campbell
Name: Victoria J. Campbell
Title: Vice President and General Manager

350 Indiana Street, Suite 400
Golden, Colorado 80401
Attention: Thomas M. Ohlmacher
Telephone: (303) 568-3261
Facsimile: (303) 568-3250

FORTIS CAPITAL CORP.,
as Agent

By: /s/ Chad Clark
Name: Chad Clark
Title: Director
Head of Energy Commodities Group

By: /s/ Michiel V.M. van der Voort
Name: Michiel V.M. van der Voort
Title: Managing Director
Head of Commodities America

15455 North Dallas Parkway, Suite 1400
Addison, TX 75001
Attention: Corey Hingson
Telephone: (214) 866-2535
Facsimile: (214) 969-9332

3rd A&R Credit Agreement [Enserco]
011038.0122\517034.09

Execution Copy

SOCIETE GENERALE
as a Bank and an Issuing Bank

By: /s/ Chung-Taek Oh
Name: Chung-Taek Oh
Title: Vice President

By: /s/ Emmanuel Chesneau
Name: Emmanuel Chesneau
Title: Managing Director

1221 Avenue of the Americas
New York, NY 10020
Attn: Chung Taek Oh
Phone: (212) 278-6345
Fax: (212) 278-7953

BNP PARIBAS,
as a Bank and an Issuing Bank

By: /s/ Keith Cox
Name: Keith Cox
Title: Managing Director
By: /s/ Jordan Nenoff
Name: Jordan Nenoff
Title: Director

787 Seventh Avenue
New York, NY 10019
Attn: Keith Cox
Phone: (212) 841-2575
Tax: (212) 841-2536

3rd A&R Credit Agreement [Enserco]
011038.0122\517034.09

Execution Copy

U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By: /s/ Monte E. Deckerd
Name: Monte E. Deckerd
Title: Senior Vice President

918 17th Street
DNCOBB3E
Denver, CO 80202
Attn: Monte Deckerd
Phone: (303) 585-4212
Fax: (303) 585-4362

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
as a Bank

By: /s/ Chan K. Park
Name: Chan K. Park
Title: Senior Vice President and Manager

1251 Avenue of the Americas
New York, NY 10020-1104
Attention: Commodities & Structured Trade
Finance Group – Chan Park
Phone: (212) 782-5512
Fax: (212) 782-5871

3rd A&R Credit Agreement [Enserco]
011038.0122\517034.09

Execution Copy

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

Attached

3rd A&R Credit Agreement [Enserco]
011038.0122\517034.09

Execution Copy

SCHEDULE 2.01

COMMITTED LINE AND
COMMITTED LINE PORTIONS
(EXCLUDING SWAP CONTRACTS)

I.           Committed Line:

A.	Maximum Line:	$300,000,000.00

B.	Total Line Amount Subscribed:	$240,000,000.00

C.	Subscribed Percentage:	80%

II.           Committed Line Portions:

A.           Subscribed Amounts:

Bank	Dollar Amount	Pro Rata Share

Fortis Capital Corp.	$60,000,000.00	25%
BNP Paribas	$60,000,000.00	25%
Societe Generale	$60,000,000.00	25%
The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch	$40,000,000.00	16.666666667%
U.S. Bank National Association	$20,000,000.00	8.333333333%
Total Subscribed Line Portions	$240,000,000.00	100%

III.           Advance Line Limit:                                                                        $50,000,000.00

Effective Date:  May 8, 2009

3rd A&R Credit Agreement [Enserco]
011038.0122\517034.09

SCHEDULE 6.05

LITIGATION, AND PATENT, TRADEMARK, ETC. CLAIMS

None

3rd A&R Credit Agreement [Enserco] Schedule 6.05
011038.0122\517034.09

SCHEDULE 6.07

ERISA MATTERS

None

3rd A&R Credit Agreement [Enserco] Schedule 6.07
011038.0122\517034.09

SCHEDULE 6.12

ENVIRONMENTAL MATTERS

None

3rd A&R Credit Agreement [Enserco] Schedule 6.12
011038.0122\517034.09

SCHEDULE 6.16

SUBSIDIARIES AND EQUITY INVESTMENTS

Borrower owns 100% of the membership interest in VariFuel, LLC a South Dakota limited liability company.  VariFuel is currently inactive.

3rd A&R Credit Agreement [Enserco] Schedule 6.16
011038.0122\517034.09

SCHEDULE 6.17

INSURANCE MATTERS

None

3rd A&R Credit Agreement [Enserco] Schedule 6.17
011038.0122\517034.09

SCHEDULE 6.19

BANK ACCOUNTS

1.	The Bank Blocked Accounts (account no. _____________ in the name of Borrower maintained with Wells Fargo; account no. ___________CAD in the name of the Borrower maintained with Wells Fargo)

2.	The Clearinghouse Account (account entitled “ENSERCO” maintained on behalf of the Borrower with Natural Gas Exchange Inc.)

3.	Hedging Account maintained on behalf of the Borrower with BNP Paribas Commodity Futures, Inc.

3rd A&R Credit Agreement [Enserco] Schedule 6.19
011038.0122\517034.09

SCHEDULE 7.03(f)

INVENTORY LOCATIONS

Attached

3rd A&R Credit Agreement [Enserco] Schedule 6.19
011038.0122\517034.09

SCHEDULE 8.01

PERMITTED INDEBTEDNESS AND LIENS

None

3rd A&R Credit Agreement [Enserco] Schedule 8.01
011038.0122\517034.09

SCHEDULE 8.06

CONTINGENT OBLIGATIONS

1.
Borrower is a party to that certain Office Lease with CMD Realty Investment Fund II. L.P., dated August 2, 1999 (as amended to date, the “Lease”), related to the premises at 350 Indiana Street, Suites 220, 300 and 400, Golden, Colorado 80401.  Borrower and Borrower’s Affiliate, Black Hills Generation, Inc., are jointly and severally referred to as the “Tenant” under the Lease.

2.
Borrower is a party to the certain Master Purchase, Sale and Services Agreement (the “Falco Agreement”) with Falco Energy Transportation, LLC (“Falco”), dated as of May 14, 2007, pursuant to which Falco provides crude oil handling and hauling services.  Pursuant to the Falco Agreement, if the actual volume of crude oil hauling or mileage amount required by the Borrower decreases to the point that any truck dedicated to the Falco Agreement is not needed, the Borrower must pay an “Idle Fee” for each such unutilized truck at a rate of $1,500 per day.  In addition, should the Borrower terminate the Falco Agreement prior to expiration thereof, the Borrower must make an early termination payment based on (1) the original cost of certain GPS units and software dedicated to the Falco Agreement, (2) 20% of the depreciated value of trucks, trailers and pump systems (one a five-year, straight line basis) specifically acquired by Falco for the performance of the Falco Agreement, and (3) the balance of payments required under two-year employment contracts for Falco employees dedicated to the Falco Agreement.

3rd A&R Credit Agreement [Enserco] Schedule 8.06
011038.0122\517034.09

SCHEDULE 8.12

DIRECTORS AND OFFICERS

OFFICER	TITLE	DIRECTOR

David R. Emery 625 Ninth Street Rapid City, SD 57701	Chairman and Chief Executive Officer	X

Thomas M. Ohlmacher 350 Indiana St., Suite 400 Golden, CO 80401	President and Chief Operating Officer – Non-regulated Energy

Anthony S. Cleberg 625 Ninth Street Rapid City, SD 57701	Executive Vice President and Chief Financial Officer (also Assistant Treasurer and Assistant Secretary)	X

Steven J. Helmers 625 Ninth Street Rapid City, SD 57701	Senior Vice President, General Counsel and Chief Compliance Officer (also Assistant Secretary)	X

Robert A. Myers 1815 Capitol Avenue Omaha, NE 68102	Senior Vice President – Human Resources

James M. Mattern 625 Ninth Street Rapid City, SD 57701	Senior Vice President – Corporate Administration

Scott A. Buchholz 1815 Capitol Avenue Omaha, NE 68102	Senior Vice President – Chief Information Officer

Lynnette K. Wilson 350 Indiana St., Suite 400 Golden, CO 80401	Senior Vice President – Communications and Investor Relations

Roxann R. Basham 625 Ninth Street Rapid City, SD 57701	Vice President – Governance and Corporate Secretary

Perry S. Krush 625 Ninth Street Rapid City, SD 57701	Vice President – Corporate Controller

Jeffrey B. Berzina 625 Ninth Street Rapid City, SD 57701	Vice President – Finance

Garner M. Anderson 625 Ninth Street Rapid City, SD 57701	Vice President, Treasurer and Chief Risk Officer

Kyle D. White 625 Ninth Street Rapid City, SD 57701	Vice President – Regulatory and Governmental Affairs

Richard W. Kinzley 625 Ninth Street Rapid City, SD 57701	Vice President – Strategic Planning and Development

Victoria J. Campbell 350 Indiana St., Suite 400 Golden, CO 80401	Vice President and General Manager

3rd A&R Credit Agreement [Enserco] Schedule 8.12
011038.0122\517034.09

11.           SCHEDULE 11.02

LENDING OFFICES AND ADDRESSES FOR NOTICES

FORTIS CAPITAL CORP.,

as Agent

Fortis Capital Corp.

15455 North Dallas Parkway

Suite 1400

Addison, Texas  75001

Attention:  Corey Hingson

Phone:  (214) 866-2535

Fax:  (214) 969-9332

AGENT’S PAYMENT OFFICE:

Fortis Capital Corp.

15455 North Dallas Parkway

Suite 1400

Addison, Texas  75001

Attention:  Corey Hingson

Phone:  (214) 866-2535

Fax:  (214) 969-9332

FORTIS CAPITAL CORP.,

as Issuing Bank

Fortis Capital Corp.

15455 North Dallas Parkway

Suite 1400

Addison, Texas  75001

Attention:  Corey Hingson

Phone:  (214) 866-2535

Fax:  (214) 969-9332

BNP PARIBAS

as a Bank

BNP Paribas

787 Seventh Avenue

New York, NY  10019

Attention:  Keith Cox

Phone:  (212) 841-2575

Fax:  (212) 841-2536

FORTIS CAPITAL CORP.

as a Bank

Fortis Capital Corp.

15455 North Dallas Parkway

Suite 1400

Addison, Texas  75001

Attention:  Corey Hingson

Telephone:  (214) 866-2535

Facsimile:  (214) 969-9332

U.S. BANK NATIONAL ASSOCIATION

as a Bank

U.S. Bank National Association

918 17th Street

DNCOBB3E

Denver, CO  80202

Attn:  Monte Deckerd

Telephone:  (303) 585-4212

Facsimile:  (303) 585-4362

SOCIETE GENERAL

as a Bank

Societe Generale

1221 Avenue of the Americas

New York, NY  10020

Attention:  Chung-Taek Oh

Phone:  (212) 278-6345

Fax:  (212) 278-7953

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,

as a Bank

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

1251 Avenue of the Americas

New York, NY  10020-1104

Attn:  Chan Park

Phone:  (212) 782-5512

Fax:  (212) 782-5871

ENSERCO ENERGY INC.,
as the Borrower

Enserco Energy Inc.
350 Indiana Street, Suite 400
Golden, CO 80401
Attn:  Victoria Campbell
Phone:  (303) 568-3262
Fax:  (303) 568-3250

with a copy to:

Black Hills Corporation
P.O. Box 1400
625 Ninth Street
Rapid City, SD 57709
Attn:  Steven J. Helmers
Phone: (605) 721-2303
Fax: (605) 721-2550

3rd A&R Credit Agreement [Enserco] Schedule 11.02
011038.0122\517034.09

Execution Copy

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

(LETTERS OF CREDIT)

[Date]

Fortis Capital Corp.

15455 North Dallas Parkway

Suite 1400

Addison, Texas  75001

Attention:  Corey Hingson

Telephone:  (214) 866-2535

Facsimile:  (214) 969-9332

·
Re:           Third Amended and Restated Credit Agreement, dated to be effective as of May __, 2009 (as amended or supplemented from time to time, the “Agreement”), by and among Enserco Energy Inc. (the “Borrower”), the banks that from time to time are parties thereto, and Fortis Capital Corp., as Agent

III.                      Ladies and Gentlemen:

Reference is made to the Agreement (capitalized terms used herein that are not defined shall have the respective meanings ascribed thereto in the Agreement).  The Borrower hereby gives notice of its intention to request the [issuance, amendment, or renewal] of Letters of Credit as is further described on the Letter of Credit Application attached hereto.

The Borrower represents and warrants, as of the date hereof and as of the date any Letter of Credit is Issued, amended or renewed, that (i) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the Letters of Credit requested above; (ii) that none of the Borrowing Base Advance Cap, the Total Available Committed Line Portion or any L/C Sub-limit Cap will be exceeded after giving effect to the Letters of Credit requested above; and (iii) all of Borrower’s representations and warranties under the Agreement are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties relate solely an to earlier date).

Very truly yours,

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer

3rd A&R Credit Agreement [Enserco] Exhibit A-1
011038.0122\517034.09

FORM OF NOTICE OF BORROWING
(REVOLVING LOAN)
[Date]

Fortis Capital Corp.

15455 North Dallas Parkway

Suite 1400

Addison, Texas  75001

Attention:  Corey Hingson

Telephone:  (214) 866-2535

Facsimile:  (214) 969-9332

·
Re:           Third Amended and Restated Credit Agreement, dated to be effective as of May __, 2009 (as amended or supplemented from time to time, the “Agreement”), by and among Enserco Energy, Inc. (the “Borrower”), the banks that from time to time are parties thereto, and Fortis Capital Corp., as Agent

IV.                      Ladies and Gentlemen:

Reference is made to the Agreement (capitalized terms used herein that are not defined shall have the respective meanings ascribed thereto in the Agreement).  The Borrower hereby gives notice of its intention to borrow under the Borrowing Base Line.

Please advance $__________ as a Revolving Loan as follows:

(i)	Date of Borrowing: ___________ (a Business Day).
(ii)	In the amount of $__________________.

The Borrower represents and warrants, as of the date hereof and as of the date any Revolving Loan is made or renewed, that (i) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the Revolving Loan requested above; (ii) that none of the Borrowing Base Advance Cap, the Total Available Committed Line Portion or the Advance Line Limit will be exceeded after giving effect to the Revolving Loan requested above; and (iii) all of Borrower’s representations and warranties under the Agreement are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date).

Very truly yours,

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer

3rd A&R Credit Agreement [Enserco] Exhibit A-1
011038.0122\517034.09

EXHIBIT A-2

FORM OF NOTICE

OF CONVERSION/CONTINUATION

[Date]

Fortis Capital Corp.

15455 North Dallas Parkway, Suite 1400

Addison, TX  75001

Attention:  Marla Jennings

Telephone:  (214) 866-9314

Facsimile:  (214) 969-9332

·
Re:           Third Amended and Restated Credit Agreement, dated to be effective as of May __, 2009 (as amended or supplemented from time to time, the “Agreement”), by and among Enserco Energy, Inc. (the “Borrower”), the banks that from time to time are parties thereto, and Fortis Capital Corp., as Agent

Ladies and Gentlemen:

The Borrower hereby gives you irrevocable notice pursuant to Section 2.03A of the Agreement that it hereby requests a [conversion] [continuation] of [outstanding Borrowings] [an outstanding Borrowing] into a new Borrowing (the “Proposed Borrowing”) on the terms set forth below:

Outstanding Borrowing #1

Date of Borrowing:

Aggregate Amount for Conversion1:

Type of Advance:

Interest Period:

1           The aggregate amount for conversion with respect to Borrowings comprised of Eurodollar Rate Loans must be made in an amount equal to the Eurodollar Effective Amount or, if the remaining outstanding amount of such Borrowing would be less than an amount equal to the Eurodollar Effective Amount following the conversion or continuation, in the remaining outstanding amount of such Borrowing.

3rd A&R Credit Agreement [Enserco] Exhibit A-2
011038.0122\517034.09

Proposed Borrowing

Date of Conversion or Continuation2:

Aggregate Amount:

Type of Advance:

Interest Period:

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing:

(a)
the representations and warranties contained in the Agreement are correct in all material respects, before and after giving effect to the proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the proposed Borrowing (except to the extent such representations and warranties relate solely to an earlier date);

(b)	no Default has occurred and remains uncured, nor would result from the proposed Borrowing; and

(c)	the Borrowing Base Advance Cap will not be exceeded after giving effect to the proposed Borrowing.

Very truly yours,

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer

2           The date of the proposed conversion must be a Business Day.  Borrower must give three (3) Business Days’ advance notice for conversions into or continuations of Borrowings comprised of Eurodollar Rate Loans, and the same Business Day advance notice for conversions into or continuations of Borrowings comprised of Base Rate Loans.

3rd A&R Credit Agreement [Enserco] Exhibit A-2
011038.0122\517034.09

EXHIBIT B

FORM OF

COMPLIANCE CERTIFICATE

[Date]
Fortis Capital Corp
15455 North Dallas Parkway	1221 Avenue of the Americas
Suite 1400	New York, New York 10020
Addison, Texas 75001
Attention: Corey Hingson	Attention: Chung-Taek Oh
Telephone: (214) 866-2535	Telephone: (212) 278-6345
Facsimile: (214) 969-9332	Facsimile: (212) 278-7953

·
Re:           Third Amended and Restated Credit Agreement, dated to be effective as of May __, 2009 (as amended or supplemented from time to time, the “Agreement”), by and among Enserco Energy Inc. (the “Borrower”), the banks that from time to time are parties thereto, and Fortis Capital Corp., as Agent

Ladies and Gentlemen:

The Borrower, acting through its duly authorized Responsible Officers (as that term is defined in the Agreement), certifies to each of the Banks that the Borrower is in compliance with the Agreement and in particular certifies the following as of ____________:

I. Borrowing Base Sub-Cap = $200,000,000

    II.      Financial Covenants and Net Cumulative Loss Covenant:

	Actual	Requirement
Net Working Capital ($)	___________	50,000,000 1
Tangible Net Worth ($)	___________	50,000,000 1
Total Liabilities to Tangible Net Worth	__________	5:11
Net Cumulative (Loss) / Gain ($)	___________	(23,490,616)
1 Based on the Borrowing Base Sub-Cap above, and Section 7.15 (a) through (c) and 8.11(b) of the Agreement, as applicable.

3rd A&R Credit Agreement [Enserco] Exhibit B
011038.0122\517034.09

III.      Other Covenants

	Actual	Requirement
Net Fixed Price Volumes:
Natural Gas (MMBTU’s)	__________2	3,000,000
Crude Oil and Distillates (bbls)	__________2	50,000
Value-at-Risk (1-day/95%):
Proprietary ($)	__________3	8,000,000
Transportation ($)	__________3	10,000,000
Unhedged Transportation Exposure ($)	__________4	___________
2 Represents maximum Net Fixed Price Volumes since the date of the previous Compliance Certificate.
3 Represents maximum VAR since the date of the previous Compliance Certificate.
                  4  Represents maximum Unhedged Transportation Exposure since the date of the previous Compliance Certificate.

Further, the undersigned hereby certifies that (i) the Net Fixed Price Volume of natural gas and the Net Fixed Price Volume of crude oil and distillates for crude blending has at no time exceeded the limitations set forth in Section 8.11 of the Agreement, (ii) the Unhedged Transportation Exposure has at no time exceeded the limitations set forth in Section 8.15 of the Agreement, (iii) the Proprietary Value-at-Risk has at no time exceeded the limitations set forth in Section 8.16 of the Agreement, (iv) the Transportation Value-at-Risk has at no time exceeded the limitations set forth in Section 8.17 of the Agreement, and (v) that the undersigned has no knowledge of any Defaults or Events of Defaults under the Agreement which existed as from the Closing Date of the Agreement or which exist as of the date of this letter.

The undersigned also certifies that the accompanying financial statements present fairly, in all material respects, the financial condition of the Borrower as of _____________, and the related results of operations for the ___________ then ended, in conformity with generally accepted accounting principles and in conformity with the definition of Economic Basis under the Agreement to the extent applicable.

Very truly yours,

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer

3rd A&R Credit Agreement [Enserco] Exhibit B
011038.0122\517034.09

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of May __, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time the “Agreement;” the terms defined therein being used herein as therein defined), among Enserco Energy Inc. (the “Borrower”), the Banks from time to time party thereto, and Fortis Capital Corp., as Agent and Issuing Bank.

The assignor identified on the signature page hereto (the “Assignor”) and the assignee identified on the signature page hereto (the “Assignee”) agree as follows:

1.      (a)           Subject to paragraph 11, effective as of the date specified on Schedule 1 hereto (the “Effective Date”), the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest described on Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Agreement.

(b)           From and after the Effective Date, (i) the Assignee shall be a party under the Agreement and will have all the rights and obligations of a Bank for all purposes under the Loan Documents to the extent of the Assigned Interest and be bound by the provisions thereof, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent of the Assigned Interest.  The Assignor and/or the Assignee, as agreed by the Assignor and the Assignee, shall deliver, in immediately available funds, any applicable assignment fee required under Subsection 11.07(b) of the Agreement.

2.      On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed upon by the Assignor and the Assignee.

3.      From and after the Effective Date, Agent shall make all payments under the Agreement and the Notes, if any, in respect of the Assigned Interest (including all payments of principal, interest and fees with respect thereto) to the Assignee.  The Assignor and the Assignee shall make all appropriate adjustments in payments under the Agreement and such Notes, if any, for periods prior to the Effective Date directly between themselves.

4.      The Assignor represents and warrants to the Assignee that:

(a)           The Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

(b)           the Assigned Interest listed on Schedule 1 accurately and completely sets forth the Outstanding Amount of all Loans and L/C Obligations relating to the Assigned Interest as of the Effective Date;

(c)           it has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith; and

(d)           this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignor.

The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Affiliates or the performance by the Borrower or any of its Affiliates of their respective obligations under the Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document other than as expressly set forth above.

5.      The Assignee represents and warrants to the Assignor and Agent that:

(a)           it is an Eligible Assignee;

(b)           it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith;

(c)           this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignee;

(d)           under applicable Laws no tax will be required to be withheld by Agent or the Borrower with respect to any payments to be made to the Assignee hereunder or under any Loan Document, and unless otherwise indicated in the space opposite the Assignee’s signature below, no tax forms described in Section 10.10 of the Agreement are required to be delivered by the Assignee; and

(e)           the Assignee has received a copy of the Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance.  The Assignee has independently and without reliance upon the Assignor or Agent and based on such information, as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance.  The Assignee will, independently and without reliance upon Agent or any Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.

6.      The Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto.

7.      If either the Assignee or the Assignor desires a Note to evidence its Loans, it shall request Agent to procure a Note from the Borrower.

8.      The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

9.      This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations hereunder without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

10.      This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in the Section of the Agreement entitled “Governing Law.”

11.      The effectiveness of the assignment described herein is subject to:

(a)           if such consent is required by the Agreement, receipt by the Assignor and the Assignee of the consent of Agent and the Issuing Banks, and/or the Borrower to the assignment described herein.  By delivering a duly executed and delivered copy of this Assignment and Acceptance to Agent, the Assignor and the Assignee hereby request any such required consent and request that Agent register the Assignee as a Bank under the Agreement effective as of the Effective Date; and

(b)           receipt by Agent of (or other arrangements acceptable to Agent with respect to) any applicable assignment fee referred to in Subsection 11.07(b) of the Agreement and any tax forms required by Section 10.10 of the Agreement.

By signing below, Agent agrees to register the Assignee as a Bank under the Agreement, effective as of the Effective Date with respect to the Assigned Interest, and will adjust the registered Pro Rata Share of the Assignor under the Agreement to reflect the assignment of the Assigned Interest.

Attached hereto as Schedule 2 is all contact, address, account and other administrative information relating to the Assignee.

3rd A&R Credit Agreement [Enserco] Exhibit C
011038.0122\517034.09

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

Assignor:

[Name of Assignor],

By:
Name:
Title:

Tax forms required by	Assignor:

Section 10.10 of the Agreement included	[Name of Assignor]

By:
Name:
Title:
          (Signatures continue)

3rd A&R Credit Agreement [Enserco] Exhibit C
011038.0122\517034.09

    In accordance with and subject to Section 11.07 of

the Agreement, the undersigned consents to the

foregoing assignment as of the Effective Date:

ENSERCO ENERGY INC.,

By:___________________________

Name: __________________________
 Responsible Officer

FORTIS CAPITAL CORP.,

as Agent and Issuing Bank

By:

Name:

Title:

By:

Name:

Title:

BNP PARIBAS,

as an Issuing Bank

By:

Name:

Title:

3rd A&R Credit Agreement [Enserco] Exhibit C
011038.0122\517034.09

SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE

THE ASSIGNED INTEREST

                      Effective Date: ______________________

Assigned Commitment	Type and amount of outstanding Obligations assigned	Assigned Pro Rata Share
$__________________	[type] $______________	__________________%

3rd A&R Credit Agreement [Enserco] Exhibit C
011038.0122\517034.09

SCHEDULE 2 TO ASSIGNMENT AND ACCEPTANCE

ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

3rd A&R Credit Agreement [Enserco] Exhibit C
011038.0122\517034.09

EXHIBIT D

FORM OF BORROWING BASE COLLATERAL POSITION REPORT
[Date]

Fortis Capital Corp
15455 North Dallas Parkway	1221 Avenue of the Americas
Suite 1400	New York, New York 10020
Addison, Texas 75001
Attention: Corey Hingson	Attention: Chung-Taek Oh
Telephone: (214) 866-2535	Telephone: (212) 278-6345
Facsimile: (214) 969-9332	Facsimile: (212) 278-7953
·
Re:           Third Amended and Restated Credit Agreement, dated to be effective as of May __, 2009 (as amended or supplemented from time to time, the “Agreement”), by and among Enserco Energy, Inc. (the “Borrower”), the banks that from time to time are parties thereto, and Fortis Capital Corp., as Agent

Ladies and Gentlemen:

The Borrower, acting through its duly authorized Responsible Officer (as that term is defined in the Agreement), delivers the attached report to the Banks and certifies to each of the Banks that it has at all times been and continues to be in compliance with the Agreement.  Further, the undersigned hereby certifies that (i) the undersigned has no knowledge of any Defaults or Events of Default under the Agreement which existed since the Closing Date of the Agreement (other than any Defaults or Events of Default of which the Borrower has previously notified the Agent pursuant to Section 7.02 or 7.03 of the Agreement) or which exist as of the date of this letter and (ii) as of the date written above, the amounts indicated on the attached schedule were accurate and true as of the date of preparation.

The undersigned also certifies that the amounts set forth on the attached report constitute all Collateral which has been or is being used in determining availability for an advance or letter of credit issued under the Borrowing Base Line, as of the preceding date of such advance or issuance, as applicable.  This certificate and attached reports are submitted pursuant to Subsection 7.02(b) of the Agreement.  Capitalized terms used herein and in the attached reports have the meanings specified in the Agreement.

Very truly yours,

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer
Enserco Energy Inc.

BORROWING BASE COLLATERAL POSITION REPORT

AS OF [DATE]

I.	COLLATERAL
A.	Cash Collateral	$_______	100%	$________
B.	Equity in Approved Brokerage Accounts	$_______	90%	$________
C.	Tier I Accounts	$_______	90%	$________
D.	Tier II Accounts	$_______	85%	$________
E.	Tier I Unbilled Eligible Accounts	$_______	85%	$________
F.	Tier II Unbilled Eligible Accounts	$_______	80%	$________
G.	Eligible Inventory (other than Line Fill or Tank Bottom)	$_______	80%	$________
H.	Eligible Inventory that is Line Fill or Tank Bottom	$_______	50%	$________
I.	Eligible Exchange Receivables	$_______	80%	$________
J.	Undelivered Product Value	$_______	80%	$________
K.	Amount subject to First Purchaser Lien that is not secured by a L/C	($______)	100%	($_______)
L.	The mark to market amounts owed to the Swap Banks under Swap Contracts as reported by the Swap Banks	($______)	120%	(________)
		-----------	----------	------------
		=======	======	=======
	TOTAL COLLATERAL	$_______	_______	$________
	BORROWING BASE SUB-CAP			$________
	BORROWING BASE ADVANCE CAP (Least of $_______________, Borrowing Base Sub-Cap or Total Collateral)			$________
II.	BANK OUTSTANDINGS			$________
A.	Loans from the Banks			$________
B.	L/Cs from the Banks			$________
TOTAL OUTSTANDINGS UNDER BORROWING BASE LINE				$________
III.	EXCESS/(DEFICIT) (I-II)			$________

3rd A&R Credit Agreement [Enserco] Exhibit D
011038.0122\517034.09

EXHIBIT E

FORM OF NET POSITION REPORT

[Date]

Fortis Capital Corp
15455 North Dallas Parkway	1221 Avenue of the Americas
Suite 1400	New York, New York 10020
Addison, Texas 75001
Attention: Corey Hingson	Attention: Chung-Taek Oh
Telephone: (214) 866-2535	Telephone: (212) 278-6345
Facsimile: (214) 969-9332	Facsimile: (212) 278-7953
·
Re:           Third Amended and Restated Credit Agreement, dated to be effective as of May __, 2009 (as amended or supplemented from time to time, the “Agreement”), by and among Enserco Energy Inc. (the “Borrower”), the banks that from time to time are parties thereto, and Fortis Capital Corp., as Agent

·      Ladies and Gentlemen:

In my capacity as Responsible Officer of Enserco Energy Inc., I hereby certify to you that as of the date written above, such company’s aggregate net positions are as follows:

	Long Position	Short Position	Net Position
MMBTUS
CRUDE OIL AND DISTILLATES

To the best of my knowledge, these net positions have at no time exceeded the limitations set forth in Section 8.11 of the Agreement.

Very truly yours,

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer
c/c  The Banks

3rd A&R Credit Agreement [Enserco] Exhibit E
011038.0122\517034.09

EXHIBIT H

FORM OF SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made as of the _____ day of __________, 20__, by and between FORTIS CAPITAL CORP. (“Agent”), as Agent for the ratable benefit of the Banks (hereinafter defined), the Swap Banks (as defined in the Credit Agreement), ___________________________ (the Subordinated Creditor”) and acknowledged by ENSERCO ENERGY INC., a South Dakota corporation(“Borrower”).

RECITALS

WHEREAS, Agent and the Banks have made, or in the future may make, credit accommodations available to Borrower, pursuant to the terms and provisions of that certain Third Amended and Restated Credit Agreement dated to be effective as of May __, 2009 (as amended, modified, supplemented, extended, restated and/or replaced from time to time, the “Credit Agreement”) among Agent, the Borrower and the banks and financial institutions from time to time party thereto (collectively, the “Banks”); and

WHEREAS, Subordinated Creditor has made, or in the future may make, credit accommodations available to Borrower; and

WHEREAS, in order to induce Agent and the Banks to consider making the credit accommodations described above available to Borrower in the future, Subordinated Creditor has agreed to subordinate certain of its rights and claims now existing or hereafter arising against Borrower to the rights and claims of Agent and the Banks now existing or hereafter arising against Borrower, all in accordance with the terms and provisions of this Agreement; and

WHEREAS, the parties hereto are entering into this Agreement in order to set forth their agreements as to payment of the Senior Indebtedness (hereinafter defined) and the Junior Indebtedness (hereinafter defined) and their agreements as to certain other matters including but not limited to lien priorities.

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

As used in this Agreement, the terms defined above shall have their respective meanings set forth above and the following terms shall have the following meanings:

“Collateral” shall mean any and all property which now constitutes or hereafter will constitute collateral or other security for payment of the Senior Indebtedness pursuant to the Senior Documents or otherwise.

“Default” shall have the meaning set forth in the Credit Agreement.

“Distribution” by any Person shall mean (a) with respect to any stock issued by such Person, the retirement, redemption, purchase or other acquisition for value of any such stock, (b) the declaration or payment of any dividend or other distribution on or with respect to any such stock, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any such stock, and (d) any other payment (other than ordinary salaries to employees or advances made in the ordinary course of business to employees for travel or other expenses incurred in the ordinary course of business) by such Person to or for the benefit of the holder of any such stock.

“Event of Default” shall have the meaning set forth in the Credit Agreement.

“Federal Bankruptcy Code” shall have the meaning set forth in Article VIII of this Agreement.

“Junior Creditor” shall mean the Subordinated Creditor and its successors and assigns.

“Junior Documents” shall mean any and all agreements, documents and instruments evidencing, governing or executed or delivered in connection with the Junior Indebtedness.

“Junior Indebtedness” shall mean any and all indebtedness, obligations and liabilities of every kind and character of Borrower now or hereafter owing to any party to this Agreement other than Senior Creditor, including, without limitation, the indebtedness evidenced and to be evidenced by the Junior Documents, whether such indebtedness, obligations and liabilities are direct or indirect, primary or secondary, joint, several or joint and several, fixed or contingent and whether incurred by Borrower as maker, endorser, guarantor or otherwise.

“Permitted Payments” shall have the meaning set forth in Article IV of this Agreement.

“Person” shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a governmental authority.

“Proceeds” shall have the meaning assigned to it under the Uniform Commercial Code, shall also include “products” (as defined in the Uniform Commercial Code), and, in any event, shall include, but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty, letter of credit or guaranty or collateral security payable to any grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the owner of the Collateral from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Senior Creditor” shall mean Agent and its successors and assigns.

“Senior Documents” shall mean any and all agreements, documents and instruments evidencing, governing or executed or delivered in connection with the Senior Indebtedness or the Senior Creditor’s interests in the Collateral, including, without limitation, the Credit Agreement.

“Senior Indebtedness” shall mean any and all indebtedness, obligations and liabilities of every kind and character of Borrower under the Credit Agreement or the other Loan Documents, whether such indebtedness, obligations and liabilities are direct or indirect, primary or secondary, joint, several or joint and several, fixed or contingent and whether incurred by Borrower as maker, endorser, guarantor or otherwise, including, without limitation, any and all indebtedness, obligations and liabilities of Borrower now or hereafter owing to Senior Creditor pursuant to or evidenced by the Senior Documents.

ARTICLE II

RIGHTS IN COLLATERAL

2.01           Priorities Regarding Collateral.  The Junior Creditor covenants and agrees that it will not take or hold any liens or security interests on any property of Borrower.  If for any reason, however, the Junior Creditor does obtain a lien or security interest in the Collateral, any and every lien and security interest in the Collateral in favor of or held for the benefit of the Senior Creditor has and shall have priority over any lien or security interest that Junior Creditor has or might have or acquire in the Collateral notwithstanding any statement or provision contained in the Junior Documents or otherwise to the contrary and irrespective of the time or order of filing or recording of financing statements, deeds of trust, mortgages or other notices of security interests, liens or assignments granted pursuant thereto, and irrespective of anything contained in any filing or agreement to which any party hereto or its respective successors and assigns may now or hereafter be a party, and irrespective of the ordinary rules for determining priorities under the Uniform Commercial Code or under any other law governing the relative priorities of secured creditors.

2.02           Management of Collateral.  Senior Creditor shall have the exclusive right to manage, perform and enforce the terms of the Senior Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment including, but not limited to, the exclusive right to take or retake possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral, pursuant to a foreclosure or otherwise.  Notwithstanding any rights or remedies available to the Junior Creditor under applicable law or under any document or instrument evidencing, securing or otherwise executed in connection with the incurrence of the obligations contemplated by the Junior Documents, Junior Creditor shall not be permitted to foreclose upon their security interests in any of the Collateral, or to exercise similar remedies with respect thereto, so long as any of the Senior Indebtedness shall continue to exist, and only the Senior Creditor shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral.  Junior Creditor will not in any manner interfere with Senior Creditor’s security interests in the Collateral unless and until Borrower has satisfied in full the Senior Indebtedness and Senior Creditor has given Junior Creditor written notice thereof.  The Junior Creditor waives notice of, and agrees not to challenge the method, manner, time, place or terms, of any disposition of the Collateral by Senior Creditor.  Accordingly, should Senior Creditor elect to exercise its rights and remedies with respect to any of the Collateral, Senior Creditor may proceed to do so without regard to any interest of the Junior Creditor, and the Junior Creditor waives any claims that it may have against Senior Creditor for any disposition of the Collateral.  The Junior Creditor agrees, whether or not a default has occurred in the payment of any indebtedness or the performance of any other obligations to it, that any liens on and security interests in the Collateral or any portion thereof that it might have or acquire shall automatically be fully released ipso facto as to all indebtedness and other obligations secured thereby owing to Junior Creditor if and when Senior Creditor releases its lien in and security interest on such Collateral in the event of any sale, disposition or other realization by Senior Creditor (or any agent therefore) upon such Collateral.

ARTICLE III

PROCEEDS

3.01           Distribution of Proceeds of Collateral.  At any time during which all or any part of the Senior Indebtedness remains outstanding, and whether or not the same is then due and payable, the Proceeds of any sale, disposition or other realization by Senior Creditor (or any agent therefore) upon all or any part of the Collateral shall be applied first to the payment in full of all Senior Indebtedness in such order as Senior Creditor shall determine in its sole discretion.

3.02           Contingent Obligations.  For purposes of distributing the Proceeds of Collateral pursuant to this Article III, the portion of Senior Indebtedness consisting of loans or advances not yet made by Senior Creditor to Borrower under the Senior Documents (including, but not limited to, amounts with respect to letters of credit outstanding and reimbursement for fees, costs and expenses) shall be considered Senior Indebtedness then outstanding, and the Senior Creditor shall have the right to retain, in a cash collateral account, cash collateral equal to the amount thereof which Senior Creditor determines, in its sole good faith discretion, may arise or exist from time to time.

3.03           Holding of Proceeds in Trust.  Except as provided for in Article IV of this Agreement, in the event the Junior Creditor receives Proceeds of the Collateral, Junior Creditor shall be deemed to hold all of such Proceeds in trust for the benefit of Senior Creditor until the proper application thereof in accordance with Section 3.1 hereof.  The Junior Creditor shall not seek to challenge the validity, enforceability, priority or perfection of any of the Senior Documents if the purpose or effect thereof would in any manner defeat or delay the distribution of the Proceeds of any Collateral in the manner set forth in Section 3.1 hereof.

ARTICLE IV

SUBORDINATION

The Junior Creditor covenants and agrees that the Junior Indebtedness, howsoever evidenced and whether now existing or hereafter incurred, shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior Indebtedness:

(a)           The holder of the Senior Indebtedness shall first be finally and irrevocably paid in cash an aggregate amount equal to the principal thereof and termination fees, if any, interest at the time due thereon, and all other costs, fees, expenses and/or obligations now or hereafter owing thereunder, before any payment or Distribution of any character, whether in cash, securities or other property, shall be made on account of the Junior Indebtedness or otherwise to or for the benefit of Junior Creditor; and any payment or Distribution of any character, whether in cash, securities or other property, which would otherwise, but for the provisions of this Article IV, be payable or deliverable in respect of the Junior Indebtedness or otherwise shall be paid or delivered directly to the holder of the Senior Indebtedness (or its duly authorized representatives), until all the Senior Indebtedness shall have been paid in full.

(b)           Notwithstanding the provisions of subparagraph (a) of this Article IV, Borrower may pay interest on the unpaid principal balance of the Junior Indebtedness on a monthly basis in arrears and make both scheduled payments and prepayments of principal on the terms and conditions set forth in the Junior Documents (the “Permitted Payments”); provided, however, that as a condition precedent to Borrower’s right to make (and the Junior Creditor’s rights to receive) any and all such Permitted Payments, there shall not have occurred or then exist a Default or Event of Default under any of the Senior Indebtedness or any of the Senior Documents, or an event or condition which with notice, lapse of time or the making of such payment would constitute a Default or Event of Default under any of the foregoing.

(c)           The Junior Creditor agrees to promptly notify the Senior Creditor in writing of any default or event of default on any Junior Indebtedness or otherwise or under any of the Junior Documents and further agrees not to exercise any right or remedy or take any enforcement action with respect to any default or event of default on any of the Junior Indebtedness or otherwise or under any of the Junior Documents until such time as the Senior Indebtedness has been paid in full.  Without limiting any of the foregoing, any failure of Borrower to perform any of its obligations to Junior Creditor as a result of any of the prohibitions, restrictions or limitations set forth in this Agreement shall not constitute the basis for a default or event of default on any Junior Indebtedness or under any Junior Documents.

(d)           No reimbursement, payment, direct or indirect, or disbursement of other property or assets of Borrower shall be made by Borrower on account of the Junior Indebtedness or otherwise or received, accepted, retained or applied by the Junior Creditor (except for the account and benefit of Senior Creditor, which shall be held in trust for Senior Creditor or except for Permitted Payments as allowed in subparagraph (b) of this Article IV) until such time as the Senior Indebtedness has been finally and irrevocably paid in full in cash.

(e)           Without affecting Junior Creditor’s obligations set forth in this Agreement not to exercise any remedy as set forth in this Agreement, in the event that the Junior Creditor receives any payment of any character, whether in cash, securities, or other properties, payable or deliverable in respect of the Junior Indebtedness and (i) such payment would cause an event or condition to occur which, with notice, lapse of time, or both, would cause a Default or an Event of Default to occur under the Senior Documents; or (ii) such payment is made after a Default or an Event of Default has occurred under the Senior Documents; or (iii) such payment is made at a time that the management of Borrower knew or reasonably should have known that a Default or an Event of Default had occurred under the Senior Documents, or that such payment could reasonably be expected to cause a Default or an Event of Default to occur under the Senior Documents, then such cash, securities or other properties shall be held in trust for the benefit of the holder of the Senior Indebtedness and shall be paid or delivered to the holder of the Senior Indebtedness (or its authorized representatives), in the proportions in which it holds same, until all the Senior Indebtedness shall have been paid in full.

(f)           The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holder of the Junior Indebtedness, on the one hand, and the holder of the Senior Indebtedness on the other hand.  Nothing contained in this Agreement is intended to or shall impair, as between Borrower and its creditors other than the holder of the Senior Indebtedness and the holder of the Junior Indebtedness, the obligations of Borrower which are absolute and unconditional, to pay to the holder of the Junior Indebtedness the principal thereof and interest thereon as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights against Borrower of the holder of the Senior Indebtedness.

(g)           No right of any present or future holder of any of the Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or by any act in good faith or failure to act in good faith by any such holder, or by any noncompliance by Borrower with the covenants, agreements and conditions of the Junior Indebtedness, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(h)           Senior Creditor shall have no obligation to preserve the rights of the Collateral against any prior parties or to marshal any of the Collateral for the benefit of any Person.
ARTICLE V

BENEFIT OF AGREEMENT; AMENDMENT

This Agreement shall constitute a continuing offer to all persons who, in reliance upon such provisions, become a Senior Creditor, and such provisions are made for the benefit of each Senior Creditor and each of them may enforce such provisions.  The Junior Creditor agrees not to assign or transfer, at any time this Agreement remains in effect, any rights, claim or interest of any kind in or to any Junior Indebtedness without first notifying Senior Creditor and making such assignment expressly subject to this Agreement.  The provisions of the Junior Documents as in effect on the date hereof may not be amended or modified in any respect without the prior written consent of Senior Creditor.

ARTICLE VI

FURTHER ASSURANCES

Each of the parties hereto hereby agrees to promptly execute and deliver to the other parties hereto any and all such further instruments and documents and take such further action as such other parties may reasonably request in order to fully effect the purposes of this Agreement.
ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.01           Senior Creditor and Junior Creditor.  Each of the parties hereto hereby represents and warrants to the other party hereto that:

(a)           such party has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; and

(b)           this Agreement constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

ARTICLE VIII

BANKRUPTCY

The Junior Creditor agrees not to commence, or to join with any other creditor in commencing, any case under Title 11 of the United States Code, as amended and/or superseded (the “Federal Bankruptcy Code”) by or against Borrower or any of its property without the prior written consent of Senior Creditor.  The provisions of this Agreement shall continue in full force and effect, notwithstanding the commencement of a case under the Federal Bankruptcy Code by or against Borrower.  In furtherance of the foregoing, if Junior Creditor receives any property of, or payments from Borrower after the commencement of such a case on account of a secured claim which is subordinated by the terms of this Agreement (whether as “adequate protection” payments or otherwise), Junior Creditor shall immediately turn such property or payments over to the Senior Creditor.  To the extent that Junior Creditor has or acquires any rights under Section 363 or Section 364 of the Federal Bankruptcy Code with respect to the Collateral, the Junior Creditor hereby agrees not to assert such rights without the prior written consent of the Senior Creditor.  The Junior Creditor hereby grants to the Senior Creditor the right, but Senior Creditor shall not be obligated, to file, prove and vote claims on account of the Junior Indebtedness in any receivership, bankruptcy, or other proceeding under the Federal Bankruptcy Code commenced by or against Borrower.

ARTICLE IX

MISCELLANEOUS

9.01           No Waiver, Cumulative Remedies.  No failure to exercise, and no delay in exercising on the part of any party hereto, any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Agreement are cumulative and shall not be exclusive of any rights or remedies provided by law.

9.02           Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telegraph, telecopier, or telex) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or in the case of telex notice, when sent, answer back received, addressed as set forth below or to such address or other address as may be hereafter notified by the respective parties hereto:
To Senior Creditor:	Fortis Capital Corp.
15455 North Dallas Parkway
Suite 1400
Addison, Texas 75001
Attention: Corey Hingson
Phone: (214) 866-2535
Fax: (214) 969-9332

To Junior Creditor:	_________________________
_________________________
_________________________
Attention:_________________
Telephone:________________
Facsimile:_________________
9.03           GOVERNING LAW.  THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS, TRANSFEREES AND ASSIGNS.

9.04           Amendments and Waivers.  Neither this Agreement nor any of the terms hereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by each of the parties hereto.

9.05           Exculpation.  Neither the Senior Creditor nor its agents have made to the other parties hereto nor do any of them hereby or otherwise make any representations or warranties, express or implied, nor do they assume any liability with respect to (i) obligors under any instruments of guarantee; (ii) the enforceability, validity, value or collectibility of the Senior Indebtedness, any Collateral therefore, or any guarantee or security which may have been granted to any of them in connection with the Senior Documents; or (iii) Borrower’s title or right to transfer any collateral or security.  No party hereto shall be liable to any other party hereto for any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on its part or its respective agents, officers, employees or attorneys with respect to any transaction relating to the Collateral or this Agreement.  To the maximum extent permitted by law, except as otherwise provided herein, the Junior Creditor waives any claim it might have against Senior Creditor with respect to, or arising out of, the handling of the Collateral (including, without limitation, any such claim based upon the timing or method of realizing upon such Collateral).

9.05           Third Party Rights.  This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or other interest under, or because of the existence of, this Agreement.

9.06           Termination.  This Agreement shall terminate upon the final and indefeasible payment in full of all the Senior Indebtedness and the termination of all of the Senior Documents.

9.07           Counterparts.  This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

9.08           Legend.  All promissory notes issued in connection with the Junior Indebtedness shall contain a legend substantially in the form of the following:

i)                      “THIS PROMISSORY NOTE, AND PAYMENT AND ENFORCEMENT HEREOF, IS SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF ________________, 20__ BETWEEN FORTIS CAPITAL CORP., AS AGENT, AND _________________________________ AS SUCH SUBORDINATION AGREEMENT MAY BE AMENDED FROM TIME TO TIME.”

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[EXECUTION PAGES TO FOLLOW]

3rd A&R Credit Agreement [Enserco] Exhibit H
011038.0122\517034.09

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

SENIOR CREDITOR:

FORTIS CAPITAL CORP.,

as Agent

By:

Name:

Title:

By:

Name:

Title:

JUNIOR CREDITOR:

By:

Name:

Title:

3rd A&R Credit Agreement [Enserco]                                                               Exhibit H
011038.0122\517034.09

ACKNOWLEDGMENT BY ENSERCO ENERGY INC.,
                    Enserco Energy Inc. hereby acknowledges receipt of a copy of the foregoing Subordination Agreement and agrees that, except as otherwise provided by the foregoing Subordination Agreement, it will not pay any indebtedness subordinated by the foregoing Subordination Agreement until all the Senior Indebtedness shall have been paid in full.

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer

3rd A&R Credit Agreement [Enserco] Exhibit H
011038.0122\517034.09

EXHIBIT I

FORM OF

NOTICE OF BORROWING BASE SUB-CAP ELECTION

[Date]

Fortis Capital Corp
15455 North Dallas Parkway	1221 Avenue of the Americas
Suite 1400	New York, New York 10020
Addison, Texas 75001
Attention: Corey Hingson	Attention: Chung-Taek Oh
Telephone: (214) 866-2535	Telephone: (212) 278-6345
Facsimile: (214) 969-9332	Facsimile: (212) 278-7953
·
Re:           Third Amended and Restated Credit Agreement, dated to be effective as of May __, 2009 (as amended or supplemented from time to time, the “Agreement”), by and among Enserco Energy Inc. (the “Borrower”), the banks that from time to time are parties thereto, and Fortis Capital Corp., as Agent

Ladies and Gentlemen:

The Borrower, acting through its duly authorized Responsible Officers (as that term is defined in the Agreement), notifies the Banks that Borrower elects a Borrowing Base Sub-Cap of $200,000,000 and certifies to each of the Banks that the Borrower is in compliance with the Agreement and in particular certifies the following as of ____________:

I. Elected L/C Sub-limit Caps:

Elections
(a)Performance L/Cs	25,000,000
(b)90 Day Transportation and Storage L/Cs 1	50,000,000
(c)365 Day Transportation and Storage L/Cs 1	50,000,000
(d)90 Day Swap L/Cs	50,000,000
(e)365 Day Swap L/Cs	50,000,000
(f)90 Day Supply L/Cs	200,000,000
(g)365 Day Supply L/Cs	25,000,000
1  Aggregate amount may not exceed $100,000,000.

II.

3rd A&R Credit Agreement [Enserco] Exhibit I
011038.0122\517034.09

Financial Covenants and Net Cumulative Loss Covenant:

	Actual	Requirement
Net Working Capital ($)	__________	50,000,000 1
Tangible Net Worth ($)	___________	50,000,000 1
Total Liabilities to Tangible Net Worth	__________	5:11
Net Cumulative (Loss) / Gain	__________	(23,490,616)
1 Based on the Borrowing Base Sub-Cap above, and Section 7.15(a) through (c) and 8.11(b) of the Agreement, as applicable.

III.  Other Covenants

	Actual	Requirement
Net Fixed Price Volumes:
Natural Gas (MMBTU’s)	_________ 2	3,000,000
Crude Oil and Distillates (bbls)	_________ 2	50,000
Value-at-Risk (1-day/95%):
Proprietary ($)	__________ 3	8,000,000
Transportation ($)	__________3	10,000,000
Unhedged Transportation Exposure ($)	__________4	___________
2 Represents maximum Net Fixed Price Volumes since the date of the previous Compliance Certificate.
3 Represents maximum VAR since the date of the previous Compliance Certificate.
                4  Represents maximum Unhedged Transportation Exposure since the date of the previous Compliance Certificate.

Further, the undersigned hereby certifies that (i) the Net Fixed Price Volume of natural gas and the Net Fixed Price Volume of crude oil and distillates for crude blending has at no time exceeded the limitations set forth in Section 8.11 of the Agreement, (ii) the Unhedged Transportation Exposure has at no time exceeded the limitations set forth in Section 8.15 of the Agreement, (iii) the Proprietary Value-at-Risk has at no time exceeded the limitations set forth in Section 8.16 of the Agreement, (iv) the Transportation Value-at-Risk has at no time exceeded the limitations set forth in Section 8.17 of the Agreement, and (v) that the undersigned has no knowledge of any Defaults or Events of Defaults under the Agreement which existed from the Closing Date of the Agreement or which exist as of the date of this letter.

The undersigned also certifies that the accompanying financial statements present fairly, in all material respects, the financial condition of the Borrower as of ____________, and the related results of operations for the ___________ then ended, in conformity with generally accepted accounting principles and in conformity with the definition of Economic Basis under the Agreement.

Very truly yours,

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer
 c/c The Banks

3rd A&R Credit Agreement [Enserco] Exhibit H
011038.0122\517034.09

EXHIBIT K

FORM OF

NOTICE OF NINETY (90) DAY SWAP L/C CAP ELECTION

[Date]

Fortis Capital Corp.

15455 North Dallas Parkway

Suite 1400

Addison, Texas  75001

Attention:  Corey Hingson

Telephone:  (214) 866-2535

Facsimile:  (214) 969-9332

·
Re:           Third Amended and Restated Credit Agreement, dated to be effective as of May __, 2009 (as amended or supplemented from time to time, the “Agreement”), by and among Enserco Energy Inc. (the “Borrower”), the banks that from time to time are parties thereto, and Fortis Capital Corp., as Agent

Ladies and Gentlemen:

The Borrower, acting through its duly authorized Responsible Officers (as that term is defined in the Agreement), notifies the Banks that Borrower elects a Ninety (90) Day Swap L/C Cap of $___________ and certifies to each of the Banks that the Borrower is in compliance with the Agreement and in particular certifies the following as of ____________:  the Borrowing Base Sub-Cap is $__________.

Further, the undersigned hereby certifies (i) that the Net Fixed Price Volume has at no time exceeded the limitations set forth in Section 8.11 of the Agreement; (ii) that the undersigned has no knowledge of any Defaults under the Agreement which existed as of May __, 2009 or which exist as of the date of this letter and giving effect to the Borrowing Base Sub-Cap requested herein; and (iii) all of Borrower’s representations and warranties under the Agreement are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date).
Very truly yours,

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer

3rd A&R Credit Agreement [Enserco] Exhibit K
011038.0122\517034.09

EXHIBIT L

FORM OF

NOTICE OF THREE HUNDRED SIXTY-FIVE (365) DAY SWAP L/C CAP ELECTION

[Date]

Fortis Capital Corp.

15455 North Dallas Parkway, Suite 1400

Addison, Texas  75001

Attention:  Corey Hingson

Telephone:  (214) 866-2535

Facsimile:  (214) 969-9332

·
Re:           Third Amended and Restated Credit Agreement, dated to be effective as of May __, 2009 (as amended or supplemented from time to time, the “Agreement”), by and among Enserco Energy Inc. (the “Borrower”), the banks that from time to time are parties thereto, and Fortis Capital Corp., as Agent

Ladies and Gentlemen:

The Borrower, acting through its duly authorized Responsible Officers (as that term is defined in the Agreement), notifies the Banks that Borrower elects a Three Hundred Sixty-Five (365) Day Swap L/C Cap of $___________ and certifies to each of the Banks that the Borrower is in compliance with the Agreement and in particular certifies the following as of ____________:  the Borrowing Base Sub-Cap is $__________.

Further, the undersigned hereby certifies (i) that the Net Fixed Price Volume has at no time exceeded the limitations set forth in Section 8.11 of the Agreement; (ii) that the undersigned has no knowledge of any Defaults under the Agreement which existed as of May __, 2009 or which exist as of the date of this letter and giving effect to the Borrowing Base Sub-Cap requested herein; and (iii) all of Borrower’s representations and warranties under the Agreement are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date).
Very truly yours,

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer

c/c The Banks

3rd A&R Credit Agreement [Enserco] Exhibit L
011038.0122\517034.09

EXHIBIT M

FORM OF

NOTICE OF TRANSPORTATION L/C CAP ELECTION

[Date]

Fortis Capital Corp.

15455 North Dallas Parkway, Suite 1400

Addison, Texas  75001

Attention:  Corey Hingson

Telephone:  (214) 866-2535

Facsimile:  (214) 969-9332

·
Re:           Third Amended and Restated Credit Agreement, dated to be effective as of May __, 2009 (as amended or supplemented from time to time, the “Agreement”), by and among Enserco Energy Inc. (the “Borrower”), the banks that from time to time are parties thereto, and Fortis Capital Corp., as Agent

Ladies and Gentlemen:

The Borrower, acting through its duly authorized Responsible Officers (as that term is defined in the Agreement), notifies the Banks that Borrower elects a Transportation L/C Cap of $___________ and certifies to each of the Banks that the Borrower is in compliance with the Agreement and in particular certifies the following as of ____________:  the Borrowing Base Sub-Cap is $__________.

Further, the undersigned hereby certifies (i) that the Net Fixed Price Volume has at no time exceeded the limitations set forth in Section 8.11 of the Agreement; (ii) that the undersigned has no knowledge of any Defaults under the Agreement which existed as of May __, 2009 or which exist as of the date of this letter and giving effect to the Borrowing Base Sub-Cap requested herein; and (iii) all of Borrower’s representations and warranties under the Agreement are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date).
Very truly yours,

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer
c/c The Banks

3rd A&R Credit Agreement [Enserco] Exhibit M
011038.0122\517034.09

EXHIBIT N

FORM OF

ASSIGNMENT OF HEDGING ACCOUNT

WHEREAS, the undersigned, Enserco Energy Inc., a South Dakota corporation (the “Debtor”), whose address is 350 Indiana Street, Suite 400, Golden, Colorado 80401 has a certain futures account (No. ____________) (the “Account”) with ______________ hereafter called “_______________” whose address is _____________________________________;

WHEREAS, Debtor is now or will be indebted to Fortis Capital Corp., as Agent (the “Agent”) for the ratable benefit of the banks (the “Banks”) which are parties to that certain Third Amended and Restated Credit Agreement dated as of May __, 2009, by and among Debtor, Agent and the Banks (as amended from time to time, the “Credit Agreement”), and Swap Banks (as defined in the Credit Agreement), and expects to incur additional indebtedness to the Banks and the Swap Banks, including, but not limited to, for the purpose of financing futures hedging transactions in refined petroleum products; and

NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

As additional security for any and all obligations, liabilities and indebtedness of Debtor to Agent, the Banks and the Swap Banks (each as defined above), and their affiliates, direct or indirect, now existing or hereafter arising, of whatsoever kind or character, absolute or contingent, arising under or related to the Credit Agreement and the Swap Contracts, including without limitation, all Obligations (as defined in the Credit Agreement), obligations under the Swap Contracts, and any and all renewals, extensions for any period, rearrangements and modifications of any of the foregoing, the Debtor hereby pledges to grant a security interest in and assign and transfer to Fortis Capital Corp., as Agent for the Banks and the Swap Banks, hereinafter called the Secured Party, located at [Three Stamford Plaza, 301 Tresser Boulevard, Stamford, CT 06901-3239], the Account and all related monies, securities, instruments, documents, futures contracts, open positions, together with the proceeds and products thereof, and in any other property or funds which may hereafter accumulate or become withdrawable from or paid out of the Account, including any balances which may remain to the credit of the Account upon the closing thereof; subject, however, to the prior payment of all indebtedness of the Debtor to ________________ solely with respect to the Account, as such may exist from time to time in the Account, including fees and commissions which may have been incurred in connection with Debtor’s transactions with ________________ solely with respect to the Account, and further subject to ________________’ lien and the right of foreclosure thereof in connection with any indebtedness of Debtor to ________________ solely with respect to the Account (including, but not limited to, any right of ________________ to close out open positions of the Debtor without prior demand for additional margin and without prior notice).  Except for amounts owing to ________________ solely with respect to the Account, ________________ waives all rights of set-off, attachment and other similar rights against the Account.

The Secured Party is hereby authorized and fully empowered, without further authority from the Debtor, to receive any funds that may be due to the Debtor; and, ________________ is hereby authorized and directed to pay to the Secured Party such funds as the Secured Party shall request or demand of ________________ that may hereafter be withdrawable or payable out of the Account, without the consent of or notice to, the Debtor.

If, at any time during the continuance of any futures contract or contracts in the Account, ________________ may require additional margin with respect to such contract or contracts, the Secured Party may, but shall not be obligated to, advance to ________________ on behalf of the Debtor such amounts as may be requested by ________________ or enter appropriate liquidating orders; provided, however, that the Debtor shall in all respects remain liable to the Secured Party for any amounts so advanced pursuant to the terms of any agreement entered into between the Secured Party and the Debtor in connection with the transactions covered by this Agreement.  Nothing contained herein shall be construed to prevent or in any way limit the rights of ________________ to liquidate the Account whenever, in ________________’ discretion, ________________ deems it necessary to protect its interests.

The Debtor hereby constitutes and appoints the Secured Party as its true, lawful and irrevocable attorney to demand, receive and enforce payments and to give receipts, releases and satisfactions for all monies payable to the Debtor, and this may be done in the name of the Secured Party with the same force and effect as the Debtor could do had this Agreement not been made.  Any and all monies or payments which may be received by the Debtor, to which the Secured Party is entitled under and by reason of this Agreement, will be received by the Debtor as trustee for the Secured Party, and will be immediately delivered in kind to the Secured Party without commingling.

Nothing herein contained shall be construed so as to prevent the Debtor from remaining the owner, subject to the interest of the Secured Party as it may appear, of the Account.  ________________ acknowledges that it is acting as bailee in possession for the benefit of Secured Party.  Until the Secured Party elects to the contrary and delivers notice of such election in writing to ________________, the Debtor may make such additional transactions in the Account as ________________ shall be willing to accept for execution.  In the event the Secured Party does make such election and does deliver such notice in writing to ________________, the Debtor shall not thereafter execute any transactions in the Account and ________________ shall not accept for execution any such transactions without the concurrence of the Secured Party, except transactions in liquidation of any then outstanding futures positions.  Upon receipt by ________________ of notice of such election and if directed by the Secured Party, ________________ will attempt to promptly cancel any open orders which had been entered by the Debtor but had not yet been executed at the time such notification is received.  If ________________ is unable to cancel such orders before they are executed, the transactions will be considered valid and binding on the Debtor and the Secured Party.  Notwithstanding any of the foregoing to the contrary, however, under no circumstances shall any payments be made from the Account to Debtor.  Rather, all payments shall be made to Secured Party for the account of the Debtor.

Whenever the Secured Party deems it necessary for its protection, it shall be entitled, without the consent or concurrence of, or prior notice to, the Debtor, to direct ________________ to liquidate any or all then outstanding open positions in the Account and to direct ________________ to pay to it, the Secured Party, the credit balance as shall exist in the Account after such liquidation and after the payment to ________________ of all indebtedness of the Debtor to ________________ relating solely to the Account.

Any sums paid by ________________ from the Account to the Secured Party under this Agreement shall be paid for the account of the Debtor and applied by the Secured Party to the payment of any indebtedness secured hereby, including principal and accrued interest, then owing by the Debtor to the Secured Party.  The receipt or receipts of the Secured Party for such funds so paid to it by ________________ shall as to ________________ operate as the receipt of the Debtor as fully and as complete as if funds had been paid to the Debtor in person and receipted for by the Debtor.

The Secured Party is hereby authorized and empowered to receive from ________________, and ________________ is authorized and directed to deliver to the Secured Party, for its information, copies of the following written documents: confirmations of all contracts executed for the account of the Debtor, monthly statements of the Debtor, notices of liquidation sent to the Debtor and copies of any written communications pertaining to the Account which may be sent to the Debtor from time to time.

As between the Debtor and the Secured Party, this instrument shall remain in full force and effect until cancelled in writing by the Secured Party.  Any cancellation of this instrument shall be without effect as to ________________ until receipt by ________________ of written notice from the Secured Party advising ________________ of the termination of said Agreement.

The Debtor hereby represents and warrants to the Secured Party that the Account above assigned have not heretofore been alienated or assigned.

This Agreement shall be binding upon the Debtor and upon their administrators, successors and assigns and it shall be binding upon and inure to the benefit of any successors of the Secured Party and ________________.

This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

3rd A&R Credit Agreement [Enserco] Exhibit N
011038.0122\517034.09

Dated as of the _______ day of ________, 20__.

SECURED PARTY:

FORTIS CAPITAL CORP.

as Agent

By:

Name:

Address:

15455 North Dallas Parkway

Suite 1400

Addison, Texas 75001

Attention: Corey Hingson

Telephone: (214) 866-2535

Facsimile: (214) 969-9332

DEBTOR:

ENSERCO ENERGY INC.

a South Dakota corporation

By:

Name:

Responsible Officer

Address: 350 Indiana Street, Suite 400

Golden, Colorado 80401

3rd A&R Credit Agreement [Enserco]serco                                                                                                                                           Exhibit N
011038.0122\517034.09

ACKNOWLEDGMENT

TO:	Fortis Capital Corp.

15455 North Dallas Parkway

Suite 1400

Addison, Texas 75001

Attention: Corey Hingson

Telephone: (214) 866-2535

Facsimile: (214) 969-9332

________________, Inc. located at ___________________________, hereby acknowledges receipt of a copy of the above mentioned Agreement and agrees to abide by the terms and conditions thereof to the extent of its obligations as described therein.  No previous assignment or claims against the above described Account has been received by the undersigned.

DATED as of the ____ day of ______________, 20__.

By:_________________________

Name:_______________________

Title:________________________

3rd A&R Credit Agreement [Enserco]                                                                                                                                Exhibit N
011038.0122\517034.09

EXHIBIT O-1

NOTICE OF SUBSCRIPTION INCREASE

[Date]

Fortis Capital Corp.

15455 N. Dallas Parkway, Suite 1400

Addison, TX  75001

Attention:  Corey Hingson

The undersigned, Enserco Energy Inc. (the “Borrower”) refers to the Third Amended and Restated Credit Agreement dated to be effective as of May __, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among the Borrower, Fortis Capital Corp., as Agent, the Issuing Banks and Banks party thereto.  The Borrower hereby notifies you, pursuant to Section 2.01A of the Credit Agreement, that it hereby requests that the aggregate amount of the subscriptions of the Uncommitted Line Portions under the Credit Agreement be increased and the Banks identified in (c) below agree to make such subscriptions under the Credit Agreement, and in that connection sets forth below the information relating to such proposed Subscription Increase as required by Section 2.01A of the Credit Agreement:

(a)           the effective date of such increase of aggregate amount of the Banks’ subscriptions is ________________;

(b)           the amount of the requested Subscription Increase is $____________;

(c)           the Banks that have agreed with the Borrower to provide their respective Subscription Increases are _______________________________________________________ [INSERT NAMES OF BANKS AND THEIR RESPECTIVE SUBSCRIPTION INCREASES]; and

(d)           set forth on Annex I attached hereto is the amount of the respective subscriptions of all Banks as of the effective date of such Subscription Increase.

Delivery of an executed counterpart of this Notice of Subscription Increase by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Subscription Increase.

3rd A&R Credit Agreement [Enserco]                                                                                                                                Exhibit O-1
011038.0122\517034.09

Very truly yours,

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer

Approved and Consented to by:

FORTIS CAPITAL CORP.,

a Connecticut corporation
       By:

       Name:

       Title:

[ISSUING BANK],

a ____________________

By:

Name:

Title:

[ISSUING BANK],

a ____________________

By:

Name:

Title:

[ISSUING BANK],

a ____________________

By:

Name:

Title:

3rd A&R Credit Agreement [Enserco]                                                                                                                                Exhibit O-1
011038.0122\517034.09

ANNEX I

TO

NOTICE OF SUBSCRIPTION INCREASE

(as of ______________, 20__)

Bank	Amount of Subscription	Percentage of Total Subscription

____________ 100%

3rd A&R Credit Agreement [Enserco]                                                                                                                                Annex I
011038.0122\517034.09

EXHIBIT O-2

NOTICE OF COMMITTED LINE PORTION INCREASE

[Date]

Fortis Capital Corp.

15455 N. Dallas Parkway, Suite 1400

Addison, TX  75001

Attention:  Corey Hingson

The undersigned, Enserco Energy Inc. (the “Borrower”) refers to the Third Amended and Restated Credit Agreement dated to be effective as of May __, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among the Borrower, Fortis Capital Corp., as Agent, the Issuing Banks and Banks party thereto.  The Borrower hereby notifies you, pursuant to Section 2.01B of the Credit Agreement, that it hereby notifies you that the aggregate amount of the subscriptions of the Uncommitted Line Portions under the Credit Agreement shall be increased and the Banks identified in (c) below shall make such subscriptions under the Credit Agreement, and in that connection sets forth below the information relating to such proposed Committed Line Portion Increase as required by Section 2.01B of the Credit Agreement:

(a)           the effective date of such increase of aggregate amount of the Banks’ subscriptions is ________________;

(b)           the amount of the Committed Line Portion Increase is $____________;

(c)           the Banks that will provide their respective Committed Line Portion Increases are _______________________________________________________ [INSERT NAMES OF BANKS AND THEIR RESPECTIVE COMMITTED LINE PORTION INCREASES]; and

(d)           set forth on Annex I attached hereto is the amount of the respective subscriptions of all Banks as of the effective date of such Committed Line Portion Increase.

Delivery of an executed counterpart of this Notice of Committed Line Portion Increase by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Committed Line Portion Increase.

3rd A&R Credit Agreement [Enserco]                                                                                                                                Exhibit O-2
011038.0122\517034.09

Very truly yours

ENSERCO ENERGY INC.,
a South Dakota corporation

By:

Name:
Responsible Officer

Approved and Consented to by:

FORTIS CAPITAL CORP.,

a Connecticut corporation
         By:
         Name:
       Title:

[ISSUING BANK],

a ____________________

By:
Name:
Title:

[ISSUING BANK],

a ____________________

By:
Name:
Title:

[ISSUING BANK],

a ____________________

By:
Name:
Title:

3rd A&R Credit Agreement [Enserco]                                                                                                                                Exhibit O-2
011038.0122\517034.09

ANNEX I

TO

NOTICE OF COMMITTED LINE PORTION INCREASE

(as of ______________, 20__)

Bank	Amount of Committed Line Portion Increase	Total Committed Line Portion	Percentage of Total Committed Line Portion

____________ 100%

3rd A&R Credit Agreement [Enserco]                                                                                                                                Exhibit O-2
011038.0122\517034.09

EXHIBIT P

(AGENT BANK LETTERHEAD)

FORM OF AGENT CONFIRMATION OF

LETTER OF CREDIT ISSUANCE/ AMENDMENT APPROVAL

[Date]

To:  [Issuing Bank]

Re:  Confirmation of Approval

Dear [Issuing Bank]:

·
Re:           Third Amended and Restated Credit Agreement, dated to be effective as of __(as amended or supplemented from time to time, the “Agreement”), by and among Enserco Energy Inc., (the “Borrower”), the Banks that from time to time are parties thereto, and Fortis Capital Corp., as Agent

Pursuant to Section 3.02(a) of the Agreement, the Agent hereby confirms that the [Issuance/Amendment] of the Letter of Credit requested by the Borrower as of _________, 20__, pursuant to its submission of the [L/C Application/ LC Amendment Application] attached hereto as Annex 1 is permitted in accordance with the terms of the Agreement and, immediately prior to and after giving effect to the Issuance of such Letter of Credit, no condition set forth in Section 3.01(b) of the Agreement shall exist or result therefrom.

FORTIS CAPITAL CORP.,

a Connecticut corporation

    By:
    Name:
    Title: